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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MAI SYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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MAI SYSTEMS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AUGUST 24, 2004

TO ALL STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of MAI Systems Corporation (the "Company" or "MAI"), a Delaware corporation, will be held at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Hollywood, California, on August 24, 2004 at 10:00 a.m., for the following purposes:

  1.
  To elect four (4) directors to serve for the ensuing year and until their successors are elected.

  2.
  To approve the actions of senior management, including (i) the conversion of $3,194,156 of Company indebtedness held by management into 31,941,560 shares of the common stock of the Company, and (ii) the investment of $1,000,000 in the Company in exchange for 10,000,000 shares of MAI common stock (the "Management Equity/Conversion Transaction").

  3.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 25,000,000 to 100,000,000, to allow for the conversion of indebtedness referenced in Proposal 2 above.

  4.
  To approve an amendment to the 2001 MAI Systems Corporation Restricted Stock Plan (the "2001 Restricted Stock Plan") in order to increase the number of shares of Common Stock reserved for issuance thereunder from 1,250,000 shares to an aggregate of 5,500,000 shares.

  5.
  To ratify the selection of BDO Seidman, LLP as the independent registered public accounting firm for the Company.

  6.
  To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

        Only stockholders of record at the close of business on July 15, 2004 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.

W. Brian Kretzmer Secretary

Lake Forest, California
July 26, 2004

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO
COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND
RETURN IT IN THE ENCLOSED ENVELOPE.

MAI SYSTEMS CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of MAI Systems Corporation ("MAI" or the "Company") for use at the 2004 Annual Meeting of Stockholders ("Annual Meeting") to be held August 24, 2004, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hollywood Roosevelt Hotel, 7000 Hollywood Boulevard, Hollywood, California. The Company's main telephone number is (949) 598-6000. These proxy solicitation materials were mailed on or about July 23, 2004, to all stockholders entitled to vote at the Annual Meeting.

Share Ownership as of the Record Date and Assuming Completion of the Management Equity/Conversion Transaction (Proposal 2)—Change in Control of the Company

        Stockholders of record at the close of business on July 15, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The closing price on the NASDAQ Over-the-Counter Bulletin Board for the Company's $0.01 par value Common Stock ("Common Stock") on the Record Date, as reported in The Wall Street Journal, was $0.16 per share. Set forth below is a summary of the beneficial owners of more than 5% of the Company's Common Stock (1) as of the Record Date and (2) as of the Record Date assuming the Management Equity/Conversion Transaction was completed on that date. Assuming completion of the Management Equity/Conversion Transaction, the Investor Group (as defined in Proposal 2) as an entity, combined with individual members of the Investor Group, will own more than a majority of the outstanding MAI shares and, if acting together, will be able to control all matters requiring approval of MAI's shareholders, including the election of directors. The ownership position of senior management, including officers and directors, and other members of the Investor Group will increase from 6,124,108 shares, or 41.73% of the 14,675,752 outstanding shares, to 48,065,668 shares, or 84.90% of the outstanding shares. The increased share ownership by the Investor Group will result in majority control by the Investor Group and represents a 'change in control' of the Company.

	As of the Record Date		After Completion of Management Equity/Conversion Transaction
Name and Address	Number of Shares	Percentage of Class(1)	Number of Shares	Percentage of Class(2)
Canyon Capital Advisors LLC group(3)	1,655,100	11.28%	1,655,100	2.92%
Richard S. Ressler(4)	3,341,308	22.77%	45,282,868	79.98%
W. Brian Kretzmer(5)	781,867	5.32%	781,867	1.37%
James W. Dolan(6)	345,833	2.36%	345,833	0.61%
Investor Group(7)	—	0.00%	44,374,893	78.38%

(1)
For each individual and group in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group, plus shares acquirable within 60 days of the Record Date by such person or group, by the sum of 14,675,752 shares of Common Stock outstanding on the Record Date, plus shares of Common Stock acquirable within 60 days of the Record Date by such person or group.

(2)
For each individual and group in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person, plus shares acquirable within 60 days of the Record Date by such person or group, by the sum of 14,675,752 shares of Common Stock outstanding on the Record Date, plus 41,941,560 new shares issued in the Management Equity/Conversion Transaction, shares of Common Stock acquirable within 60 days of the Record Date by such person or group.

(3)
Canyon Capital Advisors LLC, The Value Realization Fund L.P., The Value Realization Fund B, L.P., C.P.I. Securities, L.P., The Canyon Value Realization Fund (Cayman), Ltd., GRS Partners II, Mitchell R. Julis, Joshua S. Friedman and R. Christian B. Evensen, as a group, beneficially own 1,655,100 shares of Common Stock. The address of all of the above-referenced entities is 9665 Wilshire Boulevard, Suite 200, Beverly Hills, California 90212.

(4)
Mr. Ressler's address is c/o Orchard Capital Corporation, 6922 Hollywood Boulevard, Suite 900, Hollywood, California 90028. As of the Record Date, includes 2,433,333 shares of Common Stock acquired by the Investor Group from CSA over which Mr. Ressler has voting and dispositive control. Also includes 25,000 shares of Common Stock issuable upon exercise of options held by Mr. Ressler and 225,000 shares of Common Stock issuable upon exercise of options held by Orchard Capital Corporation, of which Mr. Ressler is the sole stockholder, each of which are currently exercisable; and 9,375 shares of Common Stock issuable upon exercise of options held by Mr. Ressler which are exercisable within 60 days of the Record Date and 12,500 shares of restricted Common Stock held by Mr. Ressler which are due to become unrestricted within 60 days of the Record Date. Assuming completion of the Management Equity/Conversion Transaction, includes 41,941,560 new shares of Common Stock over which Mr. Ressler will have voting and dispositive control. See "Compensation Committee Interlocks and Insider Participation."

(5)
Includes 558,333 shares of Common Stock issuable upon exercise of options or warrants held by Mr. Kretzmer that are currently exercisable. Also includes 33,333 shares of Common Stock issuable upon exercise of options held by Mr. Kretzmer which are exercisable within 60 days of the Record Date and 62,500 shares of restricted Common Stock held by Mr. Kretzmer which are due to become unrestricted within 60 days of the Record Date.

(6)
Includes 216,666 shares of Common Stock issuable upon exercise of options held by Mr. Dolan which are currently exercisable. Also includes 16,666 shares of Common Stock issuable upon exercise of options held by Mr. Dolan which are exercisable within 60 days of the Record Date and 37,500 shares of restricted Common Stock held by Mr. Dolan which are due to become unrestricted within 60 days of the Record Date

(7)
Includes 2,433,333 shares acquired from CSA and 41,941,560 new shares to be issued based upon the Management Equity/Conversion Transaction.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company before the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

        The cost of soliciting proxies will be borne by the Company. The Company has retained the services of its transfer agent, Mellon Investor Services ("Mellon"), to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Mellon a fee not to exceed $2,500 for its services and will reimburse Mellon and other third parties for certain out-of-pocket expenses estimated to be not more than $10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Stockholder Proposals

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2005 Annual Meeting of Stockholders must be received by the Company no later than January 15, 2005, in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

        If the Company is not notified of a stockholder proposal by March 5, 2005, then the management proxies may have the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

General

        A board of four (4) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting (neither of which events is expected), the proxies will be voted for such nominee as shall be designated by the current Board of Directors to fill the vacancy.

Vote Required

        A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the Record Date must be present or represented by proxy for the transaction of business at the Annual Meeting. Each share may vote for up to four director-nominees. Votes may not be cumulated. If a quorum is present, the four nominees receiving the highest number of votes will be elected to the Board of Directors, whether or not such number of votes for any individual represents a majority of the votes cast. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, however, will not be counted either in favor of or against the proposal.

        The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES
LISTED BELOW.

Nominees

        The names of the nominees, their ages at Record Date and certain other information about them are set forth below.

Name of Nominee	Age	Principal Occupation	Director Since
Richard S. Ressler	45	President, Orchard Capital Corporation	1995
Zohar Loshitzer	46	Executive Vice President, j2 Global Communications, Inc.	1998
Stephen Ross	55	Consultant, Warner Brothers	2001
Steven F. Mayer	44	Managing Director, Cerebus Capital Management, LLC	2001

        There is no family relationship between any director and any executive officer of the Company.

        Richard S. Ressler has been the Chairman of the Board and a director since 1995. He was our Chief Executive Officer from October 1994 until February 1997 and our President from October 1994 until May 1995. He has served in each of these capacities pursuant to a consulting agreement between the Company and Orchard Capital Corporation. Mr. Ressler is the founder and President of Orchard Capital, a firm that provides investment capital and advice to companies (including MAI) in which Orchard Capital or its affiliates invest. He has been a principal of Orchard Capital since 1994. Mr. Ressler is Chairman of CIM Group, Inc., which acts as an integrated real estate investment and management services firm for institutional investors. He has been a principal of CIM Group and its predecessor since 1994. Mr. Ressler has been Chairman of the Board and a director of j2 Global Communications, Inc., a leading unified messaging service provider, since 1997 and served as Chief

Executive Officer of j2 Global from March 1997 until January 2000, serving in each of these capacities pursuant to a consulting agreement between j2 Global and Orchard Capital.

        Zohar Loshitzer was appointed to our Board of Directors in January 1998. From July 1997 through December 31, 2000, he was Chief Information Officer, and in 2001 he became Executive Vice President, Corporate Strategy, for j2 Global Communications, Inc., a leading unified messaging services provider. From July 1997 through November 29, 2000, he also served as a member of the Board of Directors of j2 Global Communications, Inc. From August 2000 through December 31, 2001 he acted as a consultant with MAI Systems Corporation. Since 1995, he has also been a Managing Director of Orchard Telecom, a telecommunications consulting firm. From 1987 until 1995, he was the general manager and part owner of Life Alert, a nationwide emergency response service.

        Stephen Ross was elected to our Board of Directors in May 2001. He is currently a consultant for Warner Brothers. From 1989 to 2001 he was employed by Warner Brothers as Executive Vice President, Special Projects. He also served from 1992 through 2001 as a director of the Sea World Property Trust (an Australian theme park company). From 1986 through 1989 he was employed by Lorimar Telepictures Corp. as Senior Vice President and General Counsel. From 1981 through 1986 he worked with Telepictures Corp. where he was Senior Vice President, General Counsel and a member of the board of directors. He is currently a consultant. He also serves as a director of Grill Concepts, Inc., a restaurant company.

        Steven F. Mayer was elected to our Board of Directors in May 2001. Since December 2002, he has been Managing Director of Cerberus Capital Management, LLC, a private investment firm that manages funds and accounts with approximately $12.5 billion in aggregate committed capital. Cerberus invests primarily in businesses exhibiting the potential for business improvement and manages holdings in the United States and worldwide. From February 2002 until November 2002, Mr. Mayer was Executive Managing Director of Gores Technology Group, LLC, a private investment and management firm. From November 1996 until September 2001, he was a Managing Director and co-head of Corporate Finance of U.S. Bancorp Libra, the leveraged finance investment banking unit of U.S. Bancorp, and its predecessor company. He was also a Managing Director of Libra Capital Partners, L.P., an affiliated private equity firm that sponsors and invests in management-led buyouts, later stage growth financings, leveraged recapitalizations, corporate divestitures, and acquisitions. From June 1994 until November 1996, Mr. Mayer was a managing director of Aries Capital Group, LLC, a private investment firm that he co-founded. From April 1992 until June 1994, when he left to co-found Aries Capital Group, Mr. Mayer was a principal with Apollo Advisors, L.P. and Lion Advisors, L.P., affiliated private investment firms. Prior to that time, Mr. Mayer was an attorney with Sullivan & Cromwell specializing in mergers, acquisitions, divestitures, leveraged buyouts and corporate finance. Mr. Mayer currently serves as a director of Acterna Corporation, a leading telecommunications test and measurement company and Airway Industries, Inc., a leading luggage and travel accessories company.

Executive Officers

        The name, age and title of each executive officer of the Company, business experience for at least the past five years and certain other information concerning each such executive officer has been furnished by the executive officer and is set forth below. Executive officers are elected by the Board of Directors following the annual meeting of the Company's stockholders.

        W. Brian Kretzmer, 50, has been our Chief Executive Officer since August 1999 and was appointed as our President on September 10, 2000. He also served as our Chief Financial Officer from August 1999 until March 2000. From August 1997 until July 1999 he was Executive Vice President and Chief Financial Officer for Segue Corporation, a California based private company focused on providing support services to computer manufacturers utilizing internet commerce. From July 1991 until July 1997 he held various positions with MAI Systems Corporation, including Vice President, Corporate

Development, Controller, Vice President, Finance, Chief Financial Officer, and Chief Information Officer. From July 1995 until July 1996 he also served as the President and Chief Operating Officer of Gaming Systems International, which was at that time a wholly-owned subsidiary of MAI Systems Corporation.

        James W. Dolan, 45, has been our Chief Financial Officer since March 2000 and our Chief Operating Officer since March 2001. Previously, he served as our Vice President, Finance from September 1999 until March 2000. From 1985 to 1999, Mr. Dolan served in positions of increasing responsibility with the accounting firm of KPMG LLP. Most recently, he was senior manager, Los Angeles and Orange County, where he managed audit and consulting projects for companies ranging in size from start-up operations to large public multinational organizations. Mr. Dolan also served as KPMG's senior audit manager to MAI from 1994 through 1997.

Board Meetings and Committees

        The Board of Directors held one (1) meeting during the year ended December 31, 2003 and conducted business by written consent. The Company expects all Board members to attend its Annual Meeting. The last annual meeting was attended by each Board member. The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee.

        The Company does not have a Nominating Committee. The view of the Company's Board of Directors is that it is appropriate for the Company not to have such a committee because each member of the Board participates in the consideration of director nominees. Of the four Board members two are "independent' under the existing standards of the American Stock Exchange and two are not independent. The Board will only consider director nominees that have the requisite industry or financial experience to be able to advise and direct senior management in the Company's operations. The Board generally relies on its network of industry and financial contacts in evaluating potential Board members. The Board members have determined not to currently consider proposed director recommendations from stockholders because of the present limited size of the Board and its view that additional candidates, if required, are available through the Board's own network of prospects.

        Our Executive Committee was formed in November 1998. Mr. Loshitzer is presently the only member of this committee. This committee has all authority, consistent with the Delaware General Corporation Law, as may be granted to it by the Board of Directors. Presently, this committee's sole function is to coordinate management presentations to the Board of Directors. The Executive Committee held no formal meetings during 2003.

        Our Audit Committee currently consists of Messrs. Ross and Mayer, with one vacancy, intended to be filled after the Annual Meeting of Shareholders. None of the members of the Audit Committee have been our officers or employees and each member qualifies as an independent director under the existing standards of the Securities and Exchange Commission, the Sarbanes-Oxley Act of 2002, and the rules of the American Stock Exchange. The Board of Directors has determined that no member of the Audit Committee is an audit committee financial expert. The Company believes that the level of financial experience of the current Audit Committee members is sufficient for the purpose of their oversight of the Company's financial statements and operations. The Board of Directors adopted a written charter for the Audit Committee on June 12, 2000, which was amended and restated on March 15, 2001, and then again on March 25, 2004. A copy of the current Audit Committee Charter is set forth in Appendix A.

        The Audit Committee held three (3) meetings during 2003 and also took actions by unanimous written consent. The Audit Committee has the sole authority to appoint and, when deemed appropriate, replace our independent registered public accounting firm. The Audit Committee has the responsibility to evaluate the qualifications and independence of our independent registered public accounting firm; to review and approve the scope and results of the annual audit; to evaluate with the independent registered public accounting firm our financial staff and the adequacy and effectiveness of our systems and internal financial controls; to review and discuss with management and the independent registered public accounting firm the content of our financial statements and clarity of our proposed communications with investors regarding our operating results and other financial matters; to review significant changes to our accounting practices; to establish procedures for receiving, retaining and investigating reports of illegal acts involving us and supervise the investigation of any such reports; and to provide sufficient opportunity for the independent registered public accounting firm to meet with the committee without management present.

        Our Compensation Committee currently consists of Messrs. Loshitzer and Ressler, with one vacancy, intended to be filled after the Annual Meeting of Shareholders. The Compensation Committee held no meetings during 2003. The Compensation Committee reviews and approves the Company's executive compensation policies.

        During 2003, each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors held during his tenure and the meetings of committees of which such member was a member held during his tenure.

Shareholder Communications with Board Members

        The Company encourages communications by its shareholders with Board members. Communications to Board members may be sent to the Company, to the attention of the Company's Chief Executive Officer, 26110 Enterprise Way, Lake Forest, California 92630, and such communications will be forwarded promptly to the Board member in question.

Director Compensation

        We pay fees of $3,000 per calendar-year quarter to each of our non-employee directors, and $1,000 for each Board or Committee meeting which is attended in person or telephonically. Additionally, we reimburse directors for their reasonable travel expenses to attend meetings.

        In 2001 our Company's Non-Employee Directors Stock Option Plan (the "Directors' Plan") was discontinued and our 2001 Restricted Stock Plan was implemented in lieu of the Director's Plan. Under the Director's Plan, each non-employee director was automatically granted a nonstatutory option to purchase 6,250 shares of Common Stock on the date of each annual meeting of stockholders at which each such non-employee director is reelected, provided that on such date, he or she has served on the Board of Directors for at least six months. Certain directors continue to hold options granted pursuant to the Directors' Plan.

        No options were exercised pursuant to the Directors' Plan in 2003.

        Our Company's Restricted Stock Plan provides for issuance to each director of 50,000 shares of Common Stock on the date of his or her appointment to the Board or his or her becoming eligible to participate in the Restricted Stock Plan. In 2001, the Board and shareholders confirmed grants of 50,000 shares of restricted Common Stock to the current directors of which one-half, or 25,000 shares, have vested as of the Record Date. An additional 12,500 shares will vest (i.e., become unrestricted) on May 21, 2004. The Restricted Stock Plan provides that upon a change of control all shares granted pursuant to the plan shall become immediately exercisable in full.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Messrs. Loshitzer and Ressler. One of our former officers, Richard S. Ressler, but no current officer, serves on the Compensation Committee. Mr. Ressler provides, and Mr. Loshitzer has provided, consulting services to the Company pursuant to consulting agreements that are disclosed below.

        Mr. Ressler's services as Chairman (and formerly as Chief Executive Officer) have been provided pursuant to a consulting agreement dated August 15, 1994 (amended as of August 16, 1997, August 24, 1997, August 24, 1998, August 24, 1999, August 24, 2000, August 24, 2001, August 24, 2002 and August 24, 2003) with Orchard Capital Corporation, Mr. Ressler's employer. Pursuant to that agreement, for Mr. Ressler's services Orchard was paid $20,000 per month up through and including August 15, 1996, and was paid $24,000 per month up until October 1, 2003, at which time Orchard voluntarily decreased its fee to $12,000 per month.

        In August, 1999, Orchard was granted options under the Company's 1993 Employee Stock Option Plan to purchase 225,000 shares of Common Stock at $2.50 per share. All of these options are currently vested and they expire in August, 2009.

        Commencing in 1999, Mr. Ressler became eligible to receive stock options under the Company's Non-Employee Director's Option Plan. He currently holds options to acquire 50,000 shares of Common Stock under the Plan. Additionally, Mr. Ressler participates in the Company's 2001 Restricted Stock Plan and has received a grant of 50,000 shares of restricted Common Stock, of which 25,000 shares are vested, and another 12,500 shares will become vested on May 21, 2004 and the balance on May 21, 2005.

        The compensation paid to Orchard pursuant to the consulting agreement and the amendments thereto was determined by the Compensation Committee and the Board of Directors based upon various subjective factors such as Mr. Ressler's responsibilities, qualifications, years of experience, individual performance, and perceived contributions to the Company.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the beneficial ownership of Common Stock as of the Record Date, by each director, by each of the current executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group.

Name(1)	Number of Shares Beneficially Owned	Approximate Percentage Owned(1)
Richard S. Ressler(2)	3,341,308	22.77%
W. Brian Kretzmer(3)	781,867	5.12%
James W. Dolan(4)	345,833	2.32%
Zohar Loshitzer(5)	93,750	*
Stephen Ross(6)	43,750	*
Steven F. Mayer(7)	43,750	*
All current directors and executive officers as a group (6 persons)(8)(9)	4,650,258	31.69%

(*)
Designates less than 1%

(1)
The address for all executive officers and directors is c/o MAI Systems Corporation, 26110 Enterprise Way, Lake Forest, CA 92630. For each individual and group in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person, plus shares acquirable within 60 days of the Record Date by such person or group, by the sum of 14,675,752 shares of Common Stock outstanding on the Record Date, plus shares of Common Stock acquirable within 60 days of the Record Date by such person or group.

(2)
Includes 2,433,333 shares of Common Stock acquired by the Investor Group from CSA over which Mr. Ressler has voting and dispositive control. Also includes 25,000 shares of Common Stock issuable upon exercise of options held by Mr. Ressler and 225,000 shares of Common Stock issuable upon exercise of options held by Orchard Capital Corporation, of which Mr. Ressler is the sole stockholder, each of which are currently exercisable; and 9,375 shares of Common Stock issuable upon exercise of options held by Mr. Ressler which are exercisable within 60 days of the Record Date and 12,500 shares of restricted Common Stock held by Mr. Ressler which are due to become unrestricted within 60 days of the Record Date.

(3)
Includes 558,333 shares of Common Stock issuable upon exercise of options or warrants held by Mr. Kretzmer which are currently exercisable. Also includes 33,333 shares of Common Stock issuable upon exercise of options held by Mr. Kretzmer which are exercisable within 60 days of the Record Date and 62,500 shares of restricted Common Stock held by Mr. Kretzmer which are due to become unrestricted within 60 days of the Record Date.

(4)
Includes 216,666 shares of Common Stock issuable upon exercise of options held by Mr. Dolan which are currently exercisable. Also includes 16,666 shares of Common Stock issuable upon exercise of options held by Mr. Dolan which are exercisable within 60 days of the Record Date and 37,500 shares of restricted Common Stock held by Mr. Dolan which are due to become unrestricted within 60 days of the Record Date.

(5)
Includes 56,251 shares issuable upon exercise of options held by Mr. Loshitzer which are currently exercisable or are due to become unrestricted within 60 days of the Record Date. Also includes 12,500 shares of restricted Common Stock held by Mr. Loshitzer which are due to become unrestricted within 60 days of the Record Date.

(6)
Includes 6,250 shares issuable upon exercise of options held by Mr. Ross which are currently exercisable and 12,500 shares of restricted Common Stock held by Mr. Ross which are due to become unrestricted within 60 days of the Record Date.

(7)
Includes 6,250 shares issuable upon exercise of options held by Mr. Mayer which are currently exercisable and 12,500 shares of restricted Common Stock held by Mr. Mayer which are due to become unrestricted within 60 days of the Record Date.

(8)
Includes 1,575,833 shares currently issuable upon exercise of options or warrants held by directors, executive officers and employees or issuable upon exercise of options or warrants within 60 days of the Record Date, and 150,000 shares of restricted Common Stock which are due to become unrestricted within 60 days of the Record Date.

(9)
After completion of the Management Equity/Conversion Transaction, the Investor Group (as defined in Proposal 2) as an entity, combined with individual members of the Investor Group, will own more than a majority of the outstanding MAI shares and, if acting together, will be able to control all matters requiring approval of MAI's shareholders, including the election of directors. The ownership position of senior management, including officers and directors, and other members of the Investor Group will increase from 6,124,108 shares, or 41.73% of the 14,675,752 outstanding shares, to 48,065,668 shares, or 84.90% of the outstanding shares. The increased share ownership by the Investor Group will result in majority control by the Investor Group and represents a "change in control' of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows, as to our Chairman, our Chief Executive Officer, and one other executive officer who served during the last fiscal year, information concerning all compensation paid for services in all capacities during the last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($)	Other Annual Compen- Sation ($)	Restricted Stock Awards		Securities Underlying Options(#)	All Other Comp. ($)
Richard S. Ressler(1) Chairman	2003 2002 2001	$252,000 288,000 288,000	(2) (2)	$0 0 0	$0 0 0	12,500 12,500 0	(3)	6,250 6,250 6,250	$0 0 0
W. Brian Kretzmer(4) Chief Executive Officer & President	2003 2002 2001	$240,000 240,000 240,000		$55,000 0 168,000	0 0 0	62,500 62,500 0	(5)	0 100,000 0	0 0 0
James W. Dolan(6) Chief Financial and Operating Officer	2003 2002 2001	$200,000 200,000 198,050		$40,000 0 112,000	0 0 0	37,500 37,500 0	(7)	0 50,000 100,000	0 0 0

Footnotes to Table:

(1)
Mr. Ressler is an employee of Orchard Capital Corporation, which provides his services to us through a    consulting agreement.

(2)
A portion of Mr. Ressler's 2002 and 2003 compensation has been accrued and not yet paid.

(3)
Mr. Ressler presently holds 25,000 shares of vested restricted stock as of December 31, 2003.

(4)
Mr. Kretzmer was appointed to the position of Chief Executive Officer effective August 2, 1999 and he assumed the position of Chief Financial Officer effective August 17, 1999 (Mr. Kretzmer subsequently resigned as Chief Financial Officer on March 24, 2000 when Mr. Dolan was elected to this position). He assumed the position of President effective September 10, 2000.

(5)
Mr. Kretzmer presently holds 125,000 shares of vested restricted stock as of December 31, 2003.

(6)
Mr. Dolan was appointed to the position of Chief Financial Officer effective March 24, 2000 and to the position of Chief Operating Officer effective March 10, 2001. Previously, from September 1999 through March 2000 he served as our Vice President, Finance.

(7)
Mr. Dolan presently holds 75,000 shares of vested restricted stock as of December 31, 2003.

Options Granted in Last Fiscal Year

        The following table sets forth certain information regarding grants of stock options made during the fiscal year ended December 31, 2003 to the Company's chairman and executive officers named in the Summary Compensation Table:

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Number of Securities Underlying Options Granted(2)
Name		% of Total Options Granted In Fiscal Year(3)	Exercise Price ($/Share)(4)	Expiration Date	5% ($)	10% ($)
Richard Ressler	N/A	N/A	N/A	N/A	N/A	N/A
W. Brian Kretzmer	N/A	N/A	N/A	N/A	N/A	N/A
James Dolan	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not represent an estimate by the Company of future stock price growth.

(2)
There were no stock options granted by us in 2003.

(3)
Options are granted at an exercise price equal to the market value of the Common Stock as listed on the OTC Bulletin Board.

(4)
The exercise price and tax withholding obligations may be paid in cash and, subject to certain conditions or restrictions, by delivery of already-owned shares or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        No options were exercised by any of the executive officers during the year ended December 31, 2003. The value of the options held at the end of the year are set forth in the following table:

VALUE OF UNEXERCISED STOCK OPTIONS AT END OF YEAR

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)			Value of Unexercised In-The-Money Options at Fiscal Year-End ($)(1)
Name
	Exercisable		Unexercisable	Exercisable	Unexercisable
Richard S. Ressler	259,376	(2)	15,626	$0.00	$0.00
W. Brian Kretzmer	558,333	(3)	66,667	$0.00	$0.00
James W. Dolan	183,334		66,666	$0.00	$0.00

(1)
Market value of underlying securities at fiscal year end ($0.14 per share), minus the exercise price.

(2)
Includes 225,000 options that were granted to Orchard Capital Corporation, Mr. Ressler's employer, at $2.50 per share, which expire in August 2009.

(3)
Includes 225,000 warrants issued to Mr. Kretzmer in May 2000 which have a ten year term with an exercise price of $0.56 per share. The exercise price of these warrants will increase with the fair market value of Common Stock when the fair market value exceeds $2.81 per share.

Employment Contracts and Change of Control Arrangements

        We currently have no employment contracts with any of our executive officers named in the Summary Compensation Table above (but we do have a consulting agreement with Orchard Capital Corporation which supplies the services of Richard S. Ressler, our Chairman). (See "Compensation Committee Interlocks and Investor Participation.") Our 1993 Employee Stock Option Plan and Non-Employee Directors' Stock Option Plan each provide that upon a change of control all options granted pursuant to the plans shall become immediately exercisable in full. There are similar provisions in effect for warrants and restricted stock granted to officers and directors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

General

        The policy of the Company regarding the compensation of its executive officers is to maintain a total compensation program which would retain the services of key executives and (a) assure the availability of their skills for the benefit of the Company, (b) secure to the Company freedom from competition by such persons within reasonable and lawful limits, and (c) provide appropriate base compensation, benefits, and financial incentives through bonus, severance and other employment-related programs. The Compensation Committee of the Board of Directors recommends, subject to the Board's approval, executive compensation, including the compensation of the Chairman and the Chief Executive Officer. The Compensation Committee or the Board of Directors determines and approves stock option grants for all employees, including the Chief Executive Officer. The Committee currently comprises two non-employee directors, one of whose services are provided pursuant to a consulting agreement between MAI and his employer.

Compensation Philosophy

        The Company operates in the highly competitive and rapidly changing high technology industry. The goals of the Company's compensation program are to align compensation with the Company's overall business objectives and performance, to foster teamwork, and to enable the Company to attract, retain and reward employees who contribute to its long-term success. The Committee also seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment.

Compensation Components

        Compensation for the Company's executive officers generally consists of salary, annual incentive, and stock option and restricted stock awards. The Committee assesses past performance, anticipated future contributions and various subjective factors such as their responsibilities, qualifications, and years of experience in establishing the total amount and mix of each element of compensation.

        Salary.    The salaries of the executive officers are determined annually by the Compensation Committee based upon various subjective factors such as the executive's responsibilities, position, qualifications, years of experience, and individual performance. In no such case does the Committee undertake a formal survey of analysis of compensation paid by other companies.

        Annual Incentive.    The Committee annually reviews and approves an executive compensation plan. A target, expressed as a percentage of salary, is established for each corporate officer, based on the scope of his or her responsibility. Actual payment is computed as a percentage of that target based on the Company's performance in achieving specified objectives, and the individual performance of executives.

        Stock Options, Warrants and Restricted Stock.    Stock option, warrants and restricted stock awards are designed to align the interests of executives with the long-term interests of the stockholders. The Committee approves option, warrant and restricted stock grants subject to vesting periods (usually over a three or four-year period) to retain executives and encourage sustained contributions. The exercise price of options and warrants, or the issue price in relation to restricted stock, is the market price on the date of grant.

        The Company is subject to Section 162(m) of the Internal Revenue Code, adopted in 1993, which limits the deductibility of certain compensation payments to its officers. The Company does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Company does not currently have any non-deductible compensation plans. The Company believes that any compensation expense incurred in connection with the exercise of stock options granted under its 1993 Employee Stock Option Plan will continue to be deductible as performance-based compensation.

        In awarding stock options to its corporate level executive officers, the Committee considers the executive's performance as well as options previously granted when determining additional option awards. The Committee does not currently have a targeted percentage of equity ownership for executives.

Compensation of Chairman

        Richard Ressler's services as Chairman (and formerly as Chief Executive Officer) have been provided pursuant to a consulting agreement dated August 15, 1994 (amended as of August 16, 1997, August 24, 1997, August 24, 1998, August 24, 1999, August 24, 2000, August 24, 2001, August 24, 2002 and August 24, 2003) with Orchard Capital Corporation, Mr. Ressler's employer. Pursuant to that agreement, Orchard was paid $24,000 per month up through and including September 30, 2003, at which time this amount was voluntarily reduced to $12,000 per month, for the balance of the term through August 31, 2004.

        In August 1994, Orchard was granted warrants to purchase up to 625,000 shares of the Company's Common Stock at $1.90 per share (which Orchard immediately transferred to Mr. Ressler). Mr. Ressler exercised 157,895 of these warrants in September 1997. The remainder of the $1.90 warrants expired on August 14, 2003 (these warrants were originally scheduled to expire on August 14, 1999, but the Committee approved two extensions). In March 1997, Orchard was issued warrants to purchase up to 50,000 shares of Common Stock at $7.50 per share (which it immediately transferred to Mr. Ressler). In order for the Company to raise equity capital, the exercise price of these warrants was adjusted to $3.04 on September 12, 1997 and the warrants were subsequently exercised. In August, 1999, Orchard was granted options under the Company's 1993 Employee Stock Option Plan to purchase 225,000 shares of Common Stock at $2.50 per share. One-third of these options became exercisable on each of the first three anniversaries of the grant, and the options expire in August, 2009.

        Commencing in 1999, Mr. Ressler became eligible to receive stock options under the Company's Non-Employee Director's Option Plan. He currently holds options to acquire 50,000 shares of Common Stock under the Plan. Additionally, Mr. Ressler participates in the Company's 2001 Restrictive Stock Plan and has received a grant of 50,000 shares of restricted Common Stock, of which 25,000 shares have vested.

Compensation of Chief Executive Officer

        The Company considers that the compensation level of the Chief Executive Officer should be comparable to those companies in the computer software and services peer group (including certain peer companies that are included in the S&P Application Software composite index). Based upon these factors, the Committee determined that Brian Kretzmer should receive a base salary of $240,000. For fiscal 2003, a range of between 24% to 70% of Mr. Kretzmer's salary could be earned as a bonus for achieving from 85% to over 120% of the EBITDA (Earnings Before Income Taxes, Depreciation and Amortization) objective. Because these goals were not achieved no incentive compensation was paid with respect to Mr. Kretzmer pursuant to the plan based on 2003 performance. However, the Board, based upon the Committee's recommendation, awarded a special bonus of $90,000 in the aggregate to Mr. Kretzmer and the Company's Chief Financial and Operating Officer, James W. Dolan, for other achievements during 2003. Additionally, Mr. Kretzmer participates in the Company's 2001 Restrictive Stock Plan and has received a grant of 250,000 shares of restricted Common Stock, of which 125,000 shares have vested.

Respectfully submitted,

Zohar Loshitzer, Chairman
Richard S. Ressler

Date: March 25, 2004

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all current members of the Committee are "independent", as required by the listing standards of the American Stock Exchange.

        The Committee operates pursuant to a Charter that was adopted by the Board on June 12, 2000, and amended and restated on March 15, 2001 and again on March 25, 2004. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

Date: March 25, 2004	Respectfully submitted,
Steven F. Mayer Stephen Ross

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the S&P 500 Index and the S&P Computer Systems Index for the period commencing January 1, 1999 and ending December 31, 2003. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 as amended (the "Securities Act") or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MAI SYSTEMS CORPORATION, THE S & P 500 INDEX
AND THE S & P APPLICATION SOFTWARE INDEX

*
$100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

PROPOSAL 2

TO APPROVE THE MANAGEMENT EQUITY/CONVERSION TRANSACTION

Overview of Management Led Equity Investment and Investor Group Debt Conversion (the "Management Equity/Conversion Transaction")

        On the Record Date, CSA was the holder of 2,433,333 shares of the Company's common stock and $3,694,156 of Company indebtedness. The Company shares held of record by CSA were beneficially owned by Computer Sciences Corporation (NYSE: CSC). The persons who exercised voting and/or dispositive powers over the shares beneficially owned by Computer Sciences Corporation reside within its management. CSA has no relationship with MAI other than as subordinated lender and shareholder. On April 9, 2004, an investor group, consisting of certain members of senior management (Mr. Ressler, Mr. Dolan and Mr. Kretzmer) and certain third parties ("Investor Group"), acquired CSA's equity position and most of the aforementioned Company indebtedness from CSA for a total purchase price of $1,000,000. The purchase price was negotiated based upon arm's length discussions between members of the Investor Group and senior management of CSA's parent company, CSC. CSA will retain $500,000 of Company indebtedness after the closing of the transaction. Subject to shareholder approval, and after execution of definitive agreements with CSA, the Investor Group will convert the Company indebtedness of $3,194,156 acquired from CSA for 31,941,560 shares of the Company's common stock based upon a conversion price of $0.10 per share, and will invest $1,000,000 of new cash proceeds into the Company in a private placement at $0.10 per share and receive 10,000,000 shares of the Company's common stock. CSA was given an opportunity to convert their outstanding debt and all accrued interest to the Company's common stock and infuse cash into the Company on similar terms to the Investor Group and declined. The conversion/purchase price of $0.10 per share was determined by the one Company lender included in the Investor Group, Canyon Capital Advisors LLC, as the maximum price this entity was willing to pay to participate in the transaction. The Company's common stock to be issued in the Management Equity/Conversion Transaction is subject to certain terms and conditions, including the fact that it will initially be "restricted' stock, not available for re-sale, absent registration with the Securities and Exchange Commission or an exemption therefrom. The composition of the Investor Group is set forth in the table below under "Interests of Certain Persons in the Management Equity/Conversion Transaction—Change of Control."

Interests of Certain Persons in the Management Equity/Conversion Transaction—Change of Control

        After the closing of the Management Equity/Conversion Transaction, the Company's outstanding shares of common stock will be increased from 14,675,752 to 56,617,312. As a companion proposal, Proposal 3 herein, subject to shareholder approval, the Company's authorized capital stock will be increased by 75,000,000 shares to accommodate the Management Equity/Conversion Transaction, among other reasons.

        In considering the Management Equity/Conversion Transaction and the fairness of the consideration to be received in the Management Equity/Conversion Transaction, you should be aware that certain of our executive officers and directors have interests in the Management Equity/Conversion Transaction which are described below and which may present them with certain actual or potential conflicts of interest. As of July 15, 2004, the directors and executive officers participating in the Investor Group beneficially owned 4,469,008 MAI shares, or approximately 30.45% of the outstanding shares of Common Stock, which includes 1,093,750 shares issuable upon exercise of outstanding stock options and warrants that are or will be exercisable by August 24, 2004. Assuming completion of the Management Equity/Conversion Transaction, the Investor Group together will own more than a majority of the outstanding MAI shares and, if acting together, will be able to control all matters requiring approval of MAI's shareholders, including the election of directors. The ownership position of senior management, including officers and directors, and other members of the Investor Group will increase from 6,124,108 shares, or 41.73% of the 14,675,752 outstanding shares, to 48,065,668shares, or 84.90% of the outstanding shares. The increased share ownership by the Investor Group will result in majority control by the Investor Group and represents a "change in control' of the Company.

        The following table sets forth the beneficial ownership of Common Stock after the closing of the Management Equity/Conversion Transaction, by each participating director, executive officer and the other participating party, and by the Investor Group as a whole:

Name	Number of Shares Beneficially Owned	Approximate Percentage Owned(1)
Investor Group—Individual Ownership:
Canyon Capital Advisors LLC group	1,655,100	2.92%
Richard S. Ressler(2)	45,282,868	79.98%
W. Brian Kretzmer	781,867	1.37%
James W. Dolan	345,833	0.61%

Sub-total of Investor Group Individual Ownership	48,065,668	84.90%
Investor Group—Group Ownership(3):	44,374,893	78.38%

Totals:	48,065,668	84.90%

(1)
The source of funds for the Investor Group's participation in the Management Equity/Conversion Transaction is personal funds. For each individual and group in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person, plus shares acquirable on the Record Date by such person or group, by the sum of 14,675,752 shares of Common Stock outstanding on the Record Date, plus shares of Common Stock acquirable on the Record Date by such person or group, plus the 41,941,560 new shares to be issued subject to approval of the Management Equity/Conversion Transaction. In addition, individual beneficial ownership will be increased by each individual's proportional interest in the Investor Group. At this time, such proportional interest is not yet finalized, but for the three named individuals this is anticipated to be no less than 62.5% in the aggregate.

(2)
.Includes 2,433,333 shares of Common Stock acquired by the Investor Group from CSA and 41,941,560 new shares to be issued subject to approval of the Management Equity/Conversion Transaction. These 44,374,893 shares will be held by the Investor Group through HIS Holding, LLC ("HIS Holding"), the Delaware limited liability company of which the Investor Group are all members. Orchard Capital Corporation ("Orchard") is the managing member of. HIS Holding. Orchard is beneficially owned by Richard S. Ressler, and as a result, Mr. Ressler has sole voting and dispositive control over Investor Group decisions.

(3)
Canyon Capital Advisors LLC is the third party member of the Investor Group and has had a prior relationship with MAI as subordinated lender and shareholder. Of this amount, 41,941,560 shares will be restricted shares.

Rationale for Management Equity/Conversion Transaction

  •
  The Company has immediate and substantial working capital needs. Consolidated cash balance was $664,000 as of December 31, 2003 and $243,000 as of February 29, 2004. Consolidated monthly payroll alone approximates $1 million. The conversion will reduce the current portion of the Company's long-term indebtedness by approximately $2.8 million.

  •
  The Company has made repeated attempts over a significant period of time to raise capital from a variety of other sources and has been unsuccessful in its attempts to date to do so on acceptable terms. The reasons for its inability to secure additional funding have been related to the risk associated with the Company's debt structure and questions surrounding the ability of the Company to re-pay existing indebtedness.

  •
  The Company previously negotiated with CSA for an arrangement similar to that offered to the Investor Group. CSA declined to infuse cash into the Company or to convert the Company debt it held into equity. CSA did, however, accept a Company proposal for a discounted buy-out of the MAI indebtedness held by CSA. The original proposal called for MAI to pay $1,000,000 by December 31, 2002 with a final payment of $400,000 by February 28, 2003. MAI was not able to complete this transaction because it did not have the necessary financial resources on the specified dates to make the required payments.

  •
  Currently, the Company is not in compliance with several of its material debt covenants, and, to date, has received waivers of compliance with such covenants, but has no guarantee from its lenders that they will waive such covenants in the future, or if waived, whether such lenders will, as a condition to such waivers, make demands upon the Company which it may be forced to accept. The Company needs to restructure its long term debt to avoid possible foreclosure by CSA on Company assets securing its obligation to CSA as the Company had not made any payments to CSA since September 2002.

  •
  Conversion will strengthen the balance sheet, reduce debt service costs and help alleviate some of the concerns held by current and prospective clients regarding the Company's long term viability.

  •
  Strengthening of the balance sheet will also serve to mitigate the liquidity concerns of the Company's auditors as set forth in the Company's audited financial statements.

  •
  Once the financing is in place, management can again focus on enhancing the Company's profitability.

Special Committee of the Board of Directors and Fairness Opinion

        In view of the possible conflicts of interest involved in this type of transaction, our Board of Directors unanimously decided that it would be advisable to form a special committee of independent members of the Board consisting of Messrs. Mayer and Ross, with Mr. Ross as the Chairman of the Special Committee, to evaluate such proposal and to assess whether the proposal is in the best interests of the Company's shareholders. Neither of these directors are employed by or affiliated with MAI or the Investor Group or any of their affiliates (except in the capacity as a director of MAI). However, Mr. Ross' son is an employee (but not an executive officer) of CIM Group, an affiliate of the Company. The Board determined that it would be prudent for the Special Committee to retain an independent financial advisor and independent legal counsel to assist in reviewing any proposal by the Investor Group.

        Through a unanimous written consent adopted on August 6, 2003, the Board formally authorized and empowered the Special Committee to consider and negotiate the Management Equity/Conversion Transaction, and determine if such transaction would be fair to and in the best interest of the Company's shareholders. The Board further authorized the Special Committee to retain an independent financial advisor and independent legal counsel to assist it in its review of such transaction.

        Between August 6, 2003 and September 2, 2003, the Special Committee interviewed several financial advisors. On September 2, 2003, the Special Committee formally retained Marshall & Stevens to provide a fairness opinion pertaining to the Management Equity/Conversion Transaction. During the

subsequent weeks, the Special Committee commenced the process of retaining independent legal counsel and interviewed several possible legal advisors. On October 15, 2003, the Special Committee of MAI's Board of Directors resolved to accept the Investor Group offer at a conversion/purchase price of $0.10 per share, subject to receipt of the fairness opinion. On October 15, 2003, MAI's opening trading price was $0.09 per share and closing price was $0.10 per share. The Special Committee interviewed Rutan & Tucker, LLP, Costa Mesa, California, on February 27, 2004 and retained this firm on March 1, 2004. The only role that Rutan & Tucker played in the Management Equity/Conversion Transaction was as legal counsel to the Special Committee. Other than its representation of the Special Committee, Rutan & Tucker has no relationship (legal or otherwise) with any of the independent directors that constitute the Special Committee. On March 1, 2004, the Special Committee and its financial and legal advisors commenced discussions concerning the various aspects of the Management Equity/Conversion Transaction. The Special Committee and representatives of Marshall & Stevens met with management of MAI to obtain and discuss financial and other information concerning the Company and the proposed Management Equity/Conversion Transaction. On March 5, 2004, the Special Committee and its independent legal counsel met with representatives in the Los Angeles office of Marshall & Stevens and discussed the status of Marshall & Stevens' evaluation of MAI. They discussed Marshall & Stevens' preliminary report on the progress of its due diligence review to date and preliminary views concerning the various aspects of the proposed Management Equity/Conversion Transaction. During the course of the presentation, the Special Committee raised numerous questions and requested additional information and analysis, each of which was responded to by Marshall & Stevens and legal counsel.

        During a subsequent meeting of the Special Committee on March 19, 2004, Marshall & Stevens conducted a detailed presentation of its analysis performed in preparing its fairness opinion and also submitted for review by the Committee a draft form of its fairness opinion. Following a lengthy discussion and after reviewing various factors that had been discussed over the past several weeks, the Special Committee voted unanimously to approve the Management Equity/Conversion Transaction, subject to the receipt of the final fairness opinion from Marshall & Stevens in form and content acceptable to the Special Committee.

        On March 23, 2004, the Special Committee made a presentation to the full Board. The Board reviewed Marshall & Stevens's presentation to the Special Committee and the draft form of its fairness opinion. The Board asked questions and received answers regarding the Management Equity/Conversion Transaction from the Special Committee and representatives of MAI. The Special Committee advised the Board that it had approved the Management Equity/Conversion Transaction, subject to the receipt of the final fairness opinion from Marshall & Stevens in form and content acceptable to the Special Committee, and recommended to the Board that the Board approve the Management Equity/Conversion Transaction. After extensive consideration and discussion, the Board (with Richard S. Ressler recusing himself), subject to the receipt of the final fairness opinion from Marshall & Stevens in form and content acceptable to the Special Committee, unanimously adopted the Special Committee's resolutions authorizing the Management Equity/Conversion Transaction based on the Special Committee's determination that the Management Equity/Conversion Transaction was fair and in the best interests of MAI's shareholders.

        The factors which the Special Committee considered as supporting its decision to recommend the Management Equity/Conversion Transaction to the Company's Board of Directors included the following: (i) the conversion of the CSA debt purchased by the Investor Group would reduce the current portion of the Company's long-term indebtedness by approximately $2.8 million; (ii) the Company had made repeated attempts over a significant period of time to raise capital from a variety of other sources and had been unsuccessful in its attempts to date to do so on acceptable terms; (iii) the Company had previously negotiated with CSA for a cash infusion and debt conversion arrangement similar to that offered to the Investor Group but CSA declined to participate in the offered transaction; (iv) the Company was unable to make the required payments under an alternative plan with CSA for a discounted buy-out of the MAI indebtedness held by CSA; (v) the Company was in default under several of its material debt covenants, including its obligations to CSA under its $2,800,000 subordinated note dated December 1, 2000, which defaults would be cured through implementation of the Management Equity/Conversion Transaction; (vi) the proposed debt conversion will strengthen the balance sheet, reduce debt service costs and help alleviate some of the concerns held by current and prospective customers regarding the Company's long-term viability; and (vii) receipt of a fairness opinion from Marshall & Stevens and the related financial analyses performed by Marshall & Stevens (discussed below) confirmed that the Management Equity/Conversion Transaction was "fair' to the Company's shareholders under each standard applied by that firm.

        As part of its overall evaluation, the Special Committee recognized that the effect of shareholder approval of Proposal 2 will be to make it difficult to remove the current senior management team, change the director composition of the Company's Board of Directors, or implement business strategies not favored by the Investor Group. In their overall review of the transaction, however, the Committee believed that this possible "negative' factor was outweighed by the aforementioned positive factors, and specifically, the Company's need to restructure its long term debt to avoid possible foreclosure by CSA on Company assets securing its obligation to CSA as the Company had not made any payments to CSA since September 2002.

Summary of Factors Reviewed to Determine $0.10 Per Share Purchase/Conversion Price

  •
  The conversion/purchase price of $0.10 per share was determined by the one Company lender included in the Investor Group, Canyon Capital Advisors LLC, as the maximum price this entity was willing to pay to participate in the transaction and waive its right to accelerate its $5.7 million of debt upon change of control. MAI's belief that $0.10 was the maximum price Canyon Capital Advisors was willing to pay to participate in the transaction was based upon written and oral communications with this lender.

  •
  The conversion/purchase price of $0.10 per share was determined for accounting purposes to be the maximum price that the Investor Group could pay to achieve favorable "purchase accounting' treatment for the Management Equity/Conversion Transaction.

  •
  The conversion/purchase price of $0.10 per share was based upon negotiations with members of the Company's Special Committee of its board of directors (comprised of independent, disinterested directors, and specifically established for review and oversight of the subject transaction) and the Investor Group members. Based upon the various risks associated with the transaction, the Company and the underlying Common Stock, the Investor Group determined that $0.10 per share was the maximum price this entity was willing to pay to participate in the transaction.

  •
  The Special Committee negotiated with the Investor Group to determine the $0.10 conversion/purchase price. The Special Committee and MAI's Board of Directors accepted this price pursuant to a Special Committee meeting on October 15, 2003, at which date MAI's opening trading price was $0.09 per share and closing price was $0.10 per share. The Special Committee had engaged Marshall & Stevens to evaluate the fairness of the transaction and subsequently received their report stating that the transaction is fair to the shareholders. The Special Committee also considered other factors as set forth in this proxy statement that required that the Company take action to prevent a default under its debt with CSA and other strategic business reasons.

  •
  The Special Committee and MAI's Board considered the consequences of accepting a conversion/purchase price that may ultimately be below the Company's trading price as of the date of the conversion/purchase and the impact on current shareholders, as well as the related impact on the accounting treatment for this transaction. The Company's closing price on July 23,

    2004 was $0.15 per share. Although the conversion/purchase price may ultimately be below the closing price of the Company's common stock, the Special Committee believes that the Investor Group's conversion/purchase price is fair given all the factors as set forth in this section as well as those set forth in the section captioned "Financial Analysis Performed By Marshall & Stevens" below.

  •
  The Special Committee considered the extent to which the conversion/purchase price was negotiated when determining that the transition was in the best interests of MAI's shareholders.

Financial Analysis Performed By Marshall & Stevens

        The following paragraphs summarize the financial analyses performed by Marshall & Stevens in connection with the rendering of its fairness opinion. THE FULL TEXT OF THE FORM OF MARSHALL & STEVENS OPINION, DATED AS OF MARCH 30, 2004, IS ATTACHED AS APPENDIX D. MAI'S SHAREHOLDERS ARE URGED TO READ THE MARSHALL & STEVENS OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITATIONS ON THE REVIEW UNDERTAKEN AND OPINION RENDERED BY MARSHALL & STEVENS.. No limitations were imposed by MAI, its Board or the Special Committee on the scope of Marshall & Stevens's investigation or the procedures to be followed by Marshall & Stevens in rendering its opinion. Marshall & Stevens was requested to opine on the issue of whether the consideration of $0.10 per share of common stock offered in the Management Equity/Conversion Transaction is fair to the public shareholders of MAI (exclusive of the Investor Group), from a financial point of view pursuant to the terms and conditions set forth in their opinion. The Marshall & Stevens opinion was for the use and benefit of the Special Committee and the Board in connection with its consideration of the Management Equity/Conversion Transaction. Marshall & Stevens was not requested to opine as to, and its opinion does not address, MAI's underlying business decision to proceed with or effect the Management Equity/Conversion Transaction. Further, Marshall & Stevens was not asked to consider, and its opinion does not address, the relative merits of the Management Equity/Conversion Transaction as compared to any alternative business strategy that might exist for MAI or its shareholders.

        In arriving at its opinion, Marshall & Stevens relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information and Marshall & Stevens further relied upon the assurances of MAI management that it was not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the preliminary financial projections utilized, Marshall & Stevens assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such projections provide a reasonable basis upon which it could form an opinion. Marshall & Stevens did not make or obtain any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of MAI. Marshall & Stevens assumed that the Management Equity/Conversion Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. Marshall & Stevens also assumed, with MAI's consent, that the Management Equity/Conversion Transaction will be consummated substantially in accordance with the terms described to Marshall & Stevens and as generally set forth in the draft documents provided to them which describe the Management Equity/Conversion Transaction, without any further amendments thereto, and without waiver by MAI of any of the conditions to any obligations set forth therein.

        The Marshall & Stevens opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of the date of their report. Accordingly, although subsequent developments may affect its opinion, Marshall & Stevens has not assumed any obligation to update, review or reaffirm its opinion. The estimates contained in Marshall & Stevens's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Marshall & Stevens's analyses and estimates are inherently subject to substantial uncertainty.

        Marshall & Stevens presented six different factors in its financial analysis supporting its opinion: (1) current and historical market price of MAI's stock price; (2) MAI's going concern value; (3) MAI's earnings value (earnings times an appropriate multiplier); (4) discounted cash flow (net present value of projected cash flows); (5) net asset value (liquidation value); and (6) net book value. Each of these factors was analyzed in comparison with similar companies to MAI and similar transactions to the Management Equity/Conversion Transaction. The different factors are summarized below:

        Historical Market Price Analysis.    Marshall & Stevens utilized a historical stock price analysis to review and compare MAI's stock performance to the price offered by the Investor Group. In addition, Marshall & Stevens reviewed the liquidity of MAI's shares in the public trading markets and the daily closing market price and trading volume of MAI's shares for the six-month period ended March 18, 2004. While the 30 day and 180 day average price of $.18 and $.14 per share, respectively, were higher than the consideration price offered by the Investor Group of $.10 per share, Marshall & Stevens concluded that trading of MAI stock on the OTC Bulletin Board may not reflect the "fair price' of the stock because of the thin trading market, wide bid-ask spread and large volatility in historical MAI stock prices. Additionally, Marshall & Stevens noted that the shares being issued to the Investor Group as part of the Management Equity/Conversion Transaction are restricted securities that are unregistered and not able to be traded in the public marketplace. Based upon various restricted stock studies, Marshall & Stevens believes that marketability discounts for closely held or restricted securities can be significant and may range on average between 25% to 45%. Based on this analysis, the Investor Group's consideration price of $.10 per share was determined to be fair.

        Going Concern Value.    Marshall & Stevens reviewed various projections provided by the Company that assume that MAI is a "going concern' based upon the current status of the Company. Marshall & Stevens analyzed the reasonableness of the projections based on the Company's historical performance, current financial conditions and industry research. Marshall & Stevens was then able to arrive at going concern value indications as discussed in the next two factors, and based on the Earnings Value and Discounted Cash Flow Value, the Investor Group's consideration price of $.10 per share was determined to be fair.

        Earnings Value.    Marshall & Stevens reviewed MAI's historical revenues and EBITDA and compared these levels earnings to the total invested capital value of $12.3 million that is implied from the consideration price of $0.10 per share. The implied multiples for the ratio of total invested capital to revenues for 2003 and for the 5 year average were 0.6 and 0.5, respectively. The implied multiples for the ratio of total invested capital to EBITDA for 2003 and for the 5 year average were 4.9 and 8.9, respectively. Marshall & Stevens then compared these implied multiples for MAI to those publicly traded companies operating in the software and IT consulting industries. Factors considered in this analysis included the size of the Company in terms of revenues and assets, declining revenues and profitability, financial distress in terms of negative working capital and non-compliance with debt covenants, the absence of highly comparable public companies similar to MAI, and the fact that MAI is in a highly competitive software and IT consulting industry. Based on these factors, Marshall & Stevens screened for publicly traded comparable software and IT companies having a debt-to-equity ratio greater than 80% and excluded companies having a negative EBITDA. Marshall & Stevens was able to identify eight companies that fit this screening criteria: Anacomp Inc., Brightstar Information

Technology Group Inc., Datatec Systems Inc., Datec Group Ltd., ePlus Inc., Internet Initiative Japan Inc., Sapiens International Corp, USDATA Corp. Marshall & Stevens then calculated the multiples for the ratio of total invested capital to revenues and EBITDA for these eight comparable companies. The multiples for the ratio of total invested capital to revenues for these comparables ranged from 0.1 to 0.8, The multiples for the ratio of total invested capital to EBITDA for these comparables ranged from 1.2 to 36.8, Marshall & Stevens determined that the implied multiples for MAI to be within the range of the comparable companies, and therefore reasonable in comparison. Based on this analysis, the Investor Group's consideration price of $.10 per share was determined to be fair.

        Discounted Cash Flow Value.    Based upon management forecasts and after review of historical performance, current financial conditions, industry outlook, competitive market landscape, and other analyses, Marshall & Stevens developed projected cash flows that were deemed reasonable and valid at time of valuation. The projected cash flows incorporated various assumptions, including, but not limited to, net sales growth, profit margins, income taxes, depreciation, capital expenditures, and working capital levels, all of which are critical to the development of projected cash flows. These projected cash flows were then discounted at a weighted cost of capital of 20% as calculated using the Capital Asset Pricing Model. Marshall & Stevens believed that the discount rate of 20% to be appropriate for the Company and its industry. The implied discounted cash flow enterprise value of $6.2 million was lower than the value of the debt of $10.8 million, implying a negative equity value. Therefore, the positive equity value represented by the Investor Group's consideration price of $.10 per share was determined to be fair.

        Net Asset Value (Liquidation Value).    Marshall & Stevens concluded that the total debt of the Company likely exceeds any asset value upon liquidation, leaving little if any value to equity holders in liquidation. Based upon this determination, the value represented by the Investor Group's consideration price of $.10 per share was significantly greater than the net asset value of the Company, and therefore, the Investor Group's consideration price of $.10 per share was determined to be fair.

        Net Book Value.    Marshall & Stevens determined that in valuing MAI on a net book value the Company has a negative book value, and, therefore, the value represented by the Investor Group's consideration price of $.10 per share was significantly greater than the net book value of the Company, and therefore, the Investor Group's consideration price of $.10 per share was determined to be fair.

        Other Factors.    Marshall & Stevens reviewed management's information with regards to its prior unsuccessful attempts to sell, finance and restructure MAI.

        Based upon its review, Marshall & Stevens concluded in its opinion that as of the date of its opinion that, "the consideration of $0.10 per share of Common Stock to be offered in the Management Equity/Conversion Transaction is fair to the public shareholders of MAI (exclusive of the Investor Group), from a financial point of view" pursuant to the terms and conditions set forth in their opinion.

        While the foregoing summary describes all material analyses and factors reviewed by Marshall & Stevens, it does not purport to be a complete description of the presentations by Marshall & Stevens to the Special Committee or the analyses performed by Marshall & Stevens in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Marshall & Stevens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the opinion. In addition, Marshall & Stevens may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be

Marshall & Stevens's view of the actual value of MAI. In performing its analyses, Marshall & Stevens made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of MAI. The analyses performed by Marshall & Stevens are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The analyses performed were prepared solely as part of Marshall & Stevens's analysis of the fairness of the Management Equity/Conversion Transaction, from a financial point of view, to the shareholders of MAI, and were provided to the Special Committee solely in connection with the delivery of the Marshall & Stevens opinion. The engagement letter between the Special Committee and Marshall & Stevens provides that Marshall & Stevens will be paid a non-refundable cash fee of $35,000, plus out-of-pocket expenses, and that the Company will indemnify Marshall & Stevens against certain liabilities, including liabilities under the federal securities laws. Marshall & Stevens' fee is not contingent on its opinion relating to the Management Equity/Conversion Transaction or approval of the transaction by the Company's shareholders. MAI has had no prior relationship with Marshall & Stevens and has made no payments to this firm within the past two years.

Disclosure of Financial Interests of Special Committee Members

        As of March 1, 2004, the Special Committee members each held options to purchase 12,500 shares of MAI common stock and each are the beneficial owners of 50,000 shares of MAI common stock. Mr. Ross' son is employed by (but not an executive officer of) CIM Group, an affiliate of the Company.

Company Indebtedness after the Management Equity/Conversion Transaction

        After the closing of the Management Equity/Conversion Transaction, the Company's long term secured indebtedness will be as follows (based upon outstanding balances as of March 1, 2004):

        WAMCO (successor-in-interest to Coast Business Credit): $1,223,000

        Canyon Capital Advisors LLC group: $5,662,000

        CSA Private Limited: $500,000

        Totals: $7,385,000

        On April 9, 2004, the Investor Group acquired $3,194,156 of Company indebtedness from CSA. The original MAI debt issued to CSA was in the amount of $2,800,000 and entitled "December 1, 2000 Secured Subordinated Note due 2003." The original terms of the debt issued to CSA did not contain a conversion provision. MAI is modifying the terms of the debt initially issued to CSA to provide for a conversion feature that will allow the $3,194,156 obligation acquired from CSA by the Investor Group to be retired by converting it to 31,941,560 shares of MAI common stock. The reasons for the conversion are set forth above under "Rationale for Management Equity/Conversion Transaction." The benefit to existing shareholders will be a reduction of approximately $3.2 million of long term indebtedness. The balance of the CSA obligation of $500,000 will remain with CSA under terms which require monthly payments of $10,000 until the senior debt is repaid, at which time the CSA obligation will be amortized in monthly payments sufficient to pay all remaining principal and interest in 24 months.

        If this proposal is approved by the shareholders', the Investor Group will also invest an additional $1 million in MAI's common stock at the closing of the Management Equity/Conversion Transaction.

Future Plans for MAI's Business

        The Investor Group has advised our Board that, assuming completion of the Management Equity/Conversion Transaction, they have no present intention of causing us to change our fundamental business, to sell or otherwise dispose of us or all or any material part of our business, or to merge, liquidate or otherwise wind-up our business. Nevertheless, the Investor Group may initiate a review of our assets, corporate structure, capitalization, tax status, operations, properties and personnel to determine what changes, if any, would be desirable to enhance our operations and increase shareholder value following completion of the Management Equity/Conversion Transaction. It is anticipated that the persons who are presently our officers will continue in their same positions following completion of the Management Equity/Conversion Transaction.

        There are no existing voting agreements between members of the Investor Group that would have an impact on our future business plans.

        The federal securities laws generally require public companies such as MAI to deliver a "proxy statement" when they solicit proxy voting authority from their security holders. Even when they are not soliciting proxy voting authority, these companies must deliver an "information statement" to security holders when they are taking certain corporate actions. The disclosures contained in an information statement are materially equivalent to those found in a proxy statement. However, when certain shareholders such as the Investor Group control more than 50% of the outstanding shares of a public company they may decide to utilize an information statement rather than solicit proxies from shareholders because they have sufficient voting authority to implement company business without seeking additional shareholder votes. MAI will no longer be required to solicit proxies if the Management Equity/Conversion Transaction is consummated. This could be the last proxy statement filed by the Company for the foreseeable future. Notwithstanding the foregoing, MAI has not made a determination on whether it will continue to solicit proxies if the Management Equity/Conversion Transaction is approved by shareholders or provide shareholders with information statements only, as provided for under Schedule 14C of the SEC's rules and regulations.

        Other than as discussed below, the Investor Group has no present plans, proposals or arrangements to acquire more shares by tender offer or otherwise reduce or eliminate the shareholdings of the minority shareholders of MAI. Company management (which includes participants in the Investor Group) is, however, reviewing the costs and benefits of being and remaining a SEC reporting company. Preliminary findings indicate substantial cost savings could be achieved if the total number of shareholders were reduced and MAI was no longer a SEC reporting company. Management has not concluded its review and has not presented any definitive findings or conclusions to the Board of Directors. Management intends to continue its review of the costs versus the benefits of being a public company and bring recommendations related thereto for consideration by the Board that, ultimately, may result in the Company no longer being a SEC reporting company.

        Additionally, MAI's Board of Directors believes that as a result of the recent increased disclosure and procedural requirements resulting from the Sarbanes Oxley Act of 2002, the legal, accounting and administrative expense, and diversion of Board of Directors, management and staff effort necessary to conform to the requirements of a publicly reporting company will continue to increase, which, ultimately, may be to the detriment of the Company and its long range goals. The Board has also noted the absence of an active public market for the Company's Common Stock and the sporadic and limited trading in such Common Stock. Further, the Company's directors and management have noted that private companies similarly situated have considerably lower directors' and officers' liability insurance premiums as well as lower exposure to class action securities litigation. While eliminating SEC reporting requirements does not eliminate the need for such insurance or the risk of certain types of litigation (such as litigation due to fraud that occurred while the Company was public or due to a decision by the Company to go private), management believes that the exposure to groundless and wasteful litigation brought by law firms that specialize in securities fraud class actions is generally lower for privately held companies.

        In light of the foregoing, it is possible that at some future date the Company's Board of Directors, acting, if required, upon recommendation of an independent committee and its financial advisors, will conclude that eliminating the Company's SEC reporting obligations by reducing its number of shareholders may be in the best interests of its shareholders and to take such steps as may be required to accomplish that goal, such as a reverse stock split or other mechanism to reduce the number of its record shareholders. Such a conclusion would still be subject to the further obligations and duties of the Company and Board under applicable law.

Impact of the Management Equity/Conversion Transaction on the Company's Shareholders

        Of the 56,617,312 shares of Common Stock outstanding after the closing of the Management Equity/Conversion Transaction, excluding the shares to be issued to the Investor Group through the private placement and conversion of the Company indebtedness acquired from CSA, 14,675,752 shares are, or will be, freely tradable without restriction, unless held by our affiliates. The remaining 41,941,560 shares of common stock held by the Investor Group or existing stockholders are restricted securities and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. Existing shareholders will experience significant dilution from the sale of shares of our Common Stock in the private placement to the Investor Group and from the conversion of the Company indebtedness acquired by the Investor Group. As a result, our net income per share is likely to decrease in future periods, and the market price of our common stock could decline significantly.

        The net tangible net book value of the Company as of March 31, 2004 was a deficit of $17,629,000 or ($1.19) per share of Common Stock. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock at that date. After giving effect to the Management Equity/Conversion Transaction, the Company's pro forma net tangible book value at March 31, 2004 would have been a deficit of $13,496,000 or ($0.24) per share.

        As a result of the transactions contemplated by this Proposal 2, the Company may be viewed as less likely to be the target of a tender offer or other takeover attempt due to the concentration of ownership in the hands of the Investor Group, including existing management. If shareholders approve Proposal 2, the Company intends to implement the Management Equity/Conversion Transaction, the overall effect of which will be to make it impossible to remove the current senior management team, change the composition of the Company's Board of Directors, or implement business strategies not favored by the Investor Group. Approval of Proposal 2 will also make it more impossible for third parties to effect mergers, tender offers or proxy contests without the participation of the Investor Group, and may prevent the accomplishment of certain transactions, even if favorable to the interests of shareholders other than the Investor Group. There are no provisions of our charter documents, employment agreements or credit agreements that have material anti-takeover consequences, with the exception of our credit agreement with Canyon Capital Advisors LLC, which requires Canyon's approval for any "change of control' of the Company. This provision was waived in the case of the Management Equity/Conversion Transaction. MAI has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Financial Information and Other Disclosures Required by Item 13(a) of SEC Schedule 14A

        A copy of the Company's Annual Report to Stockholders for its fiscal year ended December 31, 2003, accompanies this Proxy Statement. The information required by Item 13(a) of SEC Schedule 14A that is contained in the Company's Annual Report, including the Company's financial statements and other information responsive to Items 302 through 305 of Regulation S-X, are set forth in Appendix E to this Proxy Statement.

Required Vote and Recommendation

        Based upon its organizational documents and the fact that as an OTC Bulletin Board company it is not subject to stock exchange requirements governing equity transactions with management, MAI believes that it is not legally required to secure shareholder approval for the Management Equity/Conversion Transaction. Nevertheless, it is submitting this restructuring to shareholder vote because of the change in control that will be implemented as a result of the transaction. If shareholders do not approve Proposal 2, then the Investor Group will continue to own the Company debt acquired from CSA and they will not make the $1,000,000 equity investment nor convert the acquired debt to equity.

        Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Broker non-votes, however, will not be counted either in favor of or against the proposal, but abstentions will be considered as having voted against the Proposal.

Pro Forma Financial Information Showing Effect of Management Equity/Conversion Transaction

        The unaudited pro forma consolidated balance sheet set forth below give effect to the Management Equity/Conversion Transaction as if it had occurred on March 31, 2004. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2003 and the three month period ended March 31, 2004 give effect to the Management Equity/Conversion Transaction as if it had occurred on January 1, 2003 and January 1, 2004. The pro forma financial information does not purport to represent what the Company's financial position or results of operations would have actually been had the Management Equity/Conversion Transaction occurred at such dates or to project the Company's financial position or results of operations for any future date or period. In addition, it does not incorporate any benefits from anticipated cost savings or revenue growth from the Management Equity/Conversion Transaction.

        The pro forma adjustments include the effect of to the amortization of any identifiable intangible assets recorded in connection with purchase accounting over their respective useful lives estimated at five years which reduces pro forma net income (loss) and income (loss) per share. The Company will engage a third party expert to perform a valuation of the intangible and tangible assets upon approval of this Proposal 2.

        Pursuant to an action taken by written consent of the Special Committee of the Board of Directors of MAI Systems Corporation on October 15, 2003, the Company and an investor group consisting of certain members of senior management (Mr. Ressler, Mr. Dolan and Mr. Kretzmer) and certain third parties (the "Investor Group") agreed to the Management Equity/Conversion Transaction, subject to execution of definitive documents with CSA, shareholder approval and other requirements such as receipt of a fairness opinion. Subsequent to the approval of the Special Committee of the Board of Directors on October 15, 2003, the Investor Group negotiated directly with Computer Sciences Corporation to acquire the MAI shares held by CSA together with a portion of CSA's indebtedness from MAI. On April 9, 2004, Computer Sciences Corporation agreed to terms with the Investor Group to acquire CSA's equity position and $3,194,156 of Company indebtedness from CSA. Subject to shareholder approval, the Investor Group will convert the Company indebtedness of $3,194,156 acquired from CSA for 31,941,560 shares of the Company's common stock based upon a conversion price of $0.10 per share, and will invest $1,000,000 of new cash proceeds into the Company in a private placement at $0.10 per share and receive 10,000,000 shares of the Company's common stock.

        As the proposed conversion price of the acquired indebtedness of $0.10 per share is lower than the fair value (quoted market price) on April 9, 2004, of $0.18 per share, a beneficial conversion right has been provided to the Investor Group, contingent on shareholder approval. The value of this contingent beneficial conversion right has been measured for accounting purposes on April 9, 2004, as $2.6 million. The Company will record this value as a charge to interest expense in the period in which shareholder approval is obtained.

        In addition, in the event that the market price for the Company's common stock is above $0.10 per share on the date of shareholder approval of the planned sale of 10,000,000 shares of the Company's common stock to the Investor Group, the Company will record a charge to stock compensation expense since certain members of the Company's management are also members of the Investor Group. The amount of the charge will be based on the 6,250,000 shares attributable to members of management based on their share in the Investor Group multiplied by the amount that the market price of the Company's common stock exceeds the $0.10 per share on the date of shareholder approval.

        The Company believes that the aforementioned transaction permits but does not require it to use new basis or push down accounting since the members of the Investor Group will hold between 80% and 94% of the voting shares of the Company upon completion of the transaction. The Company has elected to apply push down accounting.

        The Company currently has a stockholders' deficit of approximately $14.4 million and an accumulated deficit of approximately $232 million. After application of the proposed push down accounting, the portion of the historic deficit attributable to the Investor Group's new ownership will be eliminated, and stockholders' deficit will be partially reset based on the Investor Group's new basis in MAI of approximately $2.3 million. Post push down stockholders' equity (deficiency) will be calculated as follows (in thousands):

Non-Investor Group:
Historic stockholders' deficiency at March 31, 2004	$(14,432)
Non-Investor Group Ownership (100% - 83.1%)	16.9%

Non-Investor Group basis to carry over		$(2,439)
Investor Group:
New basis to push down		$2,313 (a)
Original basis to carry over	$(14,432)
Investor Group pre-existing ownership percentage	4.72%

		(681)

New stockholders' equity (deficiency)		$(807)

(a)
$2 million investment from Investor Group used to purchase debt and MAI shares from CSA plus approximately $313,000 stock compensation expense attributable to members of Investor Group which are also members of the Company's management (See footnote (e) to the pro forma financial statements).

        Based on the balance sheet as of March 31, 2004, and considering the additional equity investment and debt conversion by the Investor Group, application of push down accounting will result in a step-up in basis of the net assets of the Company of approximately $10,431,000 calculated as follows (in thousands):

Historical stockholders' deficiency at March 31, 2004	$(14,432)
New Equity issued to Investor Group	1,000
Conversion of Investor Group debt at book value	3,194
Step up in value of net assets	9,431

Post push-down accounting stockholders' deficiency	$(807)

        In accordance with push down accounting, the following pro forma statements of operations for the periods presented do not reflect estimated stock compensation and beneficial conversion charges of $313,000 and $2,555,000, respectively, resulting from the Management Equity/Conversion Transaction as such amounts will be charged to expense in the financial statements prior to the application of push down accounting and will have no impact on the post transaction balance sheet or statement of operations.

PRO FORMA CONSOLIDATED BALANCE SHEET

As of March 31, 2004

(UNAUDITED)

	Historical	Pro Forma Adjustments	Footnotes	Pro Forma
ASSETS
Current assets:
Cash	$510	$1,000	(a)	$1,510
Receivables, less allowance for doubtful accounts	2,477	—		2,477
Inventories, net	47	—		47
Prepaids and other assets	888	—		888

Total current assets	3,922	1,000		4,922
Furniture, fixtures and equipment, net	694	—		694
Intangibles, net	3,197	—		3,197
Intangible assets from Management Equity/Conversion Transaction	—	9,431	(b)	9,431
Other assets	76	—		76

Total assets	$7,889	$10,431		$18,320

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Current portion of long-term debt	$878	—		$878
Accounts payable	1,218	—		1,218
Customer deposits	1,825	—		1,825
Accrued liabilities	2,209	—		2,209
Income taxes payable	101	—		101
Unearned revenue	4,889	—		4,889

Total current liabilities	11,120	—		11,120
Long-term debt	10,511	(3,194)	(c)	7,317
Other liabilities	690	—		690

Total liabilities	22,321	(3,194)		19,127
Stockholders' deficiency:
Preferred Stock	—			—
Common Stock	152	414	(d)	566
Additional paid-in capital	218,112	(168,603)	(d)	49,509
Accumulated other comprehensive income:
Minimum pension liability	(1,005)	788	(d)	(217)
Foreign currency translation	(23)	18	(d)	(5)
Unearned compensation	(44)	34	(d)	(10)
Accumulated deficit	(231,624)	180,974	(d)(e)	(50,650)

Total stockholders' deficiency	(14,432)	13,625		(807)

Total liabilities and stockholders' deficiency	$7,889	$10,431		$18,320

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2003

(UNAUDITED)

(In thousands, except per share data)

	Historical	Pro Forma Adjustments	Footnotes	Pro Forma
Revenue:
Software	$3,855	—		$3,855
Network and computer equipment	485	—		485
Services	15,006	—		15,006

Total revenue	19,346			19,346
Direct costs:
Software	587	—		587
Network and computer equipment	370	—		370
Services	4,563	—		4,563

Total direct costs	5,520			5,520
Gross profit	13,826	—		13,826
Selling, general and administrative expenses	9,596	1,886	(b)(e)	11,482
Research and development costs	2,828	—		2,828
Amortization of intangibles	—	—		—
Other operating income	(200)	—		(200)

Operating income (loss)	1,602	1,886		(284)
Interest income	2	—		2
Interest expense	(1,219)	352	(f)	(867)
Other non-operating expense	(81)	—		(81)

Income (loss) before income tax benefit	304	(1,534)		(1,230)
Income taxes benefit	103	—		103

Net income (loss)	$407	$(1,534)		$(1,127)

Income (loss) per share:
Basic income (loss) per share	$0.03	$(0.04)		$(0.02)

Diluted income (loss) per share	$0.03	$(0.04)		$(0.02)

Weighted average common shares used in determining income (loss) per share:
Basic	14,538	41,942		56,480

Diluted	14,838	41,942		56,780

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2004

(UNAUDITED)

(In thousands, except per share data)

	Historical	Pro Forma Adjustments	Footnotes	Pro Forma
Revenue:
Software	$1,289	—		$1,289
Network and computer equipment	74	—		74
Services	3,809	—		3,809

Total revenue	5,172			5,172
Direct costs:
Software	321	—		321
Network and computer equipment	60	—		60
Services	1,069	—		1,069

Total direct costs	1,450			1,450
Gross profit	3,722	—		3,722
Selling, general and administrative expenses	2,348	472	(b)(e)	2,820
Research and development costs	892	—		892
Other operating expense	3	—		3

Operating income	479	472		7
Interest income	—	—		—
Interest expense	(291)	78	(f)	(213)
Other non-operating expense	(16)	—		(16)

Income (loss) before income tax expense	172	(394)		(222)
Income taxes expense	(6)	—		(6)

Net income (loss)	$166	$(394)		$(228)

Income (loss) per share:
Basic income (loss) per share	$0.01	$(0.01)		$(0.01)

Diluted income (loss) per share	$0.01	$(0.01)		$(0.01)

Weighted average common shares used in determining income (loss) per share:
Basic	14,575	41,942		56,517

Diluted	14,875	41,942		56,817

Footnotes:

(a)
$1,000,000 private placement from Investor Group

(b)
Preliminary estimate of definite life intangible assets to be recorded from Management Equity/Conversion Transaction using purchase accounting. Intangible assets will be amortized over a five-year life. For purposes of the pro forma financial statements, no amounts have been allocated to goodwill.

(c)
$3,194,000 of secured debt acquired by Investor Group and converted to equity.

(d)
Purchase accounting adjustments to common stock, additional paid-in capital, accumulated other comprehensive income and accumulated deficit relating to the $313,000 compensation charge (see footnote (e) below), $2,555,000 beneficial conversion feature (see footnote (f) below) and $3,194,000 of secured debt converted to equity (see (c) above). Accumulated deficit and other comprehensive income are adjusted to equal minority interest's share (16.9%) plus Investor Group share from pre-existing ownership (4.72%) of pre transaction amounts. Common stock and additional paid-in capital adjustments equals the balance necessary to force net equity change to equal the $10,431,000 step up in book value.

(e)
Pro forma adjustments do not include any estimated non cash stock compensation expense to be recorded prior to the application of push down accounting in connection with the Investor Group private placement. This expense will be recorded upon issuance of the 10,000,000 shares of MAI stock, based on the pro rata portion of shares being issued that are attributable to members of the Company's management of 62.5% (Mr. Ressler, Mr. Dolan and Mr. Kretzmer) multiplied by the excess of the market value of the Company's common stock on date of issuance over the $0.10 per share purchase price. Using the closing trading price of the Company's common stock on July, 19, 2004 of $0.15 per share, the charge to compensation expense would be approximately $313,000.

(f)
Reduction of interest expense as a result of approximately $3.1 million of debt converted to equity. Does not include the charge to interest expense to be recorded prior to the application of push down accounting for the beneficial conversion right provided to the Investor Group of $2,555,000 (31,941,560 shares to be issued upon conversion of debt times the difference between the closing price of MAI's stock at April 9, 2004 of $0.18 per share and the conversion price of $0.10 per share) which shall be charged to interest expense in the period in which shareholder approval is obtained.

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2, TO APPROVE THE MANAGEMENT EQUITY/CONVERSION TRANSACTION

PROPOSAL 3

APPROVAL OF AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

General

        Under the Company's present capital structure, the Company is authorized to issue 24,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share. The Board believes the number of authorized shares of Common Stock is inadequate for the present and future needs of the Company. Therefore, the Board has unanimously approved an amendment of the Company's Amended and Restated Articles of Incorporation to increase the aggregate number of shares of Common Stock authorized for issuance by 75,000,000 shares, to an aggregate of 99,000,000 shares authorized. The text of the forms of proposed amendment to our articles of incorporation is attached to this proxy statement as Appendix B.

        The authorization of an additional 75,000,000 shares of Common Stock will allow the Company to convert $3,194,156 of Company indebtedness to 31,941,560 shares of Common Stock as called for by Proposal 2, and still provide a reserve of 42,382,688 additional shares of Common Stock for general corporate purposes. If Proposal 3 is not approved, MAI cannot go forward with the Management Equity/Conversion Transaction, even if Proposal 2 is approved.

        MAI has no present plans, proposals or arrangements to issue any of the remaining authorized common stock, other than to provide for additional share issuances under the Company's Restricted Stock Plan. The proposed increase, however, gives the Board the ability to issue such shares of Common Stock from time to time as the Board deems necessary. The Company determined to propose an increase in authorized shares, between 100,000,000 shares to provide the Company with sufficient flexibility for implementing future business strategies. The Board of Directors believes that if an increase in the authorized number of shares of Common Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's shareholders at that time could significantly impair the Company's ability to consummate an acquisition or to meet financing requirements or other objectives. The additional Common Stock would be available for issuance by the Board without any future action by the shareholders, unless such action were specifically required by the Company's Amended and Restated Certificate of Incorporation, applicable law or the rules of any stock exchange or quotation system on which the Company's securities may then be listed.

        The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's shareholders, depending upon the exact nature and circumstances of any actual issuances of the authorized shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a shareholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of the Company's outstanding shares of Common Stock caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a shareholder's investment could be adversely affected.

Required Vote and Recommendation

        Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (e.g. a total of at least 7,337,877 shares). Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions and broker non-votes, however, have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3, THE AMENDMENT
OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF SHARES OF COMMON STOCK BY 75,000,000

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE 2001 RESTRICTED STOCK PLAN

General

        At the Annual Meeting, the stockholders are being asked to ratify an amendment to the Company's 2001 Restricted Stock Plan (the "2001 Restricted Stock Plan"), in order to provide for an increase in the authorized shares from 1,250,000 to 5,500,000 restricted shares of Common Stock to officers, directors and consultants of the Company. The text of the proposed amended and restated 2001 Restricted Stock Plan is set out in Appendix C.

        The 2001 Restricted Stock Plan is structured to allow the Board of Directors, the Compensation Committee or other authorized committee designated by the Board of Directors broad discretion in determining the participants and the extent of their participation in the 2001 Restricted Stock Plan for the purposes of attracting, retaining and motivating the best available talent for the successful conduct of the Company's business.

Summary of the 2001 Restricted Stock Plan

        The essential features of the 2001 Restricted Stock Plan are outlined below.

  Purpose

        The purposes of the 2001 Restricted Stock Plan are to advance the interests of the Company and its stockholders by providing significant incentives to selected officers and directors of the Company who contribute and are expected to contribute to the success of the Company.

  Eligibility

        Key management, officers and directors whom the Board of Directors, the Compensation Committee or other committee designated by the Board of Directors to administer the 2001 Restricted Stock Plan deems to be of special importance to the growth and success of the Company are eligible participants in the plan.

  Administration

        The 2001 Restricted Stock Plan is administered by the Board of Directors, the Compensation Committee or such other committee (which are collectively referred to herein as the "Committee") as may be appointed by the Board of Directors of the Company, which committee shall consist of not less than two members, all of whom are members of the Board of Directors. The Committee shall have full and final authority (i) to interpret the 2001 Restricted Stock Plan and option agreements promulgated thereunder; (ii) establish rules and regulations concerning the 2001 Restricted Stock Plan; (iii) make all determinations necessary or advisable for the administration of the 2001 Restricted Stock Plan; and (iv) correct defects or inconsistencies between any option agreements and the 2001 Restricted Stock Plan. Committee members receive no additional compensation for their services in connection with the 2001 Restricted Stock Plan, but do receive the fee of $1,000 for every Compensation Committee meeting they attend. See "Election of Directors-Director Compensation."

  Restricted Stock

        The 2001 Restricted Stock Plan permits the granting of restricted shares of the Common Stock of the Company. The shares will be issued as "restricted stock" within the meaning of Rule 144 of the Securities Act of 1933, as amended. The Committee shall have the discretion to determine what terms and conditions shall apply, including the imposition of a vesting schedule.

        Under this amended 2001 Restricted Stock Plan, in the event of termination of a recipient's employment all unvested restricted shares therefore awarded under this amended Restricted Stock Plan shall be forfeited and returned to the Company and become available for award to another participant.

        Stock granted pursuant to the 2001 Restricted Stock Plan become immediately vested without any further action upon the occurrence of a "change of control" as that term is defined in the plan.

        The granting of stock under the 2001 Restricted Stock Plan by the Committee is subjective and is dependent upon, among other things, an employee's and director's individual performance. Therefore, future option grants to executive officers, managers or directors under the 2001 Restricted Stock Plan are not determinable. See "Participation in the 2001 Restricted Stock Plan" below.

  Adjustments for Stock Dividends, Mergers and Other Events

        The Committee is authorized to make appropriate adjustments in connection with outstanding awards under the 2001 Restricted Stock Plan to reflect stock dividends, stock splits and similar events.

  Amendment and Termination

        The Board may amend, alter, or discontinue the 2001 Restricted Stock Plan at any time, but such amendment, alteration or discontinuation shall not adversely affect any option then outstanding without the participant's consent.

        Subject to the specific terms of the 2001 Restricted Stock Plan described above, the Committee may accelerate any award or option or waive any conditions or restrictions pertaining to such award or option at any time.

        In addition, no amendment which (i) increases the aggregate number of shares of Common Stock which may be issued pursuant to the 2001 Restricted Stock Plan, (ii) extends the period during which options may be granted pursuant to the 2001 Restricted Stock Plan, (iii) changes the class of individuals eligible to be granted options, (iv) materially increases the benefits provided by the 2001 Restricted Stock Plan, or (v) has the effect of any of the above, shall be effective unless and until the same is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company's voting stock, either in person or by proxy, in accordance with the applicable provisions of the charter and bylaws of the Company and applicable State law.

Certain United States Federal Income Tax Information

        The following is only a brief summary of the effect of federal income taxation upon the recipient and the Company under the 2001 Restricted Stock Plan based upon the Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside the United States in which an optionee may reside.

        A recipient will not recognize any taxable income at the time he or she is granted shares of restricted stock, until such time as the shares are vested. At that time, the recipient will recognize ordinary income measured by the then fair market value of the shares. Upon resale of such shares by the recipient, any difference between the sales price and the grant price, may be treated as capital gain (or loss). The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the recipient.

        A recipient may make an election under Internal Revenue Service Sec. 83(b) which election allows the recipient of nonvested Common Stock who received such property in return for services performed to value and include in gross income the excess of fair market value of such Common Stock, at the date of transfer, over the amount paid. The recipient can make this election even if such recipient has paid full value for the Common Stock. If the property is subsequently forfeited, the only loss allowable as a deduction is the amount paid for the Common Stock, not any amounts previously included in gross income by virtue of the election. The election must be made within 30 days of the receipt of the Common Stock.

Participation in the 2001 Restricted Stock Plan

        The grant of options under the 2001 Restricted Stock Plan to officers and directors is subject to the discretion of the Committee. As of the date of this proxy statement, there have been grants of awards to two officers and four directors representing 600,000 shares of Common Stock. MAI has no present plans, proposals or arrangements to issue any of the shares authorized under Proposal 4, but following approval, the Company will utilize the additional restricted shares to acquire and retain key employees. Officers and director members of the Investor Group will not participate in the Restricted Stock Plan after the approval of Proposal 4. Directors and officers participating in the Investor Group will continue to hold 450,000 shares of restricted stock granted to them in 2001. All officers, directors and consultants are eligible to participate in the 2001 Restricted Stock Plan. The following table sets forth information with respect to the grant of restricted stock to the Named Officers and to all current executive officers as a group:

PLAN BENEFITS
2001 RESTRICTED STOCK PLAN

Name of Individual	Securities Granted (#)	Issue Price Per Share ($/sh)
Richard S. Ressler, Chairman of the Board of Directors	50,000	$0.25
W. Brian Kretzmer President and Chief Executive Officer	250,000	$0.25
James W. Dolan Chief Operations and Financial Officer	150,000	$0.25
Zohar Loshitzer, Director	50,000	$0.25
Stephen Ross, Director	50,000	$0.25
Steven F. Mayer, Director	50,000	$0.25

All officers and directors as a group (6 individuals)	600,000

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-Average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,829,000	$1.10	394,147
Equity compensation plans not approved by security holders	1,275,000	0.43	—

Total	3,104,000	1.21	394,147

Required Vote and Recommendation

        Approval of the amendment to the 2001 Restricted Stock Plan requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Broker non-votes, however, will not be counted either in favor of or against the proposal, but abstentions will be considered as having voted against the Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4, THE ADOPTION OF THE AMENDMENT TO THE 2001 RESTRICTED STOCK PLAN

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On November 14, 2002, we dismissed KPMG LLP as our independent registered public accounting firm and on December 9, 2002 we engaged the services of BDO Seidman, LLP as our new independent registered public accounting firm for the fiscal year ending December 31, 2002. The Audit Committee recommended, and the Board of Directors approved, the dismissal of KPMG LLP and the appointment of BDO Siedman LLP. The Company stated in a Form 8-K filed with the Securities and Exchange Commission ("SEC") on November 21, 2002 that "During the two fiscal years ended December 31, 2000 and December 31, 2001, and the subsequent interim periods to the date of KPMG LLP's dismissal, there were no disagreements between the Company and KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of KPMG LLP would have caused that firm to make reference in connection with its reports to the subject matter of the disagreement(s)." Because of a letter subsequently submitted by KPMG LLP to the SEC on December 4, 2002, the Company filed Form 8-K/A on December 6, 2002 and stated that "to the extent (our) former accountant's December 4, 2002 letter implies a disagreement prior to dismissal, the Registrant is unable to agree with the former accountant."

        The Board of Directors has selected BDO Seidman, LLP to audit our financial statements for the fiscal year ending December 31, 2003. The decision of the Board of Directors to appoint BDO Seidman, LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm's qualities as independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has establish, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee's review also included matters required to be considered under the SEC's Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with BDO Seidman, LLP in all these respects.

        Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board believes that such a change would be in the best interest of MAI Systems and its stockholders. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Board may reconsider its selection.

        The Board of Directors expects that representatives of BDO Seidman, LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

        The Audit Committee has established rules governing our use of BDO Seidman, LLP for non-audit services.

        The Audit Committee has determined that the accounting advice and tax services provided by BDO Seidman, LLP is compatible with maintaining BDO Seidman LLP's independence.

Auditor Fee Disclosure

        The following is a summary of fees billed by BDO Seidman, LLP and KPMG LLP for audit and other professional services during fiscal years 2003 and 2002:

	2003	2002
AUDIT FEES include the review of interim consolidated financial statements, annual audit of the consolidated financial statements, required statutory audits of certain foreign subsidiaries and assistance with SEC filings	$166,000	$200,000
AUDIT RELATED FEES include the annual audit of the 401(k) plan	$5,000	$4,000
TAX FEES include tax compliance, transactional consulting, and tax advice for multi-state and global restructuring and assistance with certain foreign regulatory filings and tax issues	$11,000	$32,000
ALL OTHER FEES include license fees for online financial reporting and assurance literature. There were no fees for Financial Information Design and Implementation in fiscal years 2003 and 2002	$8,000	$15,000

TOTAL FEES	$190,000	$251,000

        The Audit Committee is directly responsible for determining the compensation of the independent registered public accounting firm and has established pre-approval policies and procedures for all BDO Seidman, LLP. These pre-approval policies and procedures are attached as part of the Audit Committee Charter, Appendix A, to this Proxy Statement. All work was pre-approved by the Audit Committee. When considering matters that could bear on the independence of BDO Seidman, LLP, the Committee takes into account both the nature of any potential work performed and the related fees. The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining BDO Seidman's independence and has concluded that it is compatible. The Committee aggregates all audit-related and recurring, non-audit costs when evaluating the potential impact of BDO Seidman fees for discretionary projects on auditor independence.

Required Vote and Recommendation

        Ratification of BDO SEIDMAN, LLP as the Company's auditors requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Broker non-votes, however, will not be counted either in favor of or against the proposal, but abstentions will be considered as having voted against the Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5, THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: June 18, 2004

MAI Systems Corporation
26110 Enterprise Way, Suite 200
Lake Forest, CA 92630

APPENDIX A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

        A.    Committee Membership

        The Audit Committee of MAI Systems Corporation (the "Company") shall be comprised of at least three directors each of whom is (i) "independent" under the rules of the Securities and Exchange Commission except as permitted by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an "affiliate" of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

        Notwithstanding the immediately preceding paragraph, one director who is not "independent" under the rules of the Securities and Exchange Commission, who does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, who is not an "affiliate" of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Exchange Act, and who is not a current officer or employee, or a spouse, parent, child or sibling, whether by blood, marriage or adoption, of, or a person who has the same residence as, any current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, shall have determined that such individual's membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement, or Form 10-K if no proxy statement is filed, subsequent to such determination, the nature of the relationship, and the reasons for the determination. Any such member appointed to the Committee may only serve for up to two years and may not chair the Committee.

        Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

        B.    Committee Purposes

        The purposes of the Audit Committee are to:

1.
assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm's qualifications and independence, and (iv) the performance of the independent registered public accounting firm and the Company's internal audit function; and

2.
prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company's annual proxy statement

        The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management's assessment of the effectiveness of internal control over financial reporting, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

        The independent registered public accounting firm shall submit to the Audit Committee annually a formal written statement (the "Auditors' Statement") describing: the auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent registered public accounting firm and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

        The independent registered public accounting firm shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent registered public accounting firm: (i) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent registered public accounting firm, in the aggregate and by each service.

        C.    Committee Duties and Responsibilities    To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

1.
with respect to the independent registered public accounting firm,

(i)
to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm (including the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting), who shall report directly to the Audit Committee; provided that the auditor appointment shall be subject to shareholder approval;

(ii)
to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

(iii)
to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent registered public accounting firm;

(iv)
to ensure that the independent registered public accounting firm prepare and deliver annually an Auditors' Statement (it being understood that the independent registered public accounting firm is responsible for the accuracy and completeness of this Statement), and to discuss with the independent registered public accounting firm any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent registered public accounting firm;

(v)
to obtain from the independent registered public accounting firm in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm and management, and any material written communications between the independent registered public accounting firm and management, such as any "management" letter or schedule of unadjusted differences;

  (vi)
  to review and evaluate the qualifications, performance and independence of the lead partner of the independent registered public accounting firm;

  (vii)
  to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself;

  (viii)
  to review and approve all related party transactions of the Company; and

  (ix)
  to take into account the opinions of management and the Company's internal auditors in assessing the independent registered public accounting firm's qualifications, performance and independence;

2.
with respect to the internal auditing department,

(i)
to review the appointment and replacement of the director of the internal auditing department; and

(ii)
to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto;

3.
with respect to accounting principles and policies, financial reporting and internal control over financial reporting,

(i)
to advise management, the internal auditing department and the independent registered public accounting firm that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)
to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent registered public accounting firm required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented or other professional standards, including reports and communications related to:

  •
  deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

  •
  consideration of fraud in a financial statement audit;

  •
  detection of illegal acts;

  •
  the independent registered public accounting firm's responsibility under generally accepted auditing standards;

  •
  any restriction on audit scope;

  •
  significant accounting policies;

      •
      significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

      •
      management judgments and accounting estimates;

      •
      any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

      •
      the responsibility of the independent registered public accounting firm for other information in documents containing audited financial statements;

      •
      disagreements with management;

      •
      consultation by management with other accountants;

      •
      major issues discussed with management prior to retention of the independent registered public accounting firm;

      •
      difficulties encountered with management in performing the audit;

      •
      the independent registered public accounting firm's judgments about the quality of the entity's accounting principles;

      •
      reviews of interim financial information conducted by the independent registered public accounting firm; and

      •
      the responsibilities, budget and staffing of the Company's internal audit function, including under SAS 61.

  (iii)
  to meet with management, the independent registered public accounting firm and, if appropriate, the director of the internal auditing department:

    •
    to discuss the scope of the annual audit;

    •
    to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

    •
    to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent registered public accounting firm, relating to the Company's financial statements;

    •
    to discuss any difficulties the independent registered public accounting firm encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

    •
    to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent registered public accounting firm to the Company;

    •
    to review the form of opinion the independent registered public accounting firm propose to render to the Board of Directors and shareholders; and

    •
    to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

  (iv)
  to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting

  (v)
  to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

  (vi)
  to obtain from the independent registered public accounting firm's assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

  (vii)
  to discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

  (viii)
  to discuss and review the type and presentation of information to be included in earnings press releases;

  (ix)
  to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

  (x)
  to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters

  (xi)
  to establish hiring policies for employees or former employees of the independent registered public accounting firm

4.
with respect to reporting and recommendations,

(i)
to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

(ii)
to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors

(iii)
to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

(iv)
to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

        D.    Committee Structure and Operations

        The Audit Committee shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately periodically with management, the director of the internal auditing department and the independent registered public accounting firm to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent registered public accounting firm to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

        E.    Delegation to Subcommittee

        The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent registered public accounting firm, provided that any such approvals are presented to the Committee at its next scheduled meeting.

        F.    Resources and Authority of the Audit Committee

        The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management

        The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.
Compensation to the independent registered public accounting firm and any other public accounting firm engaged for the purpose of preparing    or issuing an audit report or performing other audit, review or attest services for the Company;

2.
Compensation of any advisers employed by the Audit Committee; and

3.
Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        G.    Pre-Approval Policies and Procedures

        The Company's Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the services provided do not impair the auditor's independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval pursuant to this policy, it will require separate pre-approval by the Audit Committee.

        Annually, the Audit Committee reviews and pre-approves the categories and related services along with an estimated fee for each category. Separate pre-approval is required in those circumstances where the estimated actual fee for the approved category exceeds the pre-approved fee.

        The Audit Committee will annually review and revise as needed the list of pre-approved categories and related services.

        The Audit Committee has delegated pre-approval authority to its Chairman. The Chairman will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        The Audit Committee will not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

        The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Any changes in terms, conditions and fees resulting from a change in scope, company organization or other matters, will require pre-approval of the Audit Committee.

        In addition to the annual audit services engagement, the Audit Committee may grant pre-approval of all other services when the independent registered public accounting firm is deemed to be the best provider of the service. These may include audit related services, tax services, and all other services. The Audit Committee may add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations. The independent registered public accounting firm has reviewed this policy and believe that implementation of the policy will not adversely affect the auditor's independence.

        Requests or applications to obtain pre-approval for services or to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee through the office of the Company's Chief Financial Officer. The request must include an explanation of services in detail in order for the Audit Committee to determine that the request or application is consistent with the Securities and Exchange Commission's rules on auditor independence.

        Approval will not be granted for prohibited services as defined by the Securities and Exchange Commission.

APPENDIX B
Amendment No. 3 to the
Amended and Restated
Certificate of Incorporation
Pursuant to Sections 245 and 303 of the
General Corporation Law of the State of Delaware
By and on behalf of MAI Systems Corporation

  MAI Systems Corporation, a Delaware corporation organized and existing under and by virtue of the laws of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

  1. The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Articles FOURTH and FIFTH of the Corporation's Certificate of Incorporation so that, as amended, said Articles shall read in their entirety as follows:

  FOURTH: In accordance with the provisions of Section 303 of the General Corporation Law of the State of Delaware, the authorized capital stock of all classes of the Corporation shall consist of 100,000,000 shares at a par value of $0.01 per share.

  FIFTH: The shares of capital stock which the Corporation shall have authority to issue shall be divided into 1,000,000 shares of Preferred Stock, at a par value of $0.01 each, and 99,000,000 shares of Common Stock, at a par value of $0.01 each.

  Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

  (a)
  the distinctive serial designation of such series which shall distinguish it from other series;

  (b)
  the number of shares in such series;

  (c)
  the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

  (d)
  whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

  (e)
  the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

  (f)
  the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

  (g)
  the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased in whole or in part, pursuant to such obligation;

B-1

  (h)
  whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same of any other or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

  Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, the undersigned, W. Brian Kretzmer, has signed this Certificate of Amendment as Chief Executive Officer, President and Secretary, of the Corporation, this    th day of May 2004.

/s/ W. BRIAN KRETZMER W. Brian Kretzmer, Chief Executive Officer, President and Secretary

B-2

APPENDIX C

MAI SYSTEMS CORPORATION

AMENDED AND RESTATED 2001 RESTRICTED STOCK PLAN

1.     Purpose.

    The purpose of the MAI Systems Corporation (the "Company") 2001 Restricted Stock Plan (the "Plan") is to promote the long-term growth of the Company by making awards of Common Stock to key employees and directors of the Company or its Subsidiaries.

2.     Definitions.

    The following definitions are applicable to this Plan:

    Board of Directors means the Board of Directors of the Company.

    Cause means willful misconduct by the Participant in the performance of his duties with the Company or its Subsidiaries.

    Committee means the Committee referred to in Section 3 hereof.

    Common Stock means the Common Stock of the Company.

    Participant means any key employee or director of the Company or its Subsidiaries who is selected by the Committee to participate in the Plan.

    Permanent Disability means the inability to perform the services required by a Participant's employment with the Company and its Subsidiaries, or service as a director, due to physical or mental disability which continues for ninety-one (91) consecutive days in any period of twelve (12) months.

    Restricted Period means the period of time during which Restricted Stock is subject to the restrictions referred to in Section 5(a) hereof.

    Restricted Stock means Common Stock which has been awarded to a Participant subject to the restrictions referred to in Section 5(a) hereof, so long as such restrictions are in effect.

    Retirement means normal or late retirement pursuant to the terms of a pension plan of the Company or its Subsidiaries covering a Participant.

    Subsidiary means any corporation of which the Company owns, directly or indirectly, stock having a majority of the total combined voting power of all classes of stock in such corporation.

3.     Administration.

    The Plan shall be administered under the direction of a compensation committee of the Board of Directors (the "Committee") consisting of two or more directors who are Non-Employee Directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have sole and complete authority to (i) select the Participants; (ii) determine the number of shares of Common Stock to be awarded to each of the Participants and the terms and conditions on which such awards will be made; (iii) establish from time to time regulations for the administration of the Plan; (iv) interpret the Plan, and (v) make all determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations by the Committee shall be final and binding on all Participants.

4.     Eligibility.

    The Committee shall, from time to time, select Participants from those key employees and directors of the Company and its Subsidiaries who, in the opinion of the Committee, have the capacity for contributing to the success and growth of the Company and its Subsidiaries. No employee or director of the Company or its Subsidiaries shall have a right to be selected as a Participant.

5.     Terms and Conditions of Awards.

    All shares of Common Stock awarded under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion.

  (a)
  At the time of an award of Restricted Stock, the Committee shall establish for each Participant one or more Restricted Periods during which shares of Common Stock awarded under the Plan may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, except as hereinafter provided in Section 5(b); provided, however, that the Committee may, in its discretion, accelerate any such Restricted Period with respect to outstanding awards of Restricted Stock. Except for such restrictions, the Participant as owner of Restricted Stock shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares.

  (b)
  Upon the death, Retirement or Permanent Disability of a Participant, upon the involuntary termination by the Company or any Subsidiary for reasons other than Cause, or upon the sale of assets of the Company or the merger or consolidation of the Company with another corporation and the terms of such sale, merger or consolidation do not entitle the Participant to shares of the purchasing, surviving or resulting corporation, all of such shares shall be free of such restrictions. If a Participant ceases to be an employee of the Company or its Subsidiaries for any other reason, then all unvested shares of Restricted Stock therefore awarded to him, shall upon such termination of employment be forfeited and returned to the Company and available for award to another Participant.

  (c)
  Each certificate issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Company and shall bear the following (or similar) legend:

    The transferability of this certificate and the shares of stock represented hereby are subject to the termsand conditions (including, in certain circumstances, forfeiture) contained in the MAI Systems Corporation 2001 Restricted Stock Plan and an Agreement entered into between the registered owner and the Company. A copy of such Plan and Agreement is on file in the office of the Company, 26110 Enterprise Way, Suite 200, Lake Forest, California (attn: Finance Department).

    If not then registered under the Securities Act of 1933 (the "Act"), each certificate issued in respect of Restricted Stock awarded under the Plan shall bear the following (or a similar) additional legend:

    The shares represented by this certificate have not been registered under the Securities Act of 1933, and such shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered unless registered under such Securities Act, or unless, in the opinion of counsel for the Company, an exemption is available from registration.

  (d)
  An award of Restricted Stock shall not be effective unless the Participant enters into an Agreement with the Company in a form specified by the Committee agreeing to the terms, conditions and restrictions of the award and such other matters as the Committee shall in its sole discretion determine. Subject to Section 9(a), such terms, conditions and restrictions may be modified by the Committee.

  (e)
  At the expiration of a Restricted Period, the Company shall deliver to the Participant (or his legal representatives, beneficiaries or heirs) the certificates of Common Stock deposited with it pursuant to Section 5(c) for which such Restricted Period has terminated.

6.     Stock Subject to the Plan.

    Restricted Stock shall be shares of Common Stock and will be authorized but unissued shares or shares acquired by the Company and held in its treasury. Subject to adjustment in the number and kind of shares as provided in Section 7 hereof, 5,500,000 shares of Common Stock shall be reserved for award under the Plan.

7.     Changes In Capitalization.

    The aggregate number of shares of Common Stock which may be awarded under the Plan as provided in Section 6 hereof, shall be appropriately adjusted for any increase or decrease in the total number of shares of the Company's Common Stock resulting from a division or combination of shares or other capital adjustment; or resulting from the payment of a stock dividend, or other increase or decrease in such shares by the Company.

8.     Employee and Director Rights under the Plan.

    No employee, director or other person shall have any right to be awarded Common Stock under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee and director any right to be retained in the employ of the Company or its Subsidiaries, or as a director.

9.     Amendment or Termination.

  (a)
  The Board of Directors may amend the Plan from time to time in such respects as the Board of Directors may deem advisable, provided that no change may be made in any award theretofore granted which would impair the rights of a Participant, without consent of the Participant, and provided further, that without the approval of the Company's stockholders, no amendment may be made if such approval would be required by Rule 16b-3 under the Exchange Act for transactions pursuant to the Plan to continue to be exempt thereunder. The Committee may amend Agreements between Participants and the Company from time to time in such respects as the Committee may deem advisable, provided that no change may be made in any award theretofore granted which would impair the rights of a Participant without the consent of the Participant.

  (b)
  The Board of Directors may at any time terminate the Plan. Any such termination of the Plan shall not affect awards already in effect and such awards shall remain in full force and effect as if the Plan had not been terminated.

10.   Effective Date and Term of the Plan.

    The Plan shall be effective upon adoption by the Board of Directors, subject to approval by majority vote of the stockholders of the Company. No awards may be made under the Plan subsequent to December 31, 2010.

APPENDIX D

MAI SYSTEMS CORPORATION

FAIRNESS OPINION

[LETTERHEAD OF MARSHALL STEVENS]

March 30, 2004

File Reference: 31-11-20887

The Special Committee of
    Board of Directors of
MAI Systems Corporation
26110 Enterprise Way
Lake Forest, California 92630

Dear Ladies and Gentlemen:

        It is our understanding that a Stock Purchase Agreement (the "Agreement") will be entered into upon shareholder approval, by and between MAI Systems Corporation ("MAI" or the "Company"), a Delaware corporation, and HIS Holdings LLC ("Investor Group"), led by its managing member, Orchard Capital Corporation ("Orchard"). Pursuant to the Agreement and after shareholder approval, the Investor Group will infuse $1 million of cash into MAI at a purchase price of $0.10 per share (the "Investment"). In consideration of the Investment, the Investor Group will receive 10,000,000 newly issued common shares subject to the terms and restrictions as set forth in the Agreement ("Common Stock").

        In a separate transaction, as discussed in the document entitled "Action Taken by Written Consent of the Special Committee of Board of Directors of MAI Systems" dated October 15, 2003, the Company has been negotiating with Computer Science Corporation ("CSC") regarding the restructuring of the approximately $3.5 million of Company debt held by CSC's subsidiary, CSA Private Limited ("CSA Debt"). As part of a planned restructuring, the Company will be converting a portion of the CSA Debt into newly issued Common Stock that are subject to the same terms and restrictions as set forth in the Agreement, at a conversion price of $0.10 per share (the "Conversion").

        You have requested our opinion ("the Opinion") as to whether the consideration of $0.10 per share of Common Stock to be received in the proposed Investment and in the proposed Conversion is fair to the public shareholders of MAI (exclusive of the Investor Group), from a financial point of view; pursuant to the terms and subject to the conditions set forth in the Agreement. We have not been engaged to give advice on whether the shareholders should approve the Investment or the Conversion, nor have we been requested to seek or identify alternative business strategies. The date of this Opinion is March 30, 2004.

        In arriving at our Opinion, we received and reviewed the following information:

  1.
  Proxy Statement and Notice of Special Meeting of Shareholders (Draft dated March 27, 2004)

  2.
  Draft of the Stock Purchase Agreement (Received March 12, 2004)

  3.
  Document entitled "Action Taken by Written Consent of the Special Committee of Board of Directors of MAI Systems" dated October 15, 2003.

  4.
  Form 10-K Annual Reports of MAI Systems Corporation for the fiscal years ended December 31, 2001 through December 31, 2002 and draft Form 10-K Annual Report for December 31, 2003.

  5.
  Form 10-Q Quarterly financial statement of MAI Systems Corporation for the quarter ended September 30, 2003.

  6.
  Four year cash flow projections for MAI for the years 2004 through 2007. Management provided projections that took into consideration a restructuring transaction.

  7.
  List of option and warrant holders of MAI.

  8.
  Loan documents relating to the 10% subordinate debt held by CSA Private Limited and the 11% subordinate debt held by Canyon Capital Management.

  9.
  Certain correspondences with Canyon Capital Advisors and Computer Sciences Corporation regarding the proposed Investment and the proposed Conversion.

  10.
  Various product brochures and other literature relative to MAI and Hotel Information Systems.

        In addition to reviewing the above information, we have among other things:

  1.
  Considered the nature of the business and the history of MAI; the Company's earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA"), revenues, book capital, and total assets for the past five fiscal years (1999-2003) and the latest interim periods; the outlook for future EBIT, EBITDA and revenues; the Company's financial condition; and the Company's dividend-paying capacity.

  2.
  Analyzed financial statements, prices and other materials regarding guideline publicly traded companies in the lodging technology and software industries; required rates of return on debt and equity capital; materials discussing the economic outlook, in general; and the specific outlook for the lodging technology industry; and such other material as we deemed appropriate.

  3.
  Analyzed the financial terms and operating results and financial condition of companies, to the extent publicly available, involved in certain recent business combinations in the lodging technology industry.

  4.
  Compared certain statistical and financial information of the Company with similar information for certain guideline publicly traded companies in the lodging technology and software industries.

  5.
  Analyzed daily stock prices and trading volumes for MAI Systems Corporation for the period June 1, 2003 through March 30, 2004.

  6.
  Visited MAI's headquarters in Lake Forest, California and conducted interviews with management and relied upon their representations concerning the operations, financial condition, future prospects, and projected operations and performance of MAI.

  7.
  Met with members of the Special Committee and the Special Committee's counsel to discuss the business and history of MAI and to discuss matters pertaining to fair price.

  8.
  Conducted such other financial studies, analyses and inquiries, and considered such other matters as we deemed necessary and appropriate for our Opinion.

        In rendering our Opinion, we have not independently verified the accuracy and completeness of the financial information or other information furnished by the Company orally or in writing, or other information obtained from publicly available sources. We reviewed the most current and best available estimates and judgments of the management of the Company, as to the expected future financial and operating performance of the Company, and did not undertake any obligation to assess whether such forecasts, estimates or judgments are reasonable or are likely to be accurate, nor did we undertake any obligation independently to verify the underlying assumptions made in connection with such forecasts, estimates or judgments. In addition, we did not make an independent valuation or appraisal of any particular assets or liabilities of the Company. Our Opinion is based on business, economic, market and other conditions as they exist as of the date of this Opinion. We have assumed that the factual circumstances and terms, as they exist at the date of this Opinion, will remain substantially unchanged through the time the Investment and the Conversion is completed.

        This Opinion has been prepared for the Special Committee of Board of Directors of MAI in connection with its consideration of the Investment and the Conversion and may not be used for any other purpose without Marshall and Stevens Incorporated's express, prior, written consent; provided that, this Opinion may be included in the proxy statement sent by MAI to its shareholders concerning the Investment and the Conversion so long as the Opinion is reproduced in full in such proxy statement and any summary of the Opinion in the proxy statement is reasonably acceptable to Marshall & Stevens Incorporated. Our fee for the provision of this Opinion is not contingent upon our conclusion regarding the fairness of the consideration to be received by the public shareholders or the consummation of the aforementioned transaction.

        Based upon the foregoing and upon such other factors as deemed relevant, including the attached assumptions and limiting conditions, it is our Opinion that, as of the date of this Opinion, the consideration of $0.10 per share of Common Stock to be offered in the Investment and the Conversion is fair to the public shareholders of MAI, from a financial point of view, pursuant to the terms and subject to the conditions set forth in the Agreement.

        Prior to the Special Meeting of Shareholders, we may provide additional information to update our Opinion.

Very truly yours,

/s/ MARSHALL & STEVENS INCORPORATED
MARSHALL & STEVENS INCORPORATED

ASSUMPTIONS AND LIMITING CONDITIONS

Title

        No investigation of legal title was made, and we render no opinion as to ownership of MAI Systems Corporation or the underlying assets.

Date of Value

        The date of this Opinion is March 30, 2004. The dollar amount reported is based on the purchasing power of the U.S. dollar as of that date. The analyst assumes no responsibility for economic or physical factors occurring subsequent to the date of this Opinion that may affect the Opinion reported.

Visitation

        MAI Systems Corporation was visited by senior analysts of Marshall & Stevens Incorporated. When the date of our visit differs from the date of our Opinion, we assume no material change in the operations of MAI or the underlying assets unless otherwise noted in the report.

Non-Appraisal Expertise

        No opinion is intended to be expressed for matters that require legal or specialized expertise, investigation, or knowledge beyond that customarily employed by financial analysts.

Information and Data

        Information supplied by others that was considered in this analysis is from sources believed to be reliable, and no further responsibility is assumed for its accuracy. We reserve the right to make such adjustments to the Opinion herein reported based upon consideration of additional or more reliable data that may become available subsequent to the issuance of this Opinion.

Litigation Support

        Depositions, expert testimony, attendance in court, and all preparations/support for same arising from this Opinion shall not be required unless arrangements for such services have been previously made.

Management

        The Opinion expressed herein assumes the continuation of prudent management policies over whatever period of time is deemed reasonable and necessary to maintain the character and integrity of MAI or the underlying assets.

Purposes

        We have presented Marshall & Stevens Incorporated's considered Opinion based on the facts and data obtained during the course of this investigation. This Opinion has been prepared for the sole purpose stated herein and shall not be used for any other purpose.

Unexpected Conditions

        We assume there are no hidden or unexpected conditions associated with MAI Systems Corporation or the underlying assets that might adversely affect value. We also assume no responsibility for changes in market condition that may require an adjustment to our Opinion.

Hazardous Substances

        Hazardous substances, if present within a business, can introduce an actual or potential liability that may adversely affect the marketability and value of MAI Systems Corporation or the underlying assets. In this Opinion, no consideration has been given to such liability or its impact on value.

Contingent Liabilities

        Our conclusions do not consider the impact of any contingent liabilities of the Company, either known or unknown. According to the Management of MAI Systems Corporation, as of the date of this Opinion, there were no contingent liabilities that were considered material.

Future Events/Projections

        The reader is advised that this Opinion is heavily dependent upon future events with respect to industry performance, economic conditions, and the ability of MAI Systems Corporation to meet certain operating projections. In this Opinion, the operating projections have been developed from information supplied by the Management of MAI Systems Corporation. The operating projections incorporate various assumptions including, but not limited to, net sales, net sales growth, profit margins, income taxes, depreciation, capital expenditures, working capital levels, and discount rates, all of which are critical to the Opinion. The operating projections are deemed to be reasonable and valid at the date of this Opinion; however, there is no assurance or implied guarantee that the assumed facts will be validated or that the circumstances will actually occur. We reserve the right to make adjustments to this Opinion herein reported as may be required by any modifications in the prospective outlook for the economy, the industry, and/or the operations of MAI Systems Corporation.

 Appendix E
SELECTED FINANCIAL INFORMATION

        The following table summarizes our selected financial data derived from our financials statements.

        The financial data set forth below should be read in conjunction with, and is qualified in reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements and the related notes to those financial statements, included elsewhere in this report.

SELECTED FINANCIAL DATA

(in thousands, except per share data)

STATEMENT OF OPERATIONS DATA

	For the Years Ended December 31,
	1999	2000	2001	2002	2003
Revenue	$37,335	$27,321	$23,768	$21,937	$19,346
Income (loss) from continuing operations	(13,770)	1,444	3,657	417	353
Income (loss) from discontinued operations	2,997	(627)	(1,525)	(1,767)	—
Net income (loss)	(10,773)	817	2,132	(1,350)	353
Income (loss) per share from continuing operations:
Basic income (loss) per share	$(1.26)	$0.13	$0.28	$0.03	$0.02

Diluted income (loss) per share	$(1.26)	$0.13	$0.28	$0.03	$0.02

Income (loss) per share from discontinued operations:
Basic income (loss) per share	$0.27	$(0.06)	$(0.12)	$(0.13)	$—

Diluted income (loss) per share	$0.27	$(0.06)	$(0.12)	$(0.13)	$—

Net Income (loss) per share:
Basic income (loss) per share	$(0.99)	$0.07	$0.16	$(0.10)	$0.02

Diluted income (loss) per share	$(0.99)	$0.07	$0.16	$(0.10)	$0.02

Weighted average common shares used in determining income (loss) per share:
Basic	10,889	10,923	13,091	13,945	14,538

Diluted	10,889	11,206	13,263	13,945	14,838

BALANCE SHEET DATA
Working capital deficiency	(14,381)	(10,811)	(3,787)	(8,649)	(10,399)
Total assets	24,630	16,445	8,288	6,177	6,530
Long-term debt	8,114	7,792	10,966	10,523	10,781
Stockholders' deficiency(1)	(12,569)	(12,110)	(12,992)	(14,782)	(14,586)

(1)
No cash dividends have been declared by the Company.

 QUARTERLY DATA (Unaudited)

(in millions, except share data)

	1st Quarter 2002	2nd Quarter 2002	3rd Quarter 2002	4th Quarter 2002(1)	1st Quarter 2003	2nd Quarter 2003	3rd Quarter 2003	4th Quarter 2003
Revenue	$5.7	$5.5	$5.7	$5.0	$5.2	$4.8	$4.8	$4.6
Gross profit	3.8	3.7	3.9	3.7	3.7	3.5	3.5	3.1
Income (loss) from continuing operations	0.2	0.3	0.1	(0.2)	0.3	(0.1)	0.1	0.1
Income (loss) from discontinued operations	0.1	0.1	(0.2)	(1.7)	—	—	—	—
Net income (loss)	0.3	0.3	(0.2)	(1.8)	0.3	(0.1)	0.1	0.1
Income (loss) per share:
Continuing Operations:
Basic	$0.02	$0.02	$0.00	$0.01	$0.02	$(0.01)	$0.01	$—
Diluted	0.02	0.02	0.00	0.01	0.02	(0.01)	0.01	—
Discontinued Operations:
Basic	0.00	0.01	(0.01)	(0.12)	—	—	—	—
Diluted	0.00	0.01	(0.01)	(0.12)	—	—	—	—
Net income (loss) per share:
Basic	0.02	0.02	(0.01)	(0.13)	0.02	(0.01)	0.01	—
Diluted	0.02	0.02	(0.01)	(0.13)	0.02	(0.01)	0.01	—
Weighted average common shares used in determining income (loss) per share (in thousands):
Basic	13,656	13,852	14,119	14,154	14,426	14,426	14,575	14,575

Diluted	13,663	14,361	14,569	14,604	14,876	14,426	14,875	14,875

(1)
During the fourth quarter of 2002, the Company recorded a $1,021,000 loss on the sale of its Legacy (MAI Canada) and Process Manufacturing businesses.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with the audited consolidated financial statements included elsewhere herein. Except for the historical information contained herein, the matters discussed in this Annual Report are forward-looking statements that involve a number of risks and uncertainties. There are certain important factors and risks, including the rapid change in hardware and software technology, market conditions, competitive factors, seasonality and other variations in the buying cycles of certain of our customers, the timing of product announcements, the release of new or enhanced products, the introduction of competitive products and services by existing or new competitors, the significant risks associated with the acquisition of new products, product rights, technologies or businesses, our ability to retain technical, managerial and other personnel, and the other risks detailed from time to time in our SEC reports, including reports on Form 10-K and Form 10-Q, that could cause results to differ materially from those anticipated by the statements made herein. Therefore, historical results and percentage relationships will not necessarily be indicative of the operating results of any future period. See "Risk Factors" elsewhere in this Annual Report on Form 10-K.

Critical Accounting Policies and Estimates

        The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, accounts receivable and intangible assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. This forms the basis of judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates under different assumptions or conditions.

        We believe the following critical accounting policies and the related judgments and estimates affect the preparation of our consolidated financial statements:

Software Development Costs

        All costs incurred to establish the technological feasibility of software products to be sold to others are expensed as research and development. Once technological feasibility has been established, all software production costs are capitalized. Amortization is computed on an individual product basis and is recognized over the greater of the remaining economic lives of each product or the ratio that current gross revenues for a product bear to the total of current and anticipated revenues for that product, commencing when the products become available for general release to customers. Software development costs are generally amortized over a three-year period. The Company continually assesses the recoverability of software development costs by comparing the carrying value of individual products to their net realizable value.

        The Company capitalized $861,000 and $896,000 of software development costs during 2002 and 2003 respectively, relating to our new N-Tier, Internet-native corporate application suite of products written in java. Although we have not yet sold any of the modules to this suite of applications, we believe that these new products will produce new sales adequate to recover amounts capitalized. We expect that certain of our new products will be available for general release during the third quarter of 2004 at which time amortization of such costs shall commence.

Revenue Recognition

        The Company earns revenue from sales of hardware, software and professional services and from arrangements involving multiple elements of each of the above. Revenue for multiple element arrangements are recorded by allocating revenue to the various elements based on their respective fair values as evidenced by vendor specific objective evidence. The fair value in multi-element arrangements is determined based upon the price charged when sold separately. Revenue is not recognized until persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable. Sales of network and computer equipment are recorded when title and risk of loss transfers. Software revenues are recorded when application software programs are shipped to end users, resellers and distributors, provided the Company is not required to provide services essential to the functionality of the software or significantly modify, customize or produce the software. Professional services fees for software development, training and installation are recognized as the services are provided. Maintenance revenues are recorded evenly over the related contract period.

Accounts Receivable

        We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The amount of our reserves is based on historical experience and our analysis of the accounts receivable balances outstanding. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required which would result in an additional general and administrative expense in the period such determination was made. While such credit losses have historically been within our expectations and the provisions established, we cannot guarantee that we will continue to experience the same credit loss rates that we have in the past.

Intangible and Long-Lived Assets

        At December 31, 2002 and 2003, goodwill and other long-lived assets represented 46% and 57%, respectively, of the Company's total assets.

        Goodwill must be tested at least annually for impairment at a level of reporting referred to as the reporting unit and more frequently if adverse events or changes in circumstances indicate that the asset may be impaired. The Company did not record an impairment charge upon completion of the initial impairment reviews on January 1, 2002 or upon its annual impairment reviews at December 31, 2002 and 2003.

        Long-lived assets consist of property and equipment and other identifiable intangible assets. These assets are depreciated or amortized over their estimated useful life, and are subject to impairment reviews. The Company periodically reviews long-lived assets whenever adverse events or changes in circumstances indicate the carrying value of such assets may not be recoverable. In assessing recoverability, the Company must make assumptions regarding estimated future cash flows and other factors to determine if an impairment loss may exist, and, if so, estimate fair value. The Company also must estimate and make assumptions regarding the useful lives assigned to its long-lived assets. If these estimates, or their related assumptions, change in the future, the Company may be required to record impairment losses or change the useful life including accelerating depreciation or amortization for these assets.

Accrued Expenses

        The Company reviews its contingent liabilities, which arise primarily from litigation and litigation defense costs, in accordance with Statement of Financial Accounting Standards No. 5 (SFAS 5), "Accounting for Contingencies". Contingent liabilities are recorded as liabilities when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. Contingent liabilities are often resolved over long periods. Estimating probable losses requires judgments about both the amount of liability, which may or may not be readily determinable, and the likelihood of liability, which involves ranges of probability that can at times be broad and depend on the potential actions of third parties.

Provision for Income Taxes

        Provision for income taxes is based upon the Company's estimate of taxable income or loss for each respective accounting period. An asset or liability is recognized for the deferred tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future periods when the reported amounts of assets are recovered or liabilities are settled. The Company regularly reviews its deferred tax assets to determine the amount that is more likely than not to be realized. When this amount is less than the deferred tax asset recorded, the Company records a valuation allowance to reduce the asset to its estimated realizable value. If the Company determined that it was not going to be able to fully realize its recorded deferred tax assets, it would make an adjustment to the valuation allowance. This would reduce net income in the period that the Company made its determination. Similarly, if the Company realized that it was going to be able to fully realize a deferred tax asset in excess of its net recorded value, net income would be increased in the period that the Company made its determination.

        The Company also reviews its deferred tax liabilities on a regular basis to determine that the amount recorded is adequate to cover the expected reversal of temporary income tax liabilities. In the event that the amount recorded was less than adequate, the deferred tax liability would be increased to its estimated realizable value and net income would be decreased accordingly. In the event that the deferred tax liability was determined to be overstated, it would be reduced to its estimated realizable value and net income would increase accordingly.

        The Company generally determines its effective tax rate by considering the statutory federal income tax rate, the statutory state and local tax rates (net of the federal income tax benefit) and any nondeductible expenses. This rate could also be affected by increases or decreases to deferred tax assets or liabilities as described above.

Liquidity and Capital Resources

        At December 31, 2003, our working capital deficiency worsened from a working capital deficiency of $8,649,000 at December 31, 2002 to a working capital deficiency of $10,399,000. Excluding unearned revenue of $3,209,000, working capital deficiency at December 31, 2003 was $7,190,000. Excluding unearned revenue of $3,693,000, the Company's working capital deficiency at December 31, 2002 would be $4,956,000. Excluding unearned revenue, the increase in the working capital deficiency of $2,234,000 was primarily attributable to increases in current portion of long term debt of $357,000, customer deposits of $523,000, accrued liabilities of $1,052,000 and decreases in accounts receivable of $521,000, notes receivable of $250,000 offset by decreases in accounts payable of $173,000 and increases in cash of $119,000 and prepaids and other assets of $186,000.

        Net cash used in investing activities for the period ended December 31, 2003 totaled $1,071,000, which is comprised of capital expenditures of $346,000, capitalized software of $896,000 and acquisition of unconsolidated subsidiary of $79,000 offset by proceeds from note receivable of $250,000.

        Net cash used in financing activities for the period ended December 31, 2003 totaled $239,000, which represents repayments on long-term debt. On January 13, 2003, the Company converted its credit facility to a term loan which requires monthly principal and interest payments of $58,000 and matures on February 28, 2005. In addition, the Company amended its subordinated note to require monthly interest only payments of $52,000 through February 28, 2005, at which time it will convert to a term loan to be amortized over a three years period. The restructured debt, pursuant to the original intercreditor agreement between Canyon and Coast, which was sold to Wamco on May 15, 2003, contains various restrictions and covenants, including a minimum quick ratio of 0.34 to 1.00 and minimum debt service coverage ratio of 1.25 to l.00 for the three-month period ended December 31, 2003. In the event that we were not in compliance with the various restrictions and covenants and were unable to receive waivers for non-compliance, the term debt would be immediately due and payable. The Company was not in compliance with but received waivers for its covenants through December 31, 2004. There is no guaranty that the Company will meet its debt covenants in the future. The Company is currently negotiating with Wamco to change such covenants, but there is no assurance that the Company will be able to successfully change the covenants.

        Stockholders' deficiency decreased from $14,782,000 at December 31, 2002 to $14,586,000 at December 31, 2003, mainly as a result of net income during the period of $353,000, the issuance of common stock and warrants to Canyon Capital valued at $62,000, amortization of unearned compensation of $38,000 offset by an increase in comprehensive loss of $58,000 and reduction in additional paid-in capital of $199,000 relating to the issuance of $149,000 of debt and $50,000 of cash to satisfy a legal settlement (see note 14).

        Although the Company has a net stockholders' deficiency of $14,586,000 and a working capital deficit of $10,399,000 (which includes subordinated debt due to CSA of $2,800,000) at December 31, 2003, the Company believes it will generate sufficient funds from operations and obtain additional financing or restructure its subordinated note with CSA to meet its operating and capital requirements for at least the next 12 months. The Company is currently in negotiations with CSA to restructure the terms of the existing debt, including extending the maturity date. The Company expects to generate positive cash flow from its continuing operations during 2004 from shipping out products and services from its current backlog as of December 31, 2003 as well as new orders. In the event that the Company cannot generate positive cash flow from its continuing operations during 2004, the Company can substantially reduce its research and development efforts to mitigate cash outflow to help sustain its operations. There can be no assurance that the Company will be able to sustain profitability, generate positive cash flow from operations or restructure its debt as necessary. These financial statements have been prepared assuming the Company will continue to operate as a going concern. If the Company is unsuccessful in the aforementioned efforts, the Company could be forced to liquidate certain of its assets, reorganize its capital structure and, if necessary, seek other remedies available to the Company, including protection under the bankruptcy laws.

Contractual Obligations and Commercial Commitments

        The following table summarizes the Company's obligations and commitments as of December 31, 2003:

	Payments Due by Period (in thousands)
Contractual Cash Obligations	Total	Less Than 1 Year	2-3 Years	4-5 Years	After 5 Years
Long-Term Debt	$10,781	$3,626	$4,228	$2,573	$354
Operating Leases	1,881	598	1,056	158	69
Consulting Agreements	96	96	—	—	—

	$12,758	$4,320	$5,284	$2,731	$423

Factors Affecting Future Operating Results

Demand for the Company's Products and Operating Efficiencies

        The Company's future operating results will depend, in large part, upon the Company's ability to achieve and maintain a significant market demand and presence for its products and to operate profitably and efficiently. The Company's ability to accomplish these objectives will depend on a number of factors, including the following:

  •
  Market demand for information technology in the hospitality industry in general;

  •
  Completion of development, launch and market success and acceptance of our software solutions;

  •
  Price, performance, quality and other characteristics of the Company's products and of competing and substitute products rumored, announced or introduced by other vendors;

  •
  Emergence of any competing solutions as industry standards;

  •
  Success of the Company in meeting targeted availability dates for new and enhanced products;

  •
  Success of the Company's efforts to provide and maintain customer service and satisfaction;

  •
  Public perception of the Company and its products, including statements made by industry analysts or consumers and adverse publicity resulting from such statements or from litigation filed against the Company;

  •
  Worldwide economic conditions, including overall market demand for information technology and other products with which the Company's products can be used;

  •
  Ability of the Company to profitably and efficiently manage its development of products and key components, and to avoid disruptions in the development thereof;

  •
  Ability of the Company to maintain profitable relationships with distributors and other resellers of the Company's products;

  •
  The Company's ability to attract and retain competent, motivated employees;

  •
  Ability of the Company to comply with applicable laws, regulations, ordinances and other legal requirements in the numerous countries in which it does business;

  •
  Ability of the Company to successfully manage litigation, including enforcing its rights, protecting its interests and defending itself from claims made against it and;

  •
  Ability of the Company to successfully implement its restructuring of debt, to achieve and maintain an appropriate cost structure and to minimize unforeseen and extraordinary expenses.

        The Company cannot provide any assurance that it will be able to successfully manage, satisfy or influence any of these factors.

Results of Operations

Year Ended December 31, 2002 Compared to Year Ended December 31, 2003.

(dollars in thousands)	December 31, 2002	Percentage of Revenue	December 31, 2003	Percentage of Revenue
Revenue:	21,937	100.0%	19,346	100.0%
Gross profit	15,017	68.5%	13,826	71.5%
Selling, general and administrative expenses	9,363	42.7%	9,596	49.6%
Research and development costs	3,307	15.1%	2,828	14.6%
Amortization of intangibles	134	0.6%	—	—
Other operating expense	212	1.0%	62	(0.3%)
Interest expense, net	1,490	6.8%	1,217	6.3%
Other non-operating expense	64	0.3%	81	0.4%
Income tax expense (benefit)	30	0.1%	(311)	(1.6%)
Income from continuing operations	417	1.9%	353	1.8%
Loss on disposal of discontinued operations	(1,021)	(4.7%)	—	—
Loss from discontinued operations	(746)	(3.4%)	—	—
Net income (loss)	(1,350)	(6.2%)	353	1.8%

        Revenue for 2003 was $19,346,000 compared to $21,937,000 in 2002 or a 12.0% decrease. Revenue decreased $2,591,000 in 2003, as a result of decreased professional services and maintenance services mainly due to decreased capital spending on information technology in 2003 due to the effects of a downturn and post "9/11" economy on the hospitality industry.

        The decrease in revenue in 2003 was mainly attributable to a decrease in service volume and rates as many hotels have reduced their operating costs by canceling or reducing contracted services, including support, in a post "9/11" economy. Many hotels have requested that their suppliers reduce the cost of service or delay any price increases while they are experiencing reduced guest occupancy and lower average daily rates on their inventory of rooms. Certain hotels have also established their own help desks to further reduce costs. As a result, the Company postponed increasing its support prices until the first quarter of 2003 and agreed, with certain of its clients, to provide a second line of support versus a first line of support that was previously provided to such clients. Our continuing hospitality business is expected to generate sufficient cash from operations to adequately fund its ongoing operating activities.

        Gross profit for 2003 decreased to $13,826,000 (71.5%) from $15,017,000 (68.5%) in 2002. The decrease in gross profit is mainly due to the decrease in software and maintenance services revenues which was offset by the Company's cost reductions during the period.

        Selling, general and administrative expenses ("SG&A") increased from $9,363,000 in 2002 to $9,596,000 in 2003. The increase is mainly due to an increase in selling and marketing expenses for trade shows, advertisement and travel as the Company continues to actively and aggressively market its enterprise suite of applications and services which are scheduled for general release in the third quarter of 2004.

        Research and development costs decreased from $3,307,000 in 2002 to $2,828,000 in 2003. The decrease is due to the capitalization of $861,000 and $896,000 of software development costs in 2002 and 2003, respectively, associated with the Company's product development of its new internet native suite of applications. The decrease is also due to a decrease in headcount associated with the Company's focus on reducing costs.

        Other operating expense was $212,000 in 2002 and $62,000 in 2003. Other operating expense in 2003 was offset due to receipt of approximately $46,000 of cash resulting from a legal settlement.

        The decrease in amortization of intangibles in 2003 versus the comparable period of 2002 is due to the fact that the Company amortized $134,000 of software development costs in 2002 relating to costs capitalized in 1999. These costs were fully amortized during 2002.

        Net interest expense was $1,490,000 in 2002 compared to $1,217,000 in 2003. The decrease is due to lower balances of interest bearing debt during 2003 as compared to 2002.

        Other non-operating expense increased from $64,000 in 2002 to $81,000 in 2003. Non-operating expense relates to pension expense under a defined benefit plan for former employees.

        The income tax benefit in 2003 is due to a settlement agreement on a tax claim with the United States Internal Revenue Service that resulted in a one-time gain of $262,000 (see note 14), as well as the Company recording a domestic income tax receivable during the period to recover taxes previously paid.

        During 2002, loss from discontinued operations was $746,000. In the fourth quarter of 2002, the Company sold all the assets and liabilities of it's Process Manufacturing and Canadian subsidiaries to third parties, resulting in a loss on disposal of discontinued operations of $1,021,000.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2002.

(dollars in thousands)	December 31, 2001	Percentage of Revenue	December 31, 2002	Percentage of Revenue
Revenue:	23,768	100.0%	21,937	100.0%
Gross profit	16,530	69.5%	15,017	68.5%
Selling, general and administrative expenses	7,927	33.3%	9,363	42.7%
Research and development costs	4,209	17.7%	3,307	15.1%
Amortization of intangibles	731	3.1%	134	0.6%
Other operating expense (income)	(1,643)	(6.9%)	276	1.3%
Interest expense, net	1,473	6.2%	1,490	6.8%
Income tax expense	176	0.7%	30	0.1%
Income from continuing operations	3,657	15.4%	417	1.9%
Gain (loss) on disposal of discontinued operations	1,262	5.3%	(1,021)	(4.7%)
Loss from discontinued operations	(2,787)	(11.7)%	(746)	(3.4%)
Net income (loss)	2,132	9.0%	(1,350)	(6.2%)

        Revenue for 2002 was $21,937,000 compared to $23,768,000 in 2001 or a 7.7% decrease. Revenue decreased $1,831,000 in 2002, as a result of decreased professional services and maintenance services mainly due to decreased capital spending on information technology in 2002 due to the effects of the September 11, 2001 terrorist attacks on the hospitality industry.

        The decrease in revenue in 2002 was mainly attributable to a decrease in service volume and rates as many hotels have reduced their operating costs by canceling or reducing contracted services, including support, in a post September 11, 2001 economy. Many hotels have requested that their suppliers reduce the cost of service or delay any price increases while they are experiencing reduced guest occupancy and lower average daily rates on their inventory of rooms. Certain hotels have also established their own help desks to further reduce costs. As a result, the Company did not raise support prices in 2002 and agreed, with certain of its clients, to provide a second line of support versus a first line of support that was previously provided to such clients. Our continuing hospitality business unit continues to generate sufficient cash from operations to adequately fund its ongoing operating activities.

        Gross profit for 2002 decreased to $15,017,000 (68.5%) from $16,530,000 (69.5%) in 2001. The decrease in gross profit is mainly due to the decrease in professional services and maintenance services revenues during the period in excess of the Company's cost reductions.

        Selling, general and administrative expenses ("SG&A") increased from $7,927,000 in 2001 to $9,363,000 in 2002. The increase is mainly due to an increase in selling & marketing, expenses for trade shows, advertisements and additional head count and other employee related expenses as the Company actively markets components of its newly developed enterprise suite of applications.

        The decrease in net research and development costs in 2002 was mainly due to the capitalization of approximately $861,000 of software development costs associated with the Company's new product development for hospitality. There were no such costs capitalized in 2001.

        The decrease in amortization of intangibles in 2002 versus the comparable period of 2001 is due to the fact that goodwill is no longer amortized to expense commencing January 1, 2002. Goodwill amortization was $420,000 for the year ended December 31, 2001.

        Other operating (income) expense was ($1,643,000) in 2001 and $276,000 in 2002. The decrease in other operating income in 2002 is mainly due to the Company issuing Common Stock to certain creditors to satisfy its obligations, which resulted in a gain of $1,377,000 in the first quarter of 2001. There were no such transactions in 2002.

        Net interest expense net was $1,473,000 in 2001 compared to $1,490,000 in 2002. The slight increase is mainly due a decrease in interest income of $67,000 for 2001 compared to 2002.

        The income tax provision only reflects a tax provision for our foreign operations and alternative minimum taxes for domestic operations due to the utilization of net operating loss carryforwards in 2001.

        In 2001, the Company sold certain assets and liabilities relating to its domestic Legacy hardware maintenance division to a third party, resulting in a gain of $1,262,000. In the fourth quarter of 2002, the Company sold all the assets and liabilities of it's Process Manufacturing and Canadian subsidiaries to third parties, resulting in a loss of $1,021,000.

        Results from discontinued operations improved from a loss of $2,787,000 in 2001 to loss of $746,000 in 2002 mainly as a result of decreased Process Manufacturing operating expenses from $4,871,000 in 2001 to $1,486,000 in 2002. Revenue from discontinued operations decreased from $5,078,000 in 2001 to $2,344,000 in 2002. Revenue from Process Manufacturing decreased from $1,980,000 in 2001 to $1,443,000 in 2002 reflecting the process ERP industry stagnation and decline.

Recent Accounting Pronouncements

        In June 2002, the FASB issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." FAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." FAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. FAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company's adopting the provisions of FAS 146 for exit or disposal activities did not have a material effect on the Company's consolidated financial statements.

        In November 2002, the FASB issued FASB Interpretation No. ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others," FIN 45 requires a guarantor to recognize a liability, at the inception of the guarantee, for the fair value of obligations it has undertaken in issuing the guarantee and also to include more detail disclosures with respect to guarantees. FIN 45 is effective for guarantees issued or modified after December 31, 2002 and requires the additional disclosures for interim or annual period ended after December 15, 2002. The initial recognition and measurement provisions of FIN 45 have not had an impact on our results of operations or financial position.

        In December 2002, the FASB issued FAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure", which amended FAS No. 123, "Accounting for Stock-Based Compensation." The new standard provides alternative methods of transition for a voluntary change to the fair market value based method for accounting for stock-based employee compensation. Additionally, the statement amends the disclosure requirements of FAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement is effective for financial statements for the year ended December 31, 2002. In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures herein.

        In April 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" which amends and clarifies the accounting guidance on derivative instruments and hedging activities that fall within the scope of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The Company will apply the provisions of SFAS 149 to future contracts entered into or future hedging relationships, if any.

        In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective for the Company on July 1, 2003. The adoption of SFAS 150 did not have a significant impact on the Company's financial statements.

        In December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104) which superseded Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). SAB 104's primary purpose was to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements which was superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". EITF 00-21 was effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a significant impact on the Company's financial statements. The Company was previously following the requirements provided under SAB 104 and, accordingly, the implementation of this pronouncement had no impact on the Company's financial position or results of operations as reported.

        In December 2003, the FASB issued FIN 46-R, "Consolidation of Variable Interest Entities—an interpretation of ARB 51 (revised December 2003)", which replaces FIN 46. FIN 46-R incorporates certain modifications to FIN 46 adopted by the FASB subsequent to the issuance of FIN 46, including modifications of the scope of FIN 46. For all non-special purpose entities ("SPE") created prior to February 1, 2003, public entities will be required to adopt FIN 46-R at the end of the first interim or annual reporting period ending after March 15, 2004. For all entities (regardless of whether the entity is an SPE) that were created subsequent to January 31, 2003, public entities are already required to apply the provisions of FIN 46, and should continue doing so unless they elect to adopt the provisions of Fin 46-R early as of the first interim or annual reporting period ending after December 15, 2003. If they do not elect to adopt FIN 46-R early, public entities would be required to apply FIN 46-R to those post-January 31, 2003 entities as of the end of the first interim or annual reporting period ending after March 15, 2004. Management did not elect to adopt FIN 46-R early and will need to review and assess the effects, if any, FIN 46-R will have on the Company's financial statements, but we do not believe the adoption of FIN 46R for non-SPEs will have a material impact to our consolidated financial position, results of operations or cash flows.

        In December 2003, the FASB issued SFAS No. 132 (revised 2003), "Employers' Disclosures about Pensions and Other Postretirement Benefits", an amendment of SFAS No. 87, 88 and 106, and a revision of SFAS No.132. The statement is effective for fiscal years and interim periods ending after December 15, 2003. This Statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, 88 and 106. The new rules require additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The adoption of this Statement is not expected to have a material effect on our financial condition or results of operations.

 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of

MAI Systems Corporation
Lake Forest, California

        We have audited the accompanying consolidated balance sheets of MAI Systems Corporation and subsidiaries as of December 31, 2002 and 2003 and the related consolidated statements of operations, stockholders' deficiency and comprehensive loss and cash flows for each of the years in the two-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MAI Systems Corporation and subsidiaries as of December 31, 2002 and 2003 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in note 1 to the consolidated financial statements, effective January 1, 2002, MAI Systems Corporation and subsidiaries adopted the provision of SFAS No. 142, "Goodwill and other Intangible Assets".

/s/  BDO SEIDMAN, LLP
/s/ BDO Seidman, LLP

Costa Mesa, California
March 24, 2004

 INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders

MAI Systems Corporation:

        We have audited the accompanying consolidated statement of operations, stockholders' deficiency and cash flows of MAI Systems Corporation and subsidiaries for the year ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of MAI Systems Corporation and subsidiaries for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/  KPMG LLP
/s/ KPMG LLP

Costa Mesa, California
March 31, 2002

 MAI SYSTEMS CORPORATION

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2002	2003
	(in thousands, except share data)
ASSETS
Current assets:
Cash	$545	$664
Receivables, less allowance for doubtful accounts of $336 in 2002 and $335 in 2003	1,834	1,313
Inventories, net	60	47
Note receivable	250	—
Prepaids and other assets	628	814

Total current assets	3,317	2,838
Furniture, fixtures and equipment, net	843	758
Intangibles, net	1,823	2,876
Other assets	194	58

Total assets	$6,177	$6,530

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Current portion of long-term debt	$3,289	$3,646
Accounts payable	1,077	904
Customer deposits	1,811	2,334
Accrued liabilities	2,007	3,059
Income taxes payable	89	85
Unearned revenue	3,693	3,209

Total current liabilities	11,966	13,237
Long-term debt	7,234	7,135
Other liabilities	1,759	744

Total liabilities	20,959	21,116

Stockholders' deficiency:
Preferred Stock, par value $0.01 per share; 1,000,000 shares authorized, none issued or outstanding	—	—
Common Stock, par value $0.01 per share; authorized 24,000,000 shares; 14,675,752 and 14,875,752 shares issued and outstanding at December 31, 2002 and 2003, respectively	150	152
Additional paid-in capital	218,251	218,112
Accumulated other comprehensive loss:
Minimum pension liability	(918)	(1,005)
Foreign currency translation	(31)	(2)
Unearned compensation	(91)	(53)
Accumulated deficit	(232,143)	(231,790)

Total stockholders' deficiency	(14,782)	(14,586)

Total liabilities and stockholders' deficiency	$6,177	$6,530

The accompanying notes are an integral part of these consolidated financial statements.

 Consolidated Statements of Operations

MAI SYSTEMS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2001	2002	2003
	(in thousands, except per share data)
Revenue:
Software	$5,329	$4,585	$3,855
Network and computer equipment	789	996	485
Services	17,650	16,356	15,006

Total revenue	23,768	21,937	19,346
Direct costs:
Software	269	437	587
Network and computer equipment	479	770	370
Services	6,490	5,713	4,563

Total direct costs	7,238	6,920	5,520
Gross profit	16,530	15,017	13,826
Selling, general and administrative expenses	7,927	9,363	9,596
Research and development costs	4,209	3,307	2,828
Amortization of intangibles	731	134	—
Other operating expense (income)	(1,698)	212	62

Operating income	5,361	2,001	1,340
Interest income	72	5	2
Interest expense	(1,545)	(1,495)	(1,219)
Other non-operating expense	(55)	(64)	(81)

Income from continuing operations before income taxes	3,833	447	42
Income tax benefit (expense)	(176)	(30)	311

Income from continuing operations	3,657	417	353
Discontinued operations:
Gain (loss) on disposal of discontinued operations	1,262	(1,021)	—
Loss from discontinued operations	(2,787)	(746)	—

Total loss from discontinued operations	(1,525)	(1,767)	—

Net income (loss)	$2,132	$(1,350)	$353

Income (loss) per share:
Continuing Operations:
Basic income per share	$0.28	$0.03	$0.02

Diluted income per share	$0.28	$0.03	$0.02

Discontinued Operations:
Basic (loss) per share	$(0.12)	$(0.13)	$—

Diluted (loss) per share	$(0.12)	$(0.13)	$—

Net income (loss) per share:
Basic income (loss) per share	$0.16	$(0.10)	$0.02

Diluted income (loss) per share	$0.16	$(0.10)	$0.02

Weighted average common shares used in determining income (loss) per share:
Basic	13,091	13,945	14,538

Diluted	13,263	13,945	14,838

The accompanying notes are an integral part of these consolidated financial statements.

 Consolidated Statements of Stockholders' Deficiency

MAI SYSTEMS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY AND COMPREHENSIVE LOSS
(in thousands)

	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Unearned Compensation	Accumulated Deficit	Total Stockholders' Deficiency	Total Comprehensive Income (Loss)
Balance at December 31, 2000	$113	$220,622	$80	—	$(232,925)	$(12,110)	$—

Issuance of common stock	8	219	—	—	—	227	—
Legal settlement	19	(2,819)	—	—	—	(2,800)	—
Minimum pension liability	—	—	(461)	—	—	(461)	(461)
Translation adjustments	—	—	20	—	—	20	20
Net income	—	—	—	—	2,132	2,132	2,132

Balance at December 31, 2001	140	218,022	(361)	—	(230,793)	(12,992)	$1,691

Issuance of common stock	3	74	—	—	—	77	—
Minimum pension liability	—	—	(457)	—	—	(457)	(457)
Exercise of stock options	1	8	—	—	—	9	—
Unearned compensation	6	147	—	(153)	—	—	—
Amortization of unearned compensation	—	—	—	62	—	62	—
Translation adjustments	—	—	(131)	—	—	(131)	(131)
Net loss	—	—	—	—	(1,350)	(1,350)	(1,350)

Balance at December 31, 2002	$150	$218,251	$(949)	$(91)	$(232,143)	$(14,782)	$(1,938)

Issuance of common stock	2	18	—	—	—	20	—
Issuance of warrants	—	42	—	—	—	42	—
Legal settlement	—	(199)	—	—	—	(199)	—
Minimum pension liability	—	—	(87)	—	—	(87)	(87)
Amortization of unearned compensation	—	—	—	38	—	38	—
Translation adjustments	—	—	29	—	—	29	29
Net loss	—	—	—	—	353	353	353

Balance at December 31, 2003	$152	$218,112	$(1,007)	$(53)	$(231,790)	$(14,586)	$295

The accompanying notes are an integral part of these consolidated financial statements.

 Consolidated Statements of Cash Flows

MAI SYSTEMS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	2001	2002	2003
Cash flows from operating activities:
Net income (loss)	$2,132	$(1,350)	$353
Loss from discontinued operations	2,787	746	—
Loss (gain) on disposal of discontinued operations	(1,262)	1,021	—

Income from continuing operations	3,657	417	353
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities, net of business acquisitions and dispositions:
Gain on creditor settlements	(1,377)	—	—
Gain on sale of GSI	(245)	—	—
Gain on IRS settlement	—	—	(262)
Amortization of intangibles	731	134	38
Depreciation and amortization	550	515	474
Amortization of debt discount	171	170	44
Stock option compensation expense	—	62	—
Provision for doubtful accounts receivable and inventory	47	89	66
Changes in assets and liabilities:
Decrease in receivables	1,697	592	469
(Increase) decrease in inventories	(13)	30	—
(Increase) decrease in prepaids and other asset	(110)	327	(185)
(Increase) decrease in other assets	(6)	68	(67)
(Decrease) increase in accounts payable and customer deposits	(4,699)	(445)	366
(Decrease) increase in accrued liabilities	(255)	(522)	1,052
(Decrease) increase in income taxes payable	20	(151)	(4)
(Decrease) increase in unearned revenue	(2,051)	1,700	(484)
(Decrease) increase in other liabilities	452	42	(421)

Net cash provided by (used in) continuing operations	(1,431)	3,028	1,439
Net cash provided by (used in) discontinued operations	(17)	(2,509)	—

Net cash provided by (used in) operating activities	(1,448)	519	1,439

Cash flows from investing activities:
Capital expenditures	(158)	(101)	(346)
Payments received on note receivable	2,495	500	250
Software development costs	(861)	(896)
Acquisition of unconsolidated subsidiary	—	—	(79)

Net cash provided by (used in) investing activities	2,337	(462)	(1,071)

Cash flows from financing activities:
Repayments of long-term debt	(321)	(102)	(239)
Repayments of Bridge Loan	(220)	—	—
Net decrease in line of credit	(155)	(623)	—

Net cash used in financing	(696)	(725)	(239)

Effect of exchange rate changes on cash	12	(11)	(10)

Net increase (decrease) in cash	205	(679)	119
Cash at beginning of year	1,019	1,224	545

Cash at end of year	$1,224	$545	$664

Cash paid during the period for:
Interest	$1,504	$990	$826

Income taxes	$96	$176	$6

The accompanying notes are an integral part of these consolidated financial statements.

 Notes to Consolidated Financial Statements

MAI SYSTEMS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Business

        MAI Systems Corporation (the "Company" or "MAI") provides total information technology solutions to the hospitality, resort and destination industry. The solutions provided by the Company typically include applications software, computer hardware, peripherals and wide and local area network design, implementation, installation and support. The software applications are generally the Company's proprietary software, or software which is licensed to the Company on an exclusive basis. The hardware, peripherals and networking systems are generally third-party products, which we distribute. Directly and through arrangements with third parties, we provide on-site and off-site service and support to users of network and systems hardware.

Liquidity

        Although the Company has a net stockholders' deficiency of $14,586,000 and a working capital deficit of $10,399,000 (which includes subordinated debt due to CSA of $2,800,000, see note 7) at December 31, 2003, the Company believes it will continue to generate sufficient funds from operations and obtain additional financing or restructure its subordinated note with CSA to meet its operating and capital requirements for at least the next 12 months. The Company is currently in negotiations with CSA to restructure the terms of the existing debt, including extending the maturity date. The Company expects to generate positive cash flow from its continuing operations during 2004 from shipping out products and services from its current backlog as of December 31, 2003 as well as new orders. In the event that the Company cannot generate positive cash flow from its continuing operations during 2004, the Company can substantially reduce its research and development efforts to mitigate cash outflow to help sustain its operations. There can be no assurance that the Company will be able to sustain profitability, generate positive cash flow from operations or restructure its debt as necessary. These financial statements have been prepared assuming the Company will continue to operate as a going concern. If the Company is unsuccessful in the aforementioned efforts, the Company could be forced to liquidate certain of its assets, reorganize its capital structure and, if necessary, seek other remedies available to the Company, including protection under the bankruptcy laws.

        The restructured debt, pursuant to the original inter-creditor agreement between Canyon Capital and Coast, which was sold to Wamco on May 15, 2003, contains various restrictions and covenants. In the event that the Company were not in compliance with the various restrictions and covenants and were unable to receive waivers for non-compliance, the term debt would be immediately due and payable. The Company was not in compliance with but received waivers for its covenants through December 31, 2004 (see note 7). There is no guaranty that the Company will meet its debt covenants in the future. The Company is currently negotiating with Wamco to change such covenants, but there is no assurance that the Company will be able to successfully change the covenants.

Principles of Consolidation

        The consolidated financial statements of the Company include the accounts of its domestic operations and its majority and wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates

        The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and revenues and expenses for the periods. Actual results could materially differ from those estimates.

Revenue Recognition

        The Company earns revenue from sales of hardware, software and professional services and from arrangements involving multiple elements of each of the above. Revenue for multiple element arrangements are recorded by allocating revenue to the various elements based on their respective fair values as evidenced by vendor specific objective evidence. The fair value in multi-element arrangements is determined based upon the price charged when sold separately. Revenue is not recognized until persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable. Sales of network and computer equipment are recorded when title and risk of loss transfers. Software revenues are recorded when application software programs are shipped to end users, resellers and distributors, provided the Company is not required to provide services essential to the functionality of the software or significantly modify, customize or produce the software. Professional services fees for software development, training and installation are recognized as the services are provided. Maintenance revenues are recorded evenly over the related contract period.

Cash Equivalents

        Cash equivalents consist of highly liquid investments which are readily convertible into known amounts of cash and have original maturities of three months or less, when purchased.

Allowance for Doubtful Accounts

        The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes are uncollectible. The Company also records additional allowances based upon certain percentages of our aged receivables, which are determined based on historical experience and or assessment of the general financial conditions affecting our customer base. If the Company's actual collection experience changes, revisions to its allowance may be required. Any unanticipated change in the Company's customer's credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material affect on its results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Inventories

        Inventories are valued at the lower of first in, first out cost or market.

Furniture, Fixtures and Equipment

        Furniture, fixtures and equipment are recorded at cost and depreciated on a straight-line basis over estimated useful lives ranging from 3 to 5 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or their estimated useful lives. Expenditures for additions and major improvements are capitalized. Repairs and maintenance costs are charged to operations as incurred. Management of the Company assesses the recoverability of property and equipment by determining whether the depreciation and amortization of such assets over their remaining lives can be recovered through projected, undiscounted cash flows.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

        Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale, and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations.

        The Company adopted SFAS No. 144 on January 1, 2001. The adoption of SFAS No.144 did not affect the Company's financial statements. In accordance with SFAS No. 144, long-lived assets, such as furniture, fixtures and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, and impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

        Prior to the adoption of SFAS No. 144, the Company accounted for long-lived assets to be disposed of in accordance with SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of".

Goodwill

        Prior to 2002, goodwill, representing the excess of the purchase price over the estimated fair value of the net assets of the acquired business, was amortized over the period of expected benefit of five to seven years. Long-lived assets and certain identifiable intangibles to be held and used by the Company were reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used was assessed by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets were considered to be impaired, the impairment recognized was measured by the amount by which the carrying amount of the assets exceeded the fair value of the assets. Assets that were to be disposed of were reported at the lower of the carrying amount or fair value less cost to sell.

        However, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," ("SFAS No. 142") which requires that the Company cease amortization of goodwill and all intangible assets having indefinite useful economic lives. Such assets are not to be amortized until their lives are determined to be finite, however, a recognized intangible asset with an indefinite useful life should be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of the asset has decreased below its carrying value. At December 31, 2003, the Company evaluated its goodwill and determined that fair value had not decreased below carrying value and no adjustment to impair goodwill was necessary in accordance with SFAS No. 142.

Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of the deferred tax asset is assessed throughout the year and a valuation allowance is established accordingly.

Comprehensive Income (Loss)

        Comprehensive income (loss) comprises net income (loss) plus the unrealized gains and losses associated with foreign currency translations and minimum pension liability.

Stock Option Plans

        In December 2002, the FASB issued FAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure", which amended FAS No. 123, "Accounting for Stock-Based Compensation." The new standard provides alternative methods of transition for a voluntary change to the fair market value based method for accounting for stock-based employee compensation. Additionally, the statement amends the disclosure requirements of FAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement is effective for financial statements for the year ended December 31, 2002. In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25.

        At December 31, 2003, the Company had two stock-based employee compensation plans, which are described more fully in Note 12. Under APB No. 25, compensation expense relating to employee stock options is determined based on the excess of the market price of the Company's stock over the exercise price on the date of grant, the intrinsic value method, versus the fair value method as provided under FAS No. 123. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards for years ended December 31, 2001, 2002 and 2003, consistent with the provisions of FAS No. 123, the Company's net loss and loss per share or net income and net income and net income per share would have increased or decreased respectively.

        The following table represents the effect on net income and earnings per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial

Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation.

		Years ended December 31,
		2001	2002	2003
		(in thousands, except per share data)
Net income (loss):	As reported	$2,132	$(1,350)	$353
	Add: Stock-based employee compensation expense recorded	—	62	—
	Less: Stock based employee compensation expense determined under fair value calculations	(793)	(193)	(67)

	Pro forma	$1,339	$(1,481)	$286

Basic income (loss) per share:	As reported	$0.16	$(0.09)	$0.02
	Add: Stock-based employee compensation expense recorded	—	—	—
	Less: Stock based employee compensation expense determined under fair value calculations	(0.06)	(0.01)	—

	Pro forma	$0.10	$(0.10)	$0.02

Diluted income (loss) per share:	As reported	$0.16	$(0.09)	$0.02
	Add: Stock-based employee compensation expense recorded	—	—	—
	Less: Stock based employee compensation expense determined under fair value calculations	(0.06)	(0.01)	—

	Pro forma	$0.10	$(0.10)	$0.02

Pension Plan

        The Company established a defined benefit plan for employees that were employed by the Company's maintenance service business acquired in 1988. The plan provides benefits based upon a percentage of the participant's career income with the Company or years of service while an employee of the Company. The funding policy is to contribute annually an amount to fund pension costs as actuarially determined by an independent pension consulting firm.

Foreign Currency Translation

        The functional currency for all foreign subsidiaries is the applicable local currency. Accordingly, all translation adjustments for foreign subsidiaries, and gains and losses on intercompany foreign currency transactions that are of a long-term nature, are included in accumulated other comprehensive income (loss) as a separate component of stockholders' deficiency.

        There were no material net foreign currency transaction gains (losses) in 2001, 2002 and 2003. These amounts are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Software Development Costs

        All costs incurred to establish the technological feasibility of software products to be sold to others are expensed as research and development. Once technological feasibility has been established, all software production costs are capitalized. Amortization is computed on an individual product basis and is recognized over the greater of the remaining economic lives of each product or the ratio that current gross revenues for a product bear to the total of current and anticipated revenues for that product, commencing when the products become available for general release to customers. Software development costs are generally amortized over a three-year period. The Company continually assesses the recoverability of software development costs by comparing the carrying value of individual products to their net realizable value.

        The Company capitalized $861,000 and $896,000 of software development costs during 2002 and 2003 respectively, relating to our new N-Tier, Internet-native corporate application suite of products written in java. Although we have not yet sold any of the modules to this suite of applications, we believe that these new products will produce new sales adequate to recover amounts capitalized. We expect that certain of our new products will be available for general release during the third quarter of 2004 at which time amortization of such costs shall commence.

Research and Development Costs

        During 2001, 2002, and 2003, we incurred $4,209,000, $3,307,000 and $2,828,000 respectively (net of capitalized software of $861,000 and $896,000 for 2002 and 2003, respectively) for research and development activities, which are expensed as incurred. Our research and development expenditures related to the support and extension of existing software products and the development of new products.

Fair Value of Financial Instruments

        As of December 31, 2002 and 2003, the carrying value of cash receivables, notes receivable, accounts payable, accrued liabilities, income taxes payable and other liabilities approximate fair value due to the short-term nature of such instruments. The carrying value of long-term debt, including the Company's line of credit, approximates fair value as the related interest rates approximate rates currently available to the Company.

Income (Loss) per Share of Common Stock

        Basic and diluted income (loss) per share is computed using the weighted average shares of common stock outstanding during the period. Consideration is also given in the dilutive income per share calculation for the dilutive effect of common stock equivalents which might result from the exercise of stock options and warrants.

Recent Accounting Pronouncements

        In June 2002, the FASB issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." FAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." FAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. FAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company's adopting the provisions of FAS 146 for exit or disposal activities did not have a material effect on the Company's consolidated financial statements.

        In November 2002, the FASB issued FASB Interpretation No. ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others," FIN 45 requires a guarantor to recognize a liability, at the inception of the guarantee, for the fair value of obligations it has undertaken in issuing the guarantee and also to include more detail disclosures with respect to guarantees. FIN 45 is effective for guarantees issued or modified after December 31, 2002 and requires the additional disclosures for interim or annual period ended after December 15, 2002. The initial recognition and measurement provisions of FIN 45 have not had an impact on our results of operations or financial position.

        In December 2002, the FASB issued FAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure", which amended FAS No. 123, "Accounting for Stock-Based Compensation." The new standard provides alternative methods of transition for a voluntary change to the fair market value based method for accounting for stock-based employee compensation. Additionally, the statement amends the disclosure requirements of FAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement is effective for financial statements for the year ended December 31, 2002. In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures herein.

        In April 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" which amends and clarifies the accounting guidance on derivative instruments and hedging activities that fall within the scope of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The Company will apply the provisions of SFAS 149 to future contracts entered into or future hedging relationships, if any.

        In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective for the Company on July 1, 2003. The adoption of SFAS 150 did not have a significant impact on the Company's financial statements.

        In December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104) which superseded Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). SAB 104's primary purpose was to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements which was superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". EITF 00-21 was effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a significant impact on the Company's financial statements. The Company was previously following the requirements provided under SAB 104 and, accordingly, the implementation of this pronouncement had no impact on the Company's financial position or results of operations as reported.

        In December 2003, the FASB issued FIN 46-R, "Consolidation of Variable Interest Entities—an interpretation of ARB 51 (revised December 2003)", which replaces FIN 46. FIN 46-R incorporates certain modifications to FIN 46 adopted by the FASB subsequent to the issuance of FIN 46, including modifications of the scope of FIN 46. For all non-special purpose entities ("SPE") created prior to February 1, 2003, public entities will be required to adopt FIN 46-R at the end of the first interim or annual reporting period ending after March 15, 2004. For all entities (regardless of whether the entity is an SPE) that were created subsequent to January 31, 2003, public entities are already required to apply the provisions of FIN 46, and should continue doing so unless they elect to adopt the provisions of Fin 46-R early as of the first interim or annual reporting period ending after December 15, 2003. If they do not elect to adopt FIN 46-R early, public entities would be required to apply FIN 46-R to those post-January 31, 2003 entities as of the end of the first interim or annual reporting period ending after March 15, 2004. Management did not elect to adopt FIN 46-R early and will need to review and assess the effects, if any, FIN 46-R will have on the Company's financial statements, but we do not believe the adoption of FIN 46R for non-SPEs will have a material impact to our consolidated financial position, results of operations or cash flows.

        In December 2003, the FASB issued SFAS No. 132 (revised 2003), "Employers' Disclosures about Pensions and Other Postretirement Benefits", an amendment of SFAS No. 87, 88 and 106, and a revision of SFAS No.132. The statement is effective for fiscal years and interim periods ending after December 15, 2003. This Statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, 88 and 106. The new rules require additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The adoption of this Statement is not expected to have a material effect on our financial condition or results of operations.

Reclassifications

        Certain prior year amounts have been reclassified to conform with the 2003 presentation.

NOTE 2—INVENTORIES, NET

        Inventories are summarized as follows:

	December 31,
	2002	2003
	(in thousands)
Finished goods	$45	$39
Replacement parts	15	8

	$60	$47

        The Company has purchased many products and components from single sources of supply. Because the Company's current products are industry standard, the Company believes that alternative sources of supply of similar products would be available to the Company in the event of any interruption of delivery of a single source supplier.

NOTE 3—BUSINESSES HELD FOR SALE

        In the fourth quarter of 2001, the Company's Board of Directors adopted a plan to sell its Process manufacturing and Legacy divisions. The Process manufacturing business division designs, sells, installs and supports total technology solutions featuring complex wide and local area networks to the process manufacturing industry. The Legacy business provides a wide array of products and services to its customers who continue to use its proprietary host-based computer systems, including field engineering services, new and replacement equipment, operating systems and software application products. These products and services upgrade, enhance and integrate the legacy systems with currently available computer technologies.

        During the fourth quarter of 2002, the Company successfully sold its Process Manufacturing and Legacy businesses (see note 5).

        In accordance with SFAS No. 144, the Company has reflected all of the assets and liabilities of Process Manufacturing and Legacy in the consolidated balance sheets as held for sale and the operating results of these businesses have been reflected as discontinued operations in the consolidated statements of operations for all periods presented.

        Summarized below is historical financial information about Process Manufacturing and Legacy (in thousands):

	2001	2002
Revenue	$5,078	$2,344
Loss, net of tax of zero	(1,525)	(1,767)

NOTE 4—FURNITURE, FIXTURES AND EQUIPMENT

        The major classes of furniture, fixtures and equipment are as follows:

	2002	2003
	(in thousands)
Furniture, fixtures and equipment	$3,238	$914
Office equipment	2,542	793
Leasehold improvements	246	247

Total	6,026	1,954

Less: accumulated depreciation and amortization	(5,183)	(1,196)

	$843	$758

        During 2003, the Company moved its corporate office and wrote off certain fully depreciated assets that were disposed of pursuant to the move.

NOTE 5—ACQUISITIONS, DIVESTITURE, AGREEMENTS AND FINANCING

Hospitality Services & Solutions

        On June 23, 2002, the Company acquired substantially all of the assets and assumed certain liabilities of Hospitality Services & Solutions ("HSS") including a 35% ownership in AMDB—HIS ("AMDB") pursuant to a stock purchase agreement for 100,000 shares of common stock valued at $32,000 (the quoted market price of the common stock at the time the terms were agreed), and $75,000 in cash. Additionally, the shareholders of HSS received a 20% minority interest in the Company's combined operations in Asia. HSS was acquired for the Company to expand its operations in the Asian marketplace, strengthen its management team in the territory and create new opportunities for its new enterprise capable suite of products. The net assets acquired from HSS are used in the business of software design, engineering and service relating to hotel information systems. The net assets also include subsidiaries of HSS in Malaysia, Singapore and Thailand. The Company recorded $297,000 of goodwill (deductible for tax purposes) in connection with the acquisition of HSS. Pro forma results of operations as if this acquisition had occurred at the beginning of 2001 and 2002 are not shown because its impact would have been immaterial.

        Included in the acquired assets of HSS was a 35% interest in AMDB, an online reservation service, originally purchased by HSS for $66,000. On February 20, 2003, the Company entered into an agreement whereby it acquired the remaining 65% for $79,000 payable over 6 month installments. The net liabilities of $15,000 acquired are used to support an online reservation service related to hotel information systems. The Company recorded $159,000 of goodwill in connection with the acquisition of

AMDB. Pro forma results of operations as if this acquisition had occurred at the beginning of 2002 and 2003 are not shown because its impact would have been immaterial.

Gaming Systems International

        On June 19, 1999, the Company sold Gaming Systems International ("GSI") for an amount in excess of the book value of net assets sold. Assets sold of approximately $3,749,000 consisted of accounts receivable of $1,514,000, inventories of $364,000, furniture, fixtures and equipment of $218,000, intangible assets of $1,573,000 and prepaid expenses of $80,000. Liabilities assumed by the buyer consisted of accounts payable and accrued liabilities of $197,000, deposits of $100,000, unearned revenue of $351,000 and long-term debt of 446,000. The Company received three promissory notes totaling $4,925,000 with face values of $1,100,000, $1,500,000 and $2,325,000, respectively. Interest was paid monthly at the rate of 10% per annum on both the $1,100,000 and $1,500,000 notes, with the principal due and payable on June 19, 2001 and June 19, 2003, respectively. The $1,100,000 promissory note was guaranteed by a third party. Principal payments and interest, at prime plus 1%, was to commence for the $2,325,000 promissory note on October 1, 2002 in 48 monthly installments of approximately $48,000 of principal, plus accrued interest.

        Imputing interest at a rate of 10%, the present value of the $2,325,000 promissory note at the date of sale was $1,682,000 which resulted in a combined carrying value of $4,282,000 for all three promissory notes. The gain on sale of $1,227,000 had been deferred until collection of the proceeds representing the gain can be assured. As of December 31, 2000, the Notes were held for sale and were written down to an amount which approximated their estimated net realizable value of $2,700,000.

        On April 6, 2001 the Company entered into an agreement with the maker of the Notes whereby the maker reconveyed 100% of the Common Stock of GSI to the Company for the purpose of selling GSI to a third party. In connection with the agreement, the Company canceled the Notes and entered into a new $1.1 million secured promissory note with the same party. The maker will be paid a commission of 30% of cash receipts from the third party, which will be first applied to the $1.1 million note and paid in cash to the maker thereafter. On July 27, 2001, the Company entered into an Asset Purchase Agreement ("Agreement") with the third party for approximately $3.2 million whereby all of the assets of GSI were acquired and all of the liabilities assumed, except for approximately $300,000 of obligations, which will remain with GSI. The payment terms under the Agreement required a $1 million non-refundable cash payment to the Company, which was received on July 27, 2001 and a $1.5 million payment, which was received in December 2001. The Company also received a secured promissory note in the amount of $750,000, of which $500,000 was received in December 2002 and $250,000 in January 2003. The third party was also required to pay an additional $250,000 subject to a maximum $250,000 reduction pursuant to the resolution of certain uncertainties as of the date of the Agreement, which, as part of the settlement, in January 2003 the Company received $46,000. Due to the uncertainty of collecting the unsecured amount of $250,000, gain recognition on that part of the proceeds was deferred until collection was assured. The Company recorded a gain on the sale of GSI of $245,000 in the fourth quarter of 2001, which is included in other operating expense (income) in the accompanying consolidated statements of operations.

Legacy

        On October 9, 2001, the Company sold certain rights under customer contracts together with the related assets and liabilities of its domestic Legacy hardware maintenance division to the third party currently providing the on-site repair and warranty service to the Company's Legacy hardware maintenance customers. Pursuant to the agreement, the Company retained the software maintenance component of the customer contracts and will continue to provide the software support services directly to the domestic Legacy customer base. Additionally, the third party will be required to pay the Company approximately 15% of the third party's hardware maintenance revenue stream relating to the hardware maintenance customer contracts subsequent to October 31, 2003. In connection with the sale, the Company received $328,000 in cash and sold approximately $157,000 of assets consisting of inventory, spare parts, fixed assets and certain accounts receivable. The third party also assumed approximately $1,091,000 of liabilities consisting of accrued liabilities of approximately $366,000 and deferred revenue of approximately $725,000. The sale resulted in a gain of approximately $1,262,000 in October 2001.

MAI Canada

        On December 6, 2002, the Company sold all the assets and certain liabilities of its Canadian operations, including all legacy divisions, to the management of this subsidiary pursuant to a stock purchase agreement. In connection with the sale, the Company also entered into a software distribution agreement whereby the buyer has a non-exclusive right and license to market and install the Company's hospitality products in Canada. The sale resulted in a loss of approximately $630,000, which is included in the loss on disposal of discontinued operations. Prior to the sale, the Canadian operations incurred a net income (loss) of $910,000 and ($305,000) during 2001 and 2002, respectively, which is included in loss from discontinued operations in the accompanying statements of operations.

Process Manufacturing

        On December 6, 2002, the Company entered into an Asset Purchase Agreement whereby all the assets and certain liabilities of its process manufacturing software division were sold to a third party for cash of $250,000. The sale resulted in a loss of approximately $391,000, which is included in the loss on disposal of discontinued operations. Prior to the sale, Process Manufacturing operations incurred a net loss of $3,736,000 and $441,000 during 2001 and 2002, respectively, which is included in loss from discontinued operations in the accompanying statements of operations.

NOTE 6—INTANGIBLE ASSETS

        Intangible assets consist primarily of goodwill and capitalized software. Intangible assets other than goodwill are amortized on a straight-line basis over their estimated useful lives. Prior to 2002, goodwill, representing the excess of the purchase price over the estimated fair value of the net assets of the acquired business, was amortized over the period of expected benefit of five to seven years. However, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets, ("SFAS No. 142") which requires that the Company cease amortization of all goodwill and intangible assets having indefinite useful economic lives. The Company determined that there was no impairment upon adoption. Such assets are not to be amortized until their lives are determined to be finite, however, a recognized intangible asset with an indefinite useful life should be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of the asset has decreased below its carrying value. At December 31, 2003, the Company evaluated its goodwill and determined that fair value had not decreased below carrying value and no adjustment to impair goodwill was necessary in accordance with SFAS No. 142.

        Net income and net income per share for 2001 adjusted to exclude amortization expense is as follows:

Year Ending December 31, 2001
(in thousands)
Net income:
Reported net income	$2,132
Goodwill amortization	420

Adjusted net income	$2,552

Basic net income per share:
Reported basic net income per share	$0.16
Goodwill amortization	0.03

Adjusted basic net income per share	$0.19

Diluted net income per share:
Reported diluted net income per share	$0.16
Goodwill amortization	0.03

Adjusted diluted earnings per share	$0.19

Income from continuing operations:
Reported income from continuing operations	$3,657
Goodwill amortization	420

Adjusted income from continuing operations	$4,077

Basic income per share from continuing operations:
Reported basic income per share from continuing operations	$0.28
Goodwill amortization	0.03

Adjusted basic net income per share from continuing operations	$0.31

Diluted income per share from continuing operations:
Reported diluted net income per share from continuing operations	$0.28
Goodwill amortization	0.03

Adjusted diluted income per share from continuing operations	$0.31

Income (Loss) from discontinued operations:
Reported loss from discontinued operations	$(1,525)
Goodwill amortization	1,233

Adjusted income (loss) from discontinued operations	$(292)

Basic income (loss) per share from discontinued operations:
Reported basic loss per share from discontinued operations	$(0.12)
Goodwill amortization	0.10

Adjusted basic income per share from discontinued operations	$(0.02)

Diluted income (loss) per share from discontinued operations:
Reported diluted loss per share from discontinued operations	$(0.12)
Goodwill amortization	0.10

Adjusted diluted income (loss) per share from discontinued operations	$(0.02)

        Goodwill and capitalized software as of December 31, 2002 and 2003 are as follows:

	December 31,
	2002	2003
	(in thousands)
Goodwill	$962	$1,121
Accumulated amortization	—	—

Goodwill, net	962	1,121

Capitalized software	2,180	1,755
Accumulated amortization	(1,319)	—

Capitalized software, net	861	1,755

Total	$1,823	$2,876

        Net goodwill is comprised of $665,000 on the purchase of Hotel Information Systems Inc. (HIS) in 1996, $297,000 on the purchase of HSS in 2002 and $159,000 on the purchase of AMDB in 2003 (see note 5).

        The Company's weighted average amortization period for capitalized software is expected to be three years. The following table shows the estimated amortization expense for these assets for each of the four succeeding years:

Year Ending December 31,	(in thousands)
2004	$293
2005	585
2006	585
2007	292

$1,755

NOTE 7—LONG-TERM DEBT

Wamco 32 Ltd.

        On January 13, 2003, the Company re-negotiated the terms of its credit facility with Coast Business Credit ("Coast") whereby the outstanding balance of $1,828,000 was converted to a term loan which accrues interest at 9.25% per annum and requires monthly payments of $58,000 over a 36 months period commencing March 1, 2003. On February 7, 2003, the Federal Deposit Insurance Corporation ("FDIC") put Coast and its parent company, Southern Pacific Bank, into receivership and held all of Coast's assets for sale to third parties. On May 15, 2003, the loan was sold to Wamco 32, Ltd. ("Wamco"). This sale of the loan by the FDIC did not change any of the terms of the Company's loan agreement.

        The loan matures on February 28, 2005, at which time all remaining principal and accrued interest is due and payable. The Company will also be required to pay Wamco additional principal payments on a quarterly basis based upon an EBITDA-based formula commencing March 31, 2003. For the year-ended December 31, 2003, there are no additional principal payments required under the EBITDA-based formula. The consolidated balance sheet as of December 31, 2002 and 2003 reflects the re-class of the secured revolving credit facility to a term loan. As of December 31, 2002 and 2003, the balance of the term loan was $1,801,000 and $1,366,000 respectively.

        The loan, pursuant to the original inter-creditor agreement between Canyon Capital and Coast, which was sold to Wamco on May 15, 2003, contains various restrictions and covenants, including a minimum quick ratio of .34 to 1.00 and minimum debt service coverage ratio of 1.25 to l.00. In the event that the Company were not in compliance with the various restrictions and covenants and were unable to receive waivers for non-compliance, the term loan would be immediately due and payable. The Company was not in compliance with but received waivers for such covenants through December 31, 2004. There is no guaranty that the Company will meet its debt covenants in the future. The Company is currently negotiating with Wamco to change such covenants, but there is no assurance that the Company will be able to successfully change the covenants.

Canyon Capital Management LP

        On January 13, 2003, the Company modified its 11% subordinated notes payable agreement with Canyon Capital Management LP ("Canyon"), whereby the Company is required to make monthly interest payments of $52,000 until the Wamco term loan is paid off in full at which time the note payable will be converted into a three-year amortizing loan which will accrue interest at 11% per annum and requires equal monthly payments of principal and interest such that the subordinated debt will be paid in full at the end of the amended term. Upon the repayment of the Wamco debt in full, the Company will also be required to pay Canyon additional principal payments on a quarterly basis based upon an EBITDA-based formula. Additionally, the Company issued to Canyon 200,000 shares of its common stock valued at $20,000 (the quoted market price of the common stock at the time the terms were agreed) and agreed to issue one million warrants at an exercise price of $0.40 per share valued at $42,000 (using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 6.5%, volatility of 80% and an expected life of 5 years). The $62,000 is being amortized to interest expense over the term of the modified note. The principal balance outstanding on the subordinate notes payable to Canyon was approximately $5,662,000 at December 31, 2002 and 2003.

CSA Private Limited

        In connection with a settlement agreement with CSA Private Limited ("CSA"), the Company issued $2.8 million of subordinated debt to CSA. The $2.8 million of debt is secured by all of the Company's assets, which is subordinate to Wamco and Canyon, accrues interest at 10% per annum and requires payments of $37,500 from March 1, 2002 through September 1, 2002 and monthly payments of $107,500 commencing on October 1, 2002 until October 2003 when all remaining unpaid principal and accrued interest is to be paid in full. The balance outstanding on the subordinate debt to CSA was $2,800,000 at December 31, 2002 and December 31, 2003.

        The agreement with CSA was amended whereby the Company shall be required to pay the required payments under the subordinated note unless and until it paid $1 million by December 31, 2002. Upon payment of the $1 million, contractual payments under the subordinated note would have ceased until a final payment in the amount of $400,000 is paid by February 28, 2003. If the Company did not make all of the modified payments to CSA, the subordinated note will revert back to its original terms. The Company did not make the modified payment and have not made any payments since September 2002. Under the terms of the subordination agreement between Wamco, Canyon and CSA, the Company is not allowed to make any principal or interest payments to CSA until the Wamco and Canyon debt, including any accrued interest, is repaid in full or the CSA debt is restructured and approved by Wamco and Canyon. The Company is currently in negotiations with CSA to restructure the terms of the subordinated notes including extending its maturity date. There can be no assurance that CSA and MAI will come to terms on a restructuring or that Wamco and Canyon will ultimately approve the terms of the restructuring. In the event that the Company is unable to meet the required payments to its primary lenders or meet its payment obligations to its other secured creditors, they are entitled to exercise certain rights under the respective agreements the Company has with them, including but not limited to, foreclosing on all of the Company's tangible and intangible assets. Such action would have a substantial adverse effect on our ability to continue as a going concern. The CSA debt is shown as current.

        CSA has not formally notified the Company of its default. As of December 31, 2002 and 2003, accrued interest relating to the CSA subordinated debt was $408,000 and $744,000 respectively, and is included in accrued liabilities in the accompanying consolidated balance sheets.

Tax Claims

        On September 30, 2003, the Company entered into a settlement agreement with the United States Internal Revenue Service (the "Service") on a tax claim which resulted from the Company's 1993 Chapter 11 proceedings whereby it agreed to pay $489,000 in equal monthly installments of $7,438 over a period of six (6) years at an interest rate of 6%. The $489,000 settlement is reflected as debt in the financial statements and resulted in a one-time gain of $262,000 which is included in income tax benefit. In the event that the Company fails to pay the Service any payment, and such payment failure continues for sixty days after written notice of such failure, $1,832,100, plus accrued interest thereon, less any payments made by the Company will be immediately due and payable to the Service. As of December 31, 2003, the debt balance was $428,000.

        Long-term debt outstanding is as follows:

	December 31,
	2002	2003
	(in thousands)
11% subordinated debt, net of discount of $28,000 and 50,000, respectively	$5,634	$5,612
10% subordinated debt	2,800	2,800
9.25% debt	1,801	1,366
Tax Claims	—	428
Other	288	575

	10,523	10,781
Less: current installments	(3,289)	(3,646)

Non-current portion	$7,234	$7,135

        Aggregate maturities of long-term debt are as follows:

Year Ending December 31,	(in thousands)
2004	$3,646
2005	2,238
2006	1,990
2007	2,124
2008	449
Thereafter	334

$10,781

NOTE 8—ACCRUED LIABILITIES

        Accrued liabilities consist of the following:

	2002	2003
	(in thousands)
Salaries, wages and commissions	$289	$960
Accrued insurance & sales taxes	133	85
Accrued vacation	417	409
Accrued interest	416	747
Other	752	858

Total	$2,007	$3,059

NOTE 9—INCOME TAXES

        The components of income (loss) from continuing operations before income taxes are as follows:

	Years Ended December 31,
	2001	2002	2003
	(in thousands)
U.S.	$3,829	$702	$454
Foreign	4	(255)	(412)

Total	$3,833	$447	$42

        The income tax provision (benefit) is comprised of the following:

	Years Ended December 31,
	2001	2002	2003
	(in thousands)
Current:
U.S. Federal	$81	$—	$(326)
State	—	3	6
Foreign	95	27	9

	176	30	(311)

Deferred:
U.S. Federal	—	—	—
Foreign	—	—	—

	—	—	—

Total	$176	$30	$(311)

        Deferred tax assets and liabilities result from differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The significant components of the deferred income tax assets and deferred income tax liabilities are as follows:

	December 31,
	2002	2003
	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$21,521	$21,521
Furniture, fixture and equipment	—	69
Inventory write-downs	2	10
Allowance for doubtful accounts	144	58
Capitalized software and intangibles	370	363
Accrued expenses	179	167
Other	151	—

	22,367	22,188
Less: valuation allowance	(22,367)	(22,188)

Net deferred tax assets	$—	$—

        The Company has recorded a valuation allowance in the amount set forth above for certain deductible temporary differences where it is not more likely than not the Company will receive future tax benefits. The net change in the valuation allowance for the years ended 2001, 2002 and 2003 was $(774,000), $(3,806,000) and $(179,000), respectively.

        As of December 31, 2003, the Company has Federal and state net operating losses (NOL) carryovers of approximately $63,000,000 and $3,000,000 respectively. These NOL carryovers will expire in the years 2004 through 2020. The Company's utilization of a portion of its NOL carryovers is subject to various uncertainties including an annual limitation under Section 382 of the Internal Revenue Code. The amount of this limitation is not known at this time.

        On September 11, 2002, the State of California enacted one of the budget trailer bills that implemented the state's 2002-2003 Budget Bill (A425). The new law suspends the NOL carryover deduction for tax years 2002 and 2003. To compensate for the deduction suspension, the period of availability for these NOL deductions has been extended for two years.

        The provision (benefit) for income taxes differs from the amount computed by applying the Federal corporate income tax rate of 34% to income (loss) from continuing operations before income taxes as follows:

	Years Ended December 31,
	2001	2002	2003
	(in percentages)
Statutory tax rate	34.0%	34.0%	34.0%
Change in valuation allowance	(36.1)	(679.6)	(426.2)
Amortization and write-off of intangibles	3.7	—	—
Expiration of state NOLs	—	5.0	—
Effect of foreign operations	2.5	610.8	333.2
Adjustments of NOL carry forwards and deferred tax assets pursuant to the finalization of the IRS examination and other analysis	—	—	(775.8)
Change in estimates	—	—	94.3
Other	0.5	36.5	—

Effective tax rate	4.6%	6.7%	(740.5)%

        Undistributed earnings of the Company's foreign subsidiaries are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to U.S. income taxes and possibly withholding taxes payable to the foreign countries, but may be able to offset unrecognized foreign tax credit carryforwards. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associate with its hypothetical calculation.

NOTE 10—GEOGRAPHIC AREA INFORMATION

        Information with respect to the Company's operations by significant geographic area is set forth below. "Other foreign" includes operations in Mexico. "Asia" includes operations in Singapore, Malaysia and Hong Kong.

	2001	2002	2003
Revenue from unaffiliated customers (based on subsidiary location):
United States	$19,351	$17,592	$15,439
Asia	2,585	2,783	2,871
Canada	584	452	—
United Kingdom	1,248	1,110	1,024
Other foreign	—	—	12

	$23,768	$21,937	$19,346

United States revenue from foreign affiliates	$343	$298	$313

Operating income (loss):
United States	$5,358	$2,256	$2,010
Asia	(32)	70	185
Canada	23	6	—
United Kingdom	61	(176)	(463)
Other foreign	(49)	(155)	(130)

	$5,361	$2,001	$1,602

Identifiable assets:
United States	$6,233	$4,329	$4,985
Asia	909	1,352	1,159
Canada	383	—	—
United Kingdom	505	422	314
Other foreign	258	74	72

	$8,288	$6,177	$6,530

Long-lived assets:
United States	$2,862	$2,315	$3,109
Asia	28	492	541
United Kingdom	36	46	38
Canada	18	—	—
Other foreign	12	7	4

	$2,956	$2,860	$3,692

        United States revenue from foreign affiliates consists of net intercompany sales and services from the United States to the Company's foreign subsidiaries and is eliminated from consolidated net revenue. Intercompany sales are based on current selling prices or list prices less discounts. Discounts typically are influenced by competitive pricing, market conditions and relative foreign exchange rates.

NOTE 11—BUSINESS SEGMENT INFORMATION

        The Company evaluates performance of each segment based on operating income for fiscal years ending December 31, 2001, 2002, and 2003.

Year Ending December 31,
(in thousands)

	Hospitality	Discontinued Operations	Total
2003:
Revenues from:
Hardware	$485	$—	$485
Software	3,855	—	3,855
Professional Services	15,006	—	15,006
Total Revenues	19,346	—	19,346
Operating Income	1,602	—	1,602
Total Assets	6,530	—	6,530
	Hospitality	Discontinued Operations	Total
2002:
Revenues from:
Hardware	$996	$—	$996
Software	4,585	—	4,585
Professional Services	16,356	—	16,356
Total Revenues	21,937	—	21,937
Operating Income	2,001	—	2,001
Total Assets	6,177	—	6,177
	Hospitality	Discontinued Operations	Total
2001:
Revenues from:
Hardware	$789	$—	$789
Software	5,329	—	5,329
Professional Services	17,650	—	17,650
Total Revenues	23,768	—	23,768
Operating Income	5,361	—	5,361
Total Assets	7,471	817	8,288

Customers

        During 2001, 2002 and 2003, the Joint Armed Services was the only customer accounting for ten percent or more of our revenues. Total revenue from the Joint Armed Services for 2001, 2002 and 2003 was $2,937,000, $2,880,000 and $3,535,000, respectively.

NOTE 12—STOCKHOLDERS' DEFICIENCY

Stock Option Plans

        The Company adopted the MAI Systems Corporation 1993 Stock Option Plan (the "1993 Plan") which became effective on January 27, 1994. Under the 1993 Plan, 2,500,000 authorized shares of Common Stock are reserved for issuance of options. Options under the 1993 Plan may be granted at exercise prices determined by the Compensation Committee of the Board of Directors, provided that the exercise prices shall not be less than the fair market value of the Common Stock on the date of grant. At December 31, 2003, 1,691,500 and 1,291,833 options under the 1993 Plan were outstanding and exercisable, respectively, and the weighted-average exercise price of these options was $1.28.

        In July 1995, the Board of Directors adopted the Non-Employee Director's Stock Option Plan (the "Director's Plan"). Under the Director's Plan, certain directors who are not employees of the Company or any affiliate of the Company are eligible to receive stock options. The Director's Plan provides that each non-employee director is also granted an option to purchase 6,250 shares of Common Stock on the date of each annual meeting of the Company's stockholders at which the director is reelected to the Company's Board. These options vest 25% on the date of each subsequent annual meeting of the Company's stockholders which the director is reelected to the Board. The number of shares of Common Stock reserved for issuance pursuant to the Director's Plan is 250,000 shares. The exercise price shall not be lower than the fair market value of the Common Stock on the date of grant. As of December 31, 2003, 137,500 and 96,875 options under the Director's Plan were outstanding and exercisable, respectively, and the weighted-average exercise price of these options was $2.11.

        At December 31, 2003, there were 394,147 additional shares available for grant under the stock option plans. The per share weighted-average fair value of stock options granted during 2001 and 2002 and was $0.32 and $0.22, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 2001 and 2002- risk-free interest rate of 6.5%, volatility of 80% and an expected life of 5 years.

        On April 26, 2002, the Company granted 424,500 options to purchase shares of the Company's common stock to employees for services rendered. The exercise price of the options is $0.34 per share. The options vest 33.3% per year and have a term of 10 years. The Company recorded no expense related to the granting of options to these employees.

        On June 24, 2002, the Company granted 50,000 options to purchase shares of the Company's common stock to an employee for services rendered. The exercise price of the options is $0.32 per share. The options vest 33.3% per year and have a term of 10 years. The Company recorded no expense related to the granting of options to this employee.

        On June 3, 2002, the Company granted 25,000 options to purchase shares of the Company's common stock to members of the board of directors for services rendered. The exercise price of the options is $0.32 per share. The options vest 33.3% per year and have a term of 10 years. The Company recorded no expense related to the granting of options to the member's of the board of directors.

        The Company accounts for stock-based compensation utilizing the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25 (APB 25) "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, no compensation expense is recognized for fixed option plans because the exercise prices of employee stock options equaled or exceeded the market prices of the underlying stock on the dates of grant.

        The following is a summary of stock option activity under the Company's stock option plans:

	Number of shares	Weighted-average Exercise price
Options outstanding at December 31, 2000	1,429,501	$1.99
Granted	396,250	0.32
Canceled	(155,084)	2.20

Options outstanding at December 31, 2001	1,670,667	$1.58
Granted	499,500	0.34
Exercised	(107,167)	—
Canceled	(41,250)	0.67

Options outstanding at December 31, 2002	2,021,750	$0.79
Canceled	(192,750)	2.28

Options outstanding at December 31, 2003	$1,829,000	$1.10

        At December 31, 2003, the exercise prices ranged from $0.28 to $9.75 per share and the weighted-average remaining contractual life of outstanding options under the Company's stock option plans was 6.9 years.

        The following is a summary of stock options as of December 31, 2003:

Range Exercise Prices	Number Outstanding December 31, 2003	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable December 31, 2003
$0.28 - $0.63	1,152,250	$7.51	$3.01	718,208
1.00 - 1.65	131,250	4.54	0.97	131,250
2.38 - 2.81	487,500	4.91	0.38	487,500
3.25 - 9.75	58,000	3.92	0.27	51,750

Restricted Stock Plan

        In May 2001, the Board of Directors adopted the 2001 Restricted Stock Plan. Under the plan, 1,250,000 authorized shares of the Company's Common Stock are reserved for issuance to officers and directors of the Company. The shares will be issued as "Restricted Stock" within the meaning of Rule 144 of the Securities Act of 1933, as amended. The Compensation Committee of the Board of Directors shall have the discretion to determine what terms and conditions shall apply, including the imposition of a vesting schedule.

        In May 2002, the Company issued 612,500 shares of restricted common stock to its members of the board of directors and certain of its corporate officers which vest equally over a four-year period. Recipients are not required to provide consideration to the Company other than rendering the service and have the right to vote the shares. Under APB 25, compensation cost is recognized for the fair value of the restricted stock awarded, which is its quoted market price at the date of grant, which was $0.25 per share. The total market value of the shares of $153,000 was treated as unearned compensation and is being amortized to expense in proportion to the vesting schedule. The unamortized balance as of December 31, 2003 is $53,000 and is included in accumulated other comprehensive loss in the accompanying consolidated balance sheet.

Preferred Stock

        On May 20, 1997, the Company authorized the issuance of up to 1,000,000 shares of $0.01 par value preferred stock. The Board of Directors has the authority to issue the preferred stock, in one or more series, and to fix the rights, preferences, privileges and restrictions thereof without any further vote by the holders of Common Stock.

Stock Warrants

        On January 13, 2003, in connection with the modification of the subordinated notes payable with Canyon (see note 7), the Company granted one million warrants to Canyon at an exercise price of $0.40 per share valued at $42,000 which is being amortized to interest expense over the term of the modified note. The warrants vest equally over a period of five years and expire on February 1, 2010.

        On April 26, 2002, the Company granted 25,000 warrants to purchase shares of the Company's common stock to a consultant for services rendered. The exercise price of the warrants is $0.34 per share. The warrants vest equally over a three-year period and have a term of 10 years. The Company recorded no expense related to the granting of warrants to this consultant.

        On February 2, 2001, the Company granted 25,000 warrants to purchase shares of the Company's common stock to a consultant for services rendered. The exercise price of the warrants is $0.36 per share. The warrants vest equally over a three-year period and have a term of 10 years. The Company recorded no expense related to the granting of warrants to this consultant.

        On May 26, 2000, the Company issued warrants to its Chief Executive Officer to purchase 225,000 shares of Common Stock at $0.56 per share. The exercise price of these warrants will increase with the fair market value of Common Stock when the fair market value exceeds $2.81 per share. As the exercise price is not fixed, the warrants are accounted for as a variable award and, accordingly, are remeasured at each reporting date. The warrants vest equally over a three-year period and expire on March 24, 2010.

NOTE 13—EMPLOYEE BENEFITS

Savings Plans

        On October 1, 1995, the Company established a Savings and Investment Plan covering substantially all the Company's domestic employees (the "Domestic Plan"). The Domestic Plan qualifies under Sections 401(k) and 401(a) of the Internal Revenue Code. Participating employees are allowed to contribute from 1% to 15% of their annual compensation. During 2001, 2002 and 2003, the Company did not make contributions to the Domestic Plan.

Defined Benefit Plans

        The Company established a defined benefit plan for employees that were employed by the Company's maintenance service business acquired in 1988.

        In April 1992, the Company elected to cease benefit accruals under the defined benefit plan to current participants. The curtailment had no effect on the accrued pension cost of the defined benefit plan.

        Company contributions under this plan are funded annually. Plan assets are comprised primarily of guaranteed investment/annuity contracts. Employee benefits are based on years of service and the employees' compensation during their employment.

        The actuarially computed components of net periodic benefit cost included the following components:

	Year Ended December 31,
	2001	2002	2003
	(in thousands)
Service costs	$—	$—	$—
Interest costs	137	142	143
Amortization of unrecognized loss	—	16	38
Expected return on plan assets	(122)	(107)	(100)

Net periodic pension expense	$15	$51	$81

        The following table sets forth the funded status and amounts recognized in the Company's consolidated statements of operations:

	Years Ended December 31,
	2001	2002	2003
	(in thousands)
Change in Benefit Obligation:
Projected Benefit Obligation, beginning of year	$1,859	$1,993	$2,154
Service cost	—	—	—
Interest cost	137	142	143
Benefits paid	(69)	(79)	(83)
Actuarial loss/(gain)	66	98	117

Projected Benefit Obligation, end of year	$1,993	$2,154	$2,331

Change in Plan Assets:
Plan assets, beginning of year	$1,736	$1,531	$1,236
Actual return on plan assets	(190)	(279)	182
Employer contribution	54	63	350
Benefits paid	(69)	(79)	(83)

Plan assets, end of year	$1,531	$1,236	$1,685

Unfunded status	$(461)	$(918)	$(646)
Unrecognized (gain)/loss	538	1,008	1,005

Net amount recognized	$77	$90	$359

        The weighted average discount rates used in determining the actuarial present value of the benefit obligations were 7.25%, 6.75%, and 6.25% for 2001, 2002 and 2003, respectively. The long-term rate of return on assets was 7%, 7%, and 8% for 2001, 2002 and 2003, respectively.

        The following table describes the plan asset descriptions and allocation of investment funds:

		Percentage of Plan Assets at December 31,
Asset Category	Target Allocation
		2002	2003
a. Equity Securities	55.0%	50.0%	56.0%
b. Bond Fund	45.0%	50.0%	44.0%

e. Total	100.0%	100.0%	100.0%

        The policy, as established by the Pension Finance Committee, is to provide for growth of capital with a moderate level of volatility by investing assets per the target allocations stated above. The assets will be reallocated quarterly to meet the above target allocations. The investment policy will be reviewed on a quarterly basis, under the advisement of a certified investment advisor, to determine if the policy should be changed.

        The expected long-term rate of return for the plan's total assets is based on the expected return of each of the above categories, weighted based on the median of the target allocation for each class. Equity securities are expected to return 10% to 11% over the long-term, while bond funds are expected to return between 4% and 6%. Based on historical experience, the Committee expects that the Plan's asset managers will provide a modest (.5% to 1.0% per annum) premium to their respective market benchmark indices.

NOTE 14—COMMITMENTS AND CONTINGENCIES

Leases

        The Company leases certain facilities and equipment, under both month-to-month and fixed-term agreements. The aggregate minimum rentals under operating leases with non-cancelable terms of one year or more are as follows:

Year Ending December 31,
(in thousands)

2004	$598
2005	569
2006	487
2007	94
2008	64
Thereafter	69

$1,881

        Rental expense was approximately $1,146,000, $953,000 and $755,000 for the years ended December 31, 2001, 2002, and 2003, respectively.

Legal Proceedings

Internal Revenue Service

        On September 30, 2003, the Company entered into a settlement agreement with the United States Internal Revenue Service (the "Service") on a tax claim which resulted from the Company's Chapter 11 proceedings whereby it agreed to pay $489,000 in equal monthly installments of $7,438 over a period of six (6) years at an interest rate of 6%. The $489,000 settlement is reflected as debt in the financial statements and resulted in a one-time gain of $262,000 which is included in income tax benefit. In the event that the Company fails to pay the Service any payment, and such payment failure continues for sixty days after written notice of such failure, $1,832,100, plus accrued interest thereon, less any payments made by the Company will be immediately due and payable to the Service. As of December 31, 2003, the company is current on its payments and the balance outstanding on the settlement was $428,000.

CSA Private Limited

        CSA is a MAI shareholder. On August 9, 1996, MAI acquired from Hotel Information Systems, Inc. ("HIS") substantially all their assets and certain of their liabilities (the "HIS Acquisition"). At the time of MAI's acquisition of HIS in 1996, CSA was a shareholder of HIS and, in connection with the purchase, MAI agreed to issue to CSA shares of its Common Stock worth approximately $4.8 million in August 1996, which amount had increased to approximately $6.8 million as of December 31, 2000, pursuant to the agreement. The Company entered into a settlement agreement with CSA in February, 2001 whereby it (i) issued CSA 1,916,014 additional shares of our Common Stock to bring CSA's total share ownership to 2,433,333 shares; (ii) filed a registration statement for all of CSA's shares of our Common Stock which has been declared effective by the SEC so that such shares are now freely tradable; and (iii) executed a secured debt instrument in favor of CSA in the principal sum of $2,800,000 which is subordinate only to the Company's present group of two (2) senior secured leaders and required cash installment payments to commence in March 2002 (see note 7).

        In connection with the settlement agreement with CSA, the Company recorded the $2.8 million debt issuance as a reduction in paid in capital and the 1,916,014 additional shares at par as an addition to Common Stock and a reduction to additional paid in capital.

Hotel Information Systems, Inc.

        On March 25, 2003, the Company entered into a settlement agreement with Hotel Information Systems ("HIS") and one of its former corporate officers whereby (i) the parties dismissed all claims, known and unknown, against each other; (ii) the Company forgave and wrote off a note receivable from the former corporate officer of HIS in the amount of $66,000 (which was expensed to other expense in the 2002 consolidated statement of operations); (iii) the Company paid $50,000 in cash and issued a non-interest bearing unsecured promissory note which requires 35 consecutive monthly payments of $5,000 each commencing April 1, 2003; and (iv) the remaining 374,116 shares in the escrow account will be released to the Company. If the Company is delinquent four times in any twelve month period during the term of the unsecured promissory note in making its $5,000 monthly payments to HIS, and HIS issues respective valid default notices, the Company will be subject to a $225,000 penalty. The 374,116 shares have been received by MAI together with the HIS authorization to legally transfer such shares to MAI.

        Imputing interest at 11%, the present value of the $175,000 promissory note at the date of the settlement was $149,000. The Company recorded the present value of this debt issuance and the $50,000 cash payment as a reduction to additional paid-in capital.

Cher-Ae Heights Indian Community

        A lawsuit was filed by Cher-Ae Heights Indian Community ("Cher-Ae Heights") against Logix Development Corporation (Logix), now known as MAI Development Corporation, as a co-defendant for a breach of contract by the Company's formerly owned gaming subsidiary along with the new owners, Monaco Informatiques Systemes ("MIS"), who acquired the assets and certain liabilities of the gaming subsidiary on July 27, 2001. Based upon this suit, MIS informed the Company that it did not intend to pay the next $500,000 due to the Company under a promissory note and security agreement. On October 24, 2002, the Company entered into a global settlement agreement between the parties whereby all claims, known and unknown, between the parties were dismissed and the Company received $796,000.

Logix Development Corporation

        We entered into a settlement agreement with Logix Development Corporation ("Logix") in July of 2002 whereby we (i) issued Logix 200,000 shares of our Common Stock (ii) required the Company to make various cash installment payments totaling $175,000 to be paid within 1 year and (iii) executed a contract with Logix for a consulting project in the amount of $50,000.

        In December 2003, we entered into another settlement agreement with Logix whereby we (i) issued 200,000 free trading shares in exchange for the 200,000 restricted Common Shares from the original settlement agreement in July 2002 (ii) required the Company to make monthly payments totaling $187,500 over a 25 month period and (iii) mutually released each other of all past, present and future claims associated with the lawsuit.

Other Litigation

        We were also involved in various other legal proceedings that are incident to its business. Management believes the ultimate outcome of these matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

Related Party Transactions

        Under the terms of a consulting agreement, and subsequent amendments (which expired on August 31, 2003 but which is automatically renewed each year unless proper notice is given between either party), between Orchard Capital Corporation ("Orchard") and the Company, Orchard provides the services of Richard S. Ressler as the Company's Chairman. Orchard is paid a consulting fee of $24,000 per month. The consulting agreement was renewed through August 31, 2004, and the consulting fee was modified to $12,000 per month.

        The Company executed a consulting agreement with a member of its Board of Directors, Zohar Loshitzer, for the purpose of providing technology advisory services for the Company at its Process Manufacturing Division. The consulting agreement commenced in August 2000 and was on a month-to-month basis at the rate of $16,667 per month. The Company paid Mr. Loshitzer approximately $161,000 in 2001. As of December 31, 2001 Mr. Loshitzer had completed his services on behalf of the Company.

        At December 31, 2001, the Company was indebted to its Chief Financial Officer for $94,000 for unreimbursed Company related expenses paid by the Chief Financial Officer on the Company's behalf. These expenses mainly relate to the travel costs for the Company's professional service personnel and were fully paid in 2002. There were no unreimbursed Company related expenses owed to the our Chief Financial Officer in 2003.

NOTE 15—INCOME (LOSS) PER SHARE

        The following table illustrates the computation of basic and diluted income (loss) per share under the provisions of SFAS No. 128.

	Year Ending December 31,
	2001	2002	2003
	(in thousands)
Numerator:
Numerator for basic and diluted income (loss) per share—net income (loss)	$2,132	$(1,350)	$353

Denominator:
Denominator for basic income (loss) per share—weighted average number of common shares outstanding during the period	13,091	13,945	14,538
Incremental common shares attributable to restricted stock grants and to the exercise of outstanding options and warrants	172	—	300

Denominator for diluted income (loss) per share	13,263	13,945	14,838

Basic income (loss) per share	$0.16	$(0.10)	$0.02
Diluted income (loss) per share	$0.16	$(0.10)	$0.02

        The computation does not consider the additional shares of Common Stock, which may be issued in connection with past acquisitions (see Note 5). The number of antidilutive options and warrants that were excluded from the computation of incremental common shares were 1,648,272, 2,676,355 and 3,104,000 in 2001, 2002 and 2003, respectively.

NOTE 16—QUARTERLY RESULTS OF OPERATIONS (Unaudited)

(in millions, except share data)

	1st Quarter 2002	2nd Quarter 2002	3rd Quarter 2002	4th Quarter 2002	1st Quarter 2003	2nd Quarter 2003	3rd Quarter 2003	4th Quarter 2003
Revenue	$5.7	$5.5	$5.7	$5.0	$5.2	$4.8	$4.8	$4.6
Gross Profit	3.8	3.7	3.9	3.7	3.7	3.5	3.5	3.1
Income (loss) from continuing operations	0.2	0.3	0.1	(0.2)	0.3	(0.1)	0.1	0.1
Income (loss) from discontinued operations	0.1	0.1	(0.2)	(1.7)	—	—	—	—
Net income (loss)	0.3	0.3	(0.2)	(1.8)	0.3	(0.1)	0.1	0.1
Income (loss) per share:
Continuing Operations:
Basic	$0.02	$0.02	$0.00	$0.01	$0.02	$(0.01)	$0.01	$—
Diluted	0.02	0.02	0.00	0.01	0.02	(0.01)	0.01	—
Discontinued Operations:
Basic	0.00	0.01	(0.01)	(0.12)	—	—	—	—
Diluted	0.00	0.01	(0.01)	(0.12)	—	—	—	—
Income (loss) per share:
Basic	0.02	0.02	(0.01)	(0.13)	0.02	(0.01)	0.01	—
Diluted	0.02	0.02	(0.01)	(0.13)	0.02	(0.01)	0.01	—
Weighted average common shares used in determining income (loss) per share (in thousands):
Basic	13,656	13,852	14,119	14,154	14,426	14,426	14,575	14,575

Diluted	13,663	14,361	14,569	14,604	14,876	14,426	14,875	14,875

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MAI SYSTEMS CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AUGUST 24, 2004
MAI SYSTEMS CORPORATION PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
VALUE OF UNEXERCISED STOCK OPTIONS AT END OF YEAR
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG MAI SYSTEMS CORPORATION, THE S & P 500 INDEX AND THE S & P APPLICATION SOFTWARE INDEX
PROPOSAL 2 TO APPROVE THE MANAGEMENT EQUITY/CONVERSION TRANSACTION
PRO FORMA CONSOLIDATED BALANCE SHEET As of March 31, 2004 (UNAUDITED)
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS For the year ended December 31, 2003 (UNAUDITED) (In thousands, except per share data)
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS For the three months ended March 31, 2004 (UNAUDITED) (In thousands, except per share data)
PROPOSAL 3 APPROVAL OF AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 4 APPROVAL OF AN AMENDMENT TO THE 2001 RESTRICTED STOCK PLAN
PLAN BENEFITS 2001 RESTRICTED STOCK PLAN
EQUITY COMPENSATION PLAN INFORMATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4, THE ADOPTION OF THE AMENDMENT TO THE 2001 RESTRICTED STOCK PLAN
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 5, THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
OTHER MATTERS
APPENDIX A AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
APPENDIX C MAI SYSTEMS CORPORATION AMENDED AND RESTATED 2001 RESTRICTED STOCK PLAN
APPENDIX D MAI SYSTEMS CORPORATION FAIRNESS OPINION
Appendix E SELECTED FINANCIAL INFORMATION
SELECTED FINANCIAL DATA (in thousands, except per share data) STATEMENT OF OPERATIONS DATA
QUARTERLY DATA (Unaudited) (in millions, except share data)
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
INDEPENDENT AUDITORS' REPORT
MAI SYSTEMS CORPORATION CONSOLIDATED BALANCE SHEETS
Consolidated Statements of Operations MAI SYSTEMS CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
Consolidated Statements of Stockholders' Deficiency MAI SYSTEMS CORPORATION CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY AND COMPREHENSIVE LOSS (in thousands)
Consolidated Statements of Cash Flows MAI SYSTEMS CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
Notes to Consolidated Financial Statements MAI SYSTEMS CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in millions, except share data)